                                                                   Exhibit 10.20

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                               THE GARLAND CENTER

                            1200 WEST SEVENTH STREET


                                    SUBLEASE

                                 by and between

                            WELLS FARGO BANK, N.A.,

                         a national banking association

                                ("Sublandlord")


                                      and


                FOCAL COMMUNICATIONS CORPORATION OF CALIFORNIA,

                             a Delaware corporation

                                 ("Subtenant")


                                  Dated as of

                                  May 19, 1998

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


                               TABLE OF CONTENTS

INDEX OF DEFINED TERMS.....................................................   iv

ARTICLE 1   SUMMARY OF BASIC TERMS.........................................    2

ARTICLE 2   DEMISE, TERM AND OCCUPANCY.....................................    3

ARTICLE 3   RENT...........................................................    4

ARTICLE 4   OPERATING EXPENSE ADJUSTMENTS..................................    5

ARTICLE 5   SECURITY DEPOSIT...............................................   15

ARTICLE 6   USE AND COMPLIANCE WITH LAW....................................   16

ARTICLE 7   INSURANCE......................................................   22

ARTICLE 8   ALTERATIONS....................................................   24

ARTICLE 9   SUBLANDLORD'S AND SUBTENANT'S PROPERTY.........................   27

ARTICLE 10  REPAIRS AND MAINTENANCE........................................   29

ARTICLE 11  UTILITIES AND SERVICES.........................................   31

ARTICLE 12  RIGHTS OF SUBLANDLORD..........................................   37

ARTICLE 13  DAMAGE OR DESTRUCTION..........................................   39

ARTICLE 14  EMINENT DOMAIN.................................................   42

ARTICLE 15  SURRENDER OF PREMISES..........................................   43

ARTICLE 16  DEFAULT BY SUBTENANT...........................................   44

ARTICLE 17  SUBORDINATION AND ATTORNMENT...................................   47

ARTICLE 18  QUIET ENJOYMENT................................................   49

ARTICLE 19  ASSIGNMENTS AND SUBLEASES......................................   49

ARTICLE 20  NOTICES........................................................   57

ARTICLE 21  ESTOPPEL CERTIFICATES..........................................   58

ARTICLE 22  RELOCATION OF PREMISES.........................................   58

ARTICLE 23  BROKER.........................................................   58

ARTICLE 24  EXCULPATION AND INDEMNIFICATION................................   59

ARTICLE 25  PARKING........................................................   61

ARTICLE 26  MISCELLANEOUS..................................................   61

ARTICLE 27  SIGNAGE........................................................   65

EXHIBITS
--------

EXHIBIT A   WORK LETTER FOR SUBTENANT IMPROVEMENTS.........................  A-1

EXHIBIT B   FLOOR PLAN OF THE PREMISES.....................................  B-1

EXHIBIT C   FORM OF MEMORANDUM OF SUBLEASE COMMENCEMENT....................  C-1

EXHIBIT D   THE GARLAND CENTER 1200 WEST SEVENTH STREET RULES
            AND REGULATIONS................................................  D-1

EXHIBIT E   [Intentionally omitted]........................................  E-1

EXHIBIT F   [Intentionally omitted]........................................  F-1

EXHIBIT G   JANITORIAL SPECIFICATIONS......................................  G-1

EXHIBIT H   BUILDING CONSTRUCTION RULES....................................  H-1

EXHIBIT I   BUILDING MEASUREMENT GUIDELINES................................  I-1

                            INDEX OF DEFINED TERMS

TERM                                                     PRIMARY REFERENCE
ADA......................................................   Section 4.1(b)(xix)
Additional Charges.......................................   Section 3.1
Agreed Rate..............................................   Section 4.1(a)(iv)
Alterations..............................................   Section 8.1
Arbiter..................................................   Section 4.2(e)(ii)
Base Building Work.......................................   Exhibit A, Section 2
Base Building Definition.................................   Section 11.1
Base Costs of Operation..................................   Section 1.7
Base Taxes...............................................   Section 1.7
Base Year................................................   Section 1.7
Basic Rent...............................................   Section 1.6
Building.................................................   Section 1.2
Building Hours...........................................   Section 11.1
Certificate..............................................   Section 7.5
Certifying Party.........................................   Section 21
Claims...................................................   Section 24.2
Commencement Date........................................   Section 2.2
Common Area..............................................   Section 1.3
Comparable Buildings.....................................   Section 6.1
Comparison Year..........................................   Section 4.1(a)
Consent Request..........................................   Section 19.6(a)
Contractor...............................................   Exhibit H
Cost Saving Capital Improvements.........................   Section 4.1(a)(iv)
Costs of Operation.......................................   Section 4.1(a)
Date of the Taking.......................................   Section 14.1
Eminent Domain...........................................   Section 14.1
Excess Services..........................................   Section 11.2
Expiration Date..........................................   Section 1.5
First Interstate.........................................   Introduction
Focal Entities...........................................   Section 19.2(b)
Hazardous Substances.....................................   Section 6.2
Holiday..................................................   Section 11.1
HVAC.....................................................   Section 11.1
Insolvency Proceeding....................................   Section 16.1(e)
Land.....................................................   Section 1.2
Lease....................................................   Introduction
Master Lease.............................................   Introduction
Memorandum of Sublease Commencement......................   Section 2.2
Official Records.........................................   Introduction
Outside Completion Date..................................   Section 2.2

Outside Date............................................. Section 13.4(b)
Parking Garage........................................... Section 1.3
Permitted Use............................................ Section 6.1
Premises................................................. Section 1.4
Providing Parties........................................ Section 19.3
Providing Parties' Equipment............................. Section 19.3
Records.................................................. Section 4.2(e)(i)
Redetermination Event.................................... Section 26.9
Rentable Area............................................ Section 1.4
Rentable Area of the Building............................ Section 26.9
Rentable Area of the Premises............................ Section 1.4
Rents.................................................... Section 3.1
Requesting Party......................................... Section 21
RML...................................................... Introduction
RML Lease................................................ Introduction
Rooftop Equipment........................................ Section 6.8(a)
Rules and Regulations.................................... Section 6.6
Security Deposit......................................... Section 5
Specialty Equipment...................................... Section 11.11
Sublandlord.............................................. Introduction
Sublandlord's Affiliates................................. Section 26.8
Sublandlord's Architect or Contractor.................... Section 13.4(b)
Sublandlord's Broker..................................... Section 1.9
Sublease................................................. Introduction
Sublease Term............................................ Section 1.5
Substantially Complete................................... Exhibit A, Section 3.1
Subtenant................................................ Introduction
Subtenant's Architect.................................... Exhibit A, Section 4.1
Subtenant's Broker....................................... Section 1.9
Subtenant's Parking...................................... Section 1.8
Subtenant's Plans........................................ Exhibit A, Section 4.1
Subtenant's Property..................................... Section 9.2
Subtenant's Representative............................... Section 4.2(e)(i)
Subtenant's Share........................................ Section 1.7
Subtenant's Work......................................... Exhibit A, Section 3.1
Successor Sublandlord.................................... Section 17.4
Superior Lessor.......................................... Section 17.1
Superior Sublease........................................ Section 17.1
Taxes.................................................... Section 4.1(d)(i)
Trigger Event............................................ Section 6.3
Trumbull................................................. Introduction
UCBRC.................................................... Introduction
Untenantability Date..................................... Section 13.4(b)
Useable Area............................................. Section 1.4

Useable Area of the Premises............................. Section 1.4
Work Letter.............................................. Section 2.3

                               THE GARLAND CENTER
                            1200 WEST SEVENTH STREET
                                    SUBLEASE


     THIS SUBLEASE (this "Sublease") is entered into as of May 19, 1998, by and between WELLS FARGO BANK, N.A., a national banking association ("Sublandlord"), having an office c/o Corporate Properties Group, 333 South Grand Avenue, Suite 700, Los Angeles, California 90071, Attention: Negotiations Manager, and FOCAL COMMUNICATIONS CORPORATION OF CALIFORNIA, a Delaware corporation ("Subtenant"), having an office at 200 North LaSalle Street, Chicago, Illinois 60601,
Attention:  Brian F. Addy.

                             BACKGROUND INFORMATION

     A. Trumbull Associates Limited Partnership, a Massachusetts limited partnership ("Trumbull") owns an estate for years in and to the Land (hereinafter defined) and the Building (hereinafter defined) pursuant to that certain Grant Deed made by United California Bank Realty Corporation ("UCBRC") in favor of Trumbull and recorded in the Official Records of Los Angeles County, California (the "Official Records") on February 15, 1984 as Instrument No. 84-197838.

     B. Trumbull leased the Land and Building to RML Leasing Corp., a Delaware corporation ("RML") pursuant to that certain Master Lease Agreement dated as of January 20, 1984 (the "Master Lease") by and between Trumbull and RML, of which a Memorandum of Master Lease Agreement dated as of January 20, 1984 by and between Trumbull and RML was recorded in the Official Records on February 15, 1984 as Instrument No. 84-197841.

     C. RML subleased the Land and Building to First Interstate Bank of California ("First Interstate") pursuant to that certain Sublease Agreement dated as of January 20, 1984 (the "RML Lease") by and between RML and First Interstate, of which a Memorandum of Sublease Agreement dated as of January 20, 1984 by and between RML and First Interstate was recorded in the Official Records on February 15, 1984 as Instrument No. 84-197842.

     D. Sublandlord succeeded by merger to all of the right, title and interest of First Interstate in and to the RML Lease.

     E. On the terms and conditions set forth herein, Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord.

                                   ARTICLE 1
                             SUMMARY OF BASIC TERMS

     1.1 Purpose. This Article defines certain basic terms used in this Sublease, subject to qualifications and exceptions set forth herein.

     1.2 "Land" means that certain real property in the City of Los Angeles, County of Los Angeles, State of California, described in that certain Memorandum of Sublease Agreement dated as of January 20, 1984 by and between RML and First Interstate recorded in the Official Records on February 15, 1984 as Instrument No. 84-197842; subject to all easements, covenants, rights of way, exceptions and other matters of record affecting said property. "Building" means that certain office building and related improvements located on the Land, commonly known as The Garland Center, 1200 West Seventh Street, Los Angeles, California, including all office space and the Common Area.

     1.3 "Common Area" means the parking garage for the Building (the "Parking Garage"), outside plazas, lobbies, landscaping, driveways, sidewalks, the cafeteria located in the Building and all other areas included within the Land and used in common by "tenants" (which term for purposes of this Sublease shall also include subtenants) of the Building and their invitees.

     1.4 "Premises" means 19,199 square feet of Rentable Area (the "Rentable Area of the Premises") located on Lower Level II of the Building and more particularly described in Exhibit B attached hereto. As used in this Sublease, the terms "Rentable Area" and "Useable Area" shall have the meaning set forth in
Exhibit I.  "Useable Area of the Premises" means 16,694 square feet.

     1.5 "Sublease Term" means the term of this Sublease, which will commence on the Commencement Date (defined in Section 2.2) and will expire on January 31, 2009 (the "Expiration Date").

     1.6 "Basic Rent" means, throughout the Sublease Term, a per annum amount equal to the product of (a) $15.75 times (b) the number of square feet of Rentable Area included within the Premises from time to time. As of the Commencement Date, Subtenant's monthly installment of Basic Rent (based on 19,199 square feet of Rentable Area) will be $25,198.69 ($302,384.25 annually).

     1.7  "Base Costs of Operation" means Costs of Operation (defined in
Section 4.1(a)) for calendar year 1998 (the "Base Year") and "Base Taxes" means the Taxes (defined in Section 4.1(d)) for the Base Year, in each case divided by the Rentable Area of the Building (defined in Section 26.9). "Subtenant's Share" means 2.67%.

     1.8 "Subtenant's Parking" means the parking rights granted to Subtenant in accordance with the terms of Article 25.

     1.9 "Sublandlord's Broker" means Cushman Realty Corporation. "Subtenant's Broker" means Investment Development Services, Inc. at the following address:

          888 West Sixth Street, 9th Floor
          Los Angeles, California 90017
          Attention: Mr. Robert Fuelling
          Telephone: (213) 362-9300
          Telecopy: (213) 627-9937


                                   ARTICLE 2
                           DEMISE, TERM AND OCCUPANCY

     2.1 Demise and Reservations. Sublandlord hereby leases the Premises to Subtenant, and Subtenant hereby hires the Premises from Sublandlord, subject to the provisions of this Sublease, reserving to Sublandlord all of its rights, interests and estates in the Premises, Building and Land not specifically granted to Subtenant by this Sublease.

     2.2 Commencement and Expiration. This Sublease shall constitute a binding agreement and the obligations of Sublandlord and Subtenant hereunder shall be effective upon full execution and delivery of this Sublease by both Sublandlord and Subtenant. However, the Sublease Term shall commence on the Commencement Date (the "Commencement Date") that is the earlier of: (i) the date that Subtenant's Work (as defined in the Work Letter referenced below) is Substantially Complete (as defined in the Work Letter) and (ii) August 1, 1998 (the "Outside Completion Date"). The Sublease Term shall end at noon on the Expiration Date or on such earlier date on which this Sublease shall terminate pursuant to any of its provisions or pursuant to law. Within 90 days after the Commencement Date, upon Sublandlord's request, Sublandlord and Subtenant shall promptly execute a "Memorandum of Sublease Commencement" in the form attached hereto as Exhibit C, specifying the calendar dates of the Commencement Date and the Expiration Date. Failure by Subtenant or Sublandlord to execute a Memorandum of Sublease Commencement when requested by Sublandlord shall not affect the occurrence of the Commencement Date or Expiration Date.

     2.3 Preparation of Premises. Immediately upon execution of this Sublease, Subtenant and its architects, engineers, employees, agents and contractors shall, upon reasonable prior consultation with Sublandlord, have reasonable access to the Premises for the purpose of designing, constructing and installing Subtenant's Work pursuant to the terms of Exhibit A (the "Work Letter"). Subtenant agrees that Sublandlord is not required to perform any work or install any improvements or equipment to make the Premises ready for Subtenant's occupancy, and agrees to accept the Premises "AS IS" subject to the terms of the Work Letter and this Sublease. As set forth in Section 11.11, Subtenant has informed Sublandlord that Subtenant's Work is expected to include: (w) installation of electrical facilities to provide additional power to the Premises; (x) installation of an emergency generator facility for the purpose of providing a backup electrical system for the Premises; (y) supplemental HVAC facilities, utilizing chilled water; and (z) telecommunication system and ancillary fixtures and equipment, some of which shall be made a part of the Premises. Installation of such facilities shall be in accordance with Subtenant's Plans, to be submitted and reviewed upon execution hereof and in accordance with the Work Letter. All of Subtenant's Plans shall be subject to review and approval by Sublandlord in accordance with the terms of the Work Letter and Subtenant acknowledges that all proposed improvements and modifications are subject to engineering review and available building and system capacity.

     2.4 Delay in Completion of Subtenant's Work. Subtenant shall use all commercially reasonable efforts to complete Subtenant's Work (as defined in the Work Letter) prior to the Outside Completion Date. It is expressly understood and agreed that the Outside Completion Date shall be extended only for the period of any actual delay in the completion of Subtenant's Work (which causes Subtenant's Work to be Substantially Complete after Outside Completion Date) which results solely from:

          (a) an event of force majeure that is beyond the control of Subtenant, and that does not result from the negligence or willful misconduct of Subtenant or its contractors or agents;

          (b) any failure by Sublandlord to timely approve or disapprove any plans and specifications for Subtenant's Work, it being agreed that delay shall be deemed to have occurred if Sublandlord fails to either approve or disapprove any plans or specifications submitted by Subtenant within ten (10) business days after submission in the form and manner required by this Sublease or otherwise prescribed by Sublandlord (but no delay will be deemed to occur for the period Sublandlord and Subtenant are meeting to resolve any disagreement over the plans for Subtenant's Work so long as Sublandlord timely provided its approval or disapproval to Subtenant as required by the terms of the Work Letter); or

          (c) any unreasonable and material interference by Sublandlord or its agents or contractors which affects Subtenant's ability to achieve substantial completion of Subtenant's Work by the Outside Completion Date.

Notwithstanding any extension of the Outside Completion Date, in no event will the Sublease Term expire later than the Expiration Date.


                                   ARTICLE 3
                                      RENT

     3.1 Rents. Subtenant shall pay to Sublandlord the following rents for the Premises during the Sublease Term (collectively, the "Rents"): (a) a Basic Rent per annum in the amount specified in Section 1.6, which shall be due and payable in equal monthly installments in advance on the first day of each and every calendar month during the Sublease Term commencing on the Commencement Date (subject to the provisions of this Section 3.1), and

(b) additional charges ("Additional Charges") consisting of all other sums of money payable by Subtenant under the terms of this Sublease. It is acknowledged and agreed that Subtenant may use and occupy portions of the Premises for the operation of its business prior to the Commencement Date. Subtenant's occupancy of all or any portion of the Premises prior to the Commencement Date shall be subject to all of terms and conditions of this Sublease.

     3.2 Payment. Subtenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction or setoff, except for abatement rights specifically set forth in this Sublease. Subtenant's first installment of monthly Basic Rent hereunder shall be due and payable on the date of full execution and delivery of this Sublease. Subtenant shall pay the Rents in lawful money of the United States, to Sublandlord at its office in the Building (1200 West 7th Street, Los Angeles, California 90071, Attention: Building Manager) or to such other person or place as Sublandlord may designate in writing from time to time. If Subtenant pays Rents by check, the check must clear within five (5) business days of delivery to the bank for processing. Basic Rent for periods less than a full calendar month shall be prorated based on the actual number of days in said partial month and the actual number of days in the entire month.

     3.3 Partial Payment. No payment by Subtenant or receipt or acceptance by Sublandlord of a lesser amount than the correct Basic Rent or Additional Charges due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Sublease or at law.

     3.4 Late Charge. Subtenant acknowledges that the late payment of Rents will cause Sublandlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Accordingly, if Sublandlord does not receive a payment of Rents within seven (7) days after delivery of written notice to Subtenant that such payment is overdue, Subtenant shall pay to Sublandlord on demand, as Additional Charges, a late charge equal to five percent (5%) of the overdue amount. Acceptance of the late charge by Sublandlord shall not cure or waive Subtenant's default, nor prevent Sublandlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Sublease or at law. Payment of the late charge is not an alternative means of performance of Subtenant's obligation to pay Rents at the times specified in this Sublease.


                                   ARTICLE 4
                         OPERATING EXPENSE ADJUSTMENTS

     4.1 Operating Expense Definitions. For the purpose of this Sublease, the following terms shall have the following meanings:

          (a) Costs of Operation. "Costs of Operation" means, in the Base Year, and in each subsequent calendar year (a "Comparison Year"), all expenses, costs and disbursements of every kind and nature paid or incurred by or on behalf of Sublandlord with respect to the operation, maintenance, repair, replacement, security and management of the Building, calculated in accordance with Generally Accepted Accounting Principles (GAAP) as adjusted pursuant to Section 4.1(c). Without limiting the generality of the foregoing, Costs of Operation shall include the following:

               (i) Wages, including all fringe benefits and employee-related expenses of every nature, workers' compensation and payroll taxes of employees of Sublandlord or Sublandlord's managing agent at the level of building manager and below engaged in the operation, maintenance and management of the Building; provided, that if any such employees of Sublandlord or Sublandlord's managing agent provide services for more than one building of Sublandlord, then only a prorated portion of their wages, benefits and taxes shall be included, based on the portion of their working time devoted to the Building.

               (ii) Costs of goods, tools, supplies and services supplied or used in or with respect to the operation, repair, maintenance and management of the Building, including the cost of insurance premiums and insurance consultants; cleaning, decorating, painting, janitorial, trash removal, security (including uniforms) and other services; legal, accounting and other consultants' fees; operation of elevators and security systems; heating, cooling, air-conditioning and ventilating; hot and cold water, gas, electricity, sewer and other utilities together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities; maintenance of and repairs to the Building and to any equipment, machinery or apparatus, including elevators; window cleaning; service agreements on equipment; licenses, permits and inspections; costs of personal property and moveable equipment used in the repair, maintenance or operation of the Building or provided by Sublandlord for the use or benefit of all lessees or occupants, including window coverings and carpeting in the Common Area; reasonably contesting the validity or applicability of any law if a successful contest would reduce Costs of Operation; costs incurred in providing services and amenities for all tenants and occupants of the Building, including costs incurred in connection with operating and maintaining the cafeteria located in the Building and maintenance and repairs of the Parking Garage, landscaping, signs, plazas, furnishings, water elements, sidewalks, private streets and walkways in or adjacent to the Building. It is understood and agreed that so long as Subtenant's electrical usage at the Premises is separately metered and Subtenant is paying the entire cost of electrical service provided to the Premises for lighting and outlets, Costs of Operation under this Sublease shall include charges for electricity only with respect to the Common Areas, including the cafeteria, Parking Garage, elevators, lobby and other portions of the Building and the Land used in common with others and for other electricity provided to Subtenant's Premises which is not separately metered, including without limitation electricity provided in connection with HVAC services to the Premises.

               (ii) Management fees and expenses paid to Sublandlord's managing agent; or, if Sublandlord acts as the managing agent, a sum in lieu thereof which, if in excess of 3% of gross revenues (determined in accordance with GAAP) from the Building, shall not exceed the then-prevailing rate for management fees for Comparable Buildings (defined in Section 6.1 below).

               (iv) Costs of capital improvements and replacements (and all tools and equipment related thereto) made after the Base Year which are intended to reduce Costs of Operation ("Cost Saving Capital Improvements"), amortized over the useful life of such improvements on a straight line basis, including imputed interest at the rate announced from time to time by the Los Angeles Main Office of Wells Fargo Bank, N.A. as its "Reference Rate" (referred to herein as the "Prime Rate") as of December 31st of the year in which the expenditure is made, plus 2% per annum (the "Agreed Rate"). Sublandlord agrees to use its commercially reasonable efforts to amortize Cost Saving Capital Improvements for purposes of this Article 4 at an annual rate which does not exceed the annual savings to be realized thereby, as estimated in good faith by Sublandlord at the time such improvement is made.

               (v) Rentals (including interest charges) paid by Sublandlord with respect to machinery, equipment, tools, materials, facilities or systems installed, provided or used, after completion of the Building, for the normal management, maintenance, repair or operation of the Building.

               (vi) Those taxes, duties, charges, levies and assessments (such as sales, license, use, excise and utility taxes or fees) which are expensed as a part of the maintenance, management or operation of the Building, but which are not included in Taxes (as defined in Section 4.1(d)). It is understood and agreed that Taxes are not included in Costs of Operation under this Lease, as they are treated separately for purposes of calculating Additional Rent hereunder.

               (vii) All charges, taxes, surcharges, or assessments imposed by any government agency or public utility to conserve or control consumption of water, gas, electricity, energy sources or products, natural resources, or other products or services.

               (viii) Fees paid to any parking facility operator and compensation paid to clerks, attendants or other persons in the Parking Garage.

          (b) Costs of Operation - Exclusions. Costs of Operation shall exclude the following (determined in accordance with GAAP):

          (i) Costs of capital improvements and replacements (and all tools and equipment relating thereto), except to the extent specifically permitted to be included in Costs of Operation pursuant to Section 4.1(a)(iv);

          (ii) Repair costs to the extent that Sublandlord is reimbursed for such costs by insurance proceeds or condemnation proceeds;

          (iii) Costs arising from Sublandlord's political or charitable contributions;

          (iv) Costs (including "lease takeover" expenses, leasing commissions, brokerage fees, legal fees, and space planning fees) incurred in connection with the leasing of space in the Building and the renewal of existing leases;

          (v) Costs (including permit, license and inspection costs) incurred for installation of tenant improvements made for tenants or other occupants of the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

          (vi) Depreciation (other than on personal property, tools and moveable equipment described in clause (ii) of Section 4.1(a) above), debt service on mortgages encumbering the Building (including any interest or other financing charge, including points and fees), reserves for capital replacements, bad debts or other purposes, or other similar charges not involving the payment of money to third parties (except as otherwise provided herein), and any ground lease rental;

          (vii) Costs of purchasing art works (not including graphics, signs and conventional decoration so long as a reasonable line item amount therefor is included in the Base Year);

          (viii) Costs and expenses otherwise includable in Costs of Operation, to the extent that Sublandlord is directly reimbursed (or is required to be reimbursed under the terms of a binding lease or other agreement) for such costs and expenses by tenants (i.e., other than by paying a share of Costs of Operation), or other sources,

          (ix) Costs incurred by Sublandlord in providing services, utilities, or other benefits to other tenants or occupants of the Building which are not offered to Subtenant or for which Subtenant is charged directly but which are provided to one or more other tenants or occupants of the Building without charge other than inclusion of the cost thereof in Costs of Operation including after-hours HVAC services and electricity for Subtenant's lights and outlets which is to be separately metered and paid for directly by Subtenant;

          (x) Advertising and promotional expenses;

          (xi) Electric power costs or other utility costs for which any tenant or occupant of the Building directly contracts with the local public utility or service company and costs associated with excess utility use by other tenants or occupants of the Building not reimbursed by such tenants or occupants;

          (xii) Fines, penalties and interest and awards incurred solely as a result of Sublandlord's negligent or intentional failure to make payments when due or due to violations of law by Sublandlord;

          (xiii) The wages and benefits of any employee of Sublandlord who does not devote substantially all of his or her employed time to the Building, unless such wages and benefits are prorated to reflect time spent on matters related to the operation and management of the Building versus time spent on matters unrelated to the operation and management of the Building;

          (xiv) Salaries and benefits of Sublandlord's employees above the grade of building manager;

          (xv) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes with tenants or occupants of the Building (other than costs arising from claims or disputes where the tenants of the Building would benefit if Sublandlord prevails, including claims in connection with Sublandlord's efforts to enforce the Rules and Regulations);

          (xvi) Costs incurred in removing and storing the property of former tenants or occupants of the Building;

          (xvii) Costs incurred in the original construction of the Building or in connection with a major change in the Building, such as the addition or deletion of floors;

          (xviii) Rentals attributable to space occupied for the Office of the Building;

          (xix) Costs incurred to cure violations of codes, laws or regulations (or cure lack of compliance with codes, laws or regulations), including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et. seq., as amended (the "ADA") to the extent such violations or lack of compliance exists at the Building (outside of Subtenant's Premises) as of the Commencement Date or existing within Subtenant's Premises as of the date of delivery of such Premises to Subtenant and, subject to the terms of Article 6, to the extent existing as of the Commencement Date to the extent any such violation or lack of compliance does not result from a Trigger Event (as defined in Section 6.3 below);

               (xx) Costs, fees and compensation paid to Sublandlord or to affiliates or subsidiaries of Sublandlord for services and materials to the extent the same exceeds the charges for comparable services and materials performed or provided by unaffiliated entities of comparable stature and reputation and on a competitive basis;

               (xxi) Overhead and profit increment paid to Sublandlord or to subsidiaries or affiliates of Sublandlord for goods and/or services in or to the Building to the extent the same materially exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

               (xxii) Costs incurred to provide training in Building operations or management to employees of Sublandlord or Sublandlord's managing agent to the extent such costs exceed $10,000 per year (it being acknowledged that the cost of providing tenant life safety information may be included within Costs of Operation);

               (xxiii) Except for making repairs or keeping permanent systems in operation while repairs are being made or in connection with the operation of temporary or backup equipment in lieu of the regular building systems, rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

               (xxiv) Any and all costs arising from the presence of Hazardous Substances in or about the Premises, the Building or the Land including Hazardous Substances in the ground water or soil, not placed in the Premises, the Building or the Land by Subtenant or its agents, employees or contractors.

               (xxv) Any bad debt loss, rent loss or reserves for bad debts or rent loss;

               (xxvi) Costs incurred by Sublandlord due to the violation by Sublandlord or any tenant (other than Subtenant) of the terms and conditions of any lease of space in the Building;

               (xxviii) Subject to Section 4.1(a)(iii), costs for which Sublandlord has actually been compensated by a management fee; and

               (xxviii) Costs of defending any lawsuits with any mortgagee (except as the actions of Subtenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublandlord's interest in the Building, costs engaged in Building management, or outside fees paid in connection with disputes with other tenants; and

          (c) Costs of Operation - Adjustments. Costs of Operation shall be calculated in accordance with Generally Accepted Accounting Principles (GAAP), consistently applied. If during any period in the Base Year or a Comparison Year the Building is not both 95% occupied and fully serviced by Sublandlord, the Costs of Operation which vary with occupancy for such year shall be adjusted to what they would have been if 95% of the Building had been occupied and fully serviced throughout such year, as estimated in good faith by Sublandlord. Sublandlord further agrees to calculate the management fee for the Building in the Base Year assuming that the Building is 95% leased, with all tenants paying rent.

          (d)  Taxes.

               (i) Definition. "Taxes" means, in the Base Year and in any Comparison Year, all of the following definition: (1) all taxes, general and special assessments, duties, charges and levies of every kind, character and description whatsoever, levied, imposed or charged upon or against the Land and the Building or any part thereof or the various estates therein or upon Sublandlord with respect thereto, including all taxes and assessments levied for any public transit system; (2) all taxes levied, imposed or charged on real and personal property used in the operation, maintenance or management of the Building or any part thereof;
     (3) all taxes levied, imposed or charged against or measured by or based upon the value of, or the rent payable by lessees and occupants of, the Building or any part thereof; (4) all other taxes of every kind, character and description whatsoever, from time to time levied, imposed or charged in the future in lieu of or as substitute, in whole or in part, for any Taxes described in clauses (1), (2) or (3) or for which Sublandlord is liable with respect to the Building; and (5) all costs and expenses (including legal and other professional fees and interest on deferred payments) incurred by Sublandlord in contesting the amount, validity or applicability of any of the foregoing. Taxes shall not include Sublandlord's income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes except to the extent that any such specified types of taxes are levied in whole or partial substitution for any Taxes. All Taxes shall be paid in installments if permitted by the taxing public agency, and such installments shall be charged to Taxes when paid. If any Taxes of a type described in clauses (3) or (4) of this Section 4.1(d) are now or hereafter levied, imposed or charged, for purposes of this Sublease, the amount of such Taxes shall be based on the assumptions that the Building is the only commercial building owned and operated by Sublandlord and that the rental or other income received by Sublandlord from the Building is the only rental and income received by Sublandlord. If the Taxes for any Comparison Year are changed as a result of a protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Comparison Year, and Sublandlord shall deliver a revised statement of actual Taxes for the affected calendar year or years to Subtenant. If such change reduces the Additional Charges payable by Subtenant on account of Taxes for any Comparison Year to less than the Additional Charges theretofore actually paid by Subtenant on account of Taxes for such

     Comparison Year, Sublandlord shall promptly pay the difference to Subtenant or credit such amount against Rents thereafter coming due hereunder. If any change increases the Additional Charges payable by Subtenant on account of Taxes for any Comparison Year to more than the Additional Charges theretofore actually paid by Subtenant on account of Taxes for such Comparison Year, Subtenant, upon receipt of Sublandlord's revised statement showing the amount of such excess, shall promptly pay such excess to Sublandlord. Nothing herein shall obligate Sublandlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation.

     4.2  Adjustment of Rents.

          (a) Costs of Operation. If, for any Comparison Year, Subtenant's Share of Costs of Operation exceeds the product of Base Costs of Operation multiplied by the Rentable Area of the Premises, Subtenant shall pay the excess to Sublandlord as Additional Charges. It is understood and agreed that if, as a result of deregulation in the utilities industry, there occurs during a Comparison Year a reduction in the cost of electricity below the level of such costs during the Base Year, it is agreed for purposes of this Sublease (and notwithstanding anything to the contrary herein) that electricity charges included within Costs of Operation will in no event be reduced to a level lower than the level of electricity charges included within Costs of Operation during Subtenant's Base Year and such reduction below the amount of electricity charges in the Base Year shall not be applied to other expenses included within Costs of Operation. For purposes of clarification, if electricity charges for any subsequent Comparison Year remain at a level below the level of Base Year electricity charges, electricity charges for such subsequent Comparison Year shall be deemed to be at the level of Base Year electricity charges.

          (b) Taxes. If, for any Comparison Year, Subtenant's Share of Taxes exceeds the product of Base Taxes multiplied by the Rentable Area of the Premises, Subtenant shall pay the excess to Sublandlord as Additional Charges.

          (c) Manner of Payment; Sublandlord's Estimates. Subtenant shall pay Additional Charges pursuant to Sections 4.2(a) and (b) in the following manner:

               (i) Prior to the commencement of each Comparison Year during the Sublease Term, or as soon after such commencement as reasonably possible, Sublandlord shall furnish to Subtenant statements showing Sublandlord's reasonable estimates of the Costs of Operation and Taxes for such Comparison Year, and the amount of any Additional Charges payable by Subtenant based on such estimates.

               (ii) On or before the first day of each calendar month of each Comparison Year, Subtenant shall pay Sublandlord one-twelfth (1/12) of the amount of the estimated Additional Charges due from Subtenant for such Comparison Year for the Costs of Operation and Taxes, as shown by the statement furnished by Sublandlord, provided, however, that (1) the Additional Charges payable by Subtenant for any partial Comparison Year shall be prorated based on a 365-day year and the actual number of days in such partial Comparison Year, and (2) on the first day of each calendar month during such partial Comparison Year, Subtenant shall pay to Sublandlord a sum equal to the total estimated Additional Charges due from Subtenant for that partial Comparison Year (prorated as described above) divided by the number of calendar months in that partial Comparison Year (counting any fractional calendar month as a whole month).

               (iii) If Sublandlord's statement is furnished after January 1 of a Comparison Year, then until such statement is received, Subtenant shall continue to pay estimated Additional Charges based on Sublandlord's most recent statement. On or before the first day of the first calendar month following Subtenant's receipt of Sublandlord's statement, in addition to the monthly installment of estimated Additional Charges for the Comparison Year due on that date, Subtenant shall pay the difference between the estimated Additional Charges for the period that has already elapsed in that Comparison Year, as set forth in Sublandlord's statement, and the estimated Additional Charges already paid by Subtenant for such period. Notwithstanding the foregoing, if Subtenant receives Sublandlord's statement less than fifteen (15) days prior to the first day of the next calendar month thereafter, Subtenant shall pay the differential amount described above, if any, within fifteen (15) days following receipt of such statement.

               (iv) During the Sublease Term (but not more frequently than quarterly), Sublandlord may revise its estimate of Costs of Operation if evidence is received indicating higher or lower Costs of Operation than the previous estimate, and Sublandlord may revise its estimate of Taxes for such Year upon receipt of any tax bill or notification of assessed value. The estimated Additional Charges on account of Costs of Operation and Taxes, and the installment payments made pursuant to clause (ii) shall be adjusted as necessary so that, as nearly as possible, by the end of the Comparison Year, Subtenant shall have paid all Additional Charges on account of Costs of Operation and Taxes, based on such revised estimates.

          (d) Final Statement. Following the end of each Comparison Year, Sublandlord shall furnish to Subtenant a final statement of actual Costs of Operation and Taxes for that Comparison Year. Within ten (10) days of presentation of the final statement for any Comparison Year, Subtenant shall pay Sublandlord, as Additional Charges, any amount due for Subtenant's Share of Taxes and Costs of Operation. Any credit due Subtenant for overpayment of Subtenant's Share of Taxes and Costs of Operation shall be credited against the monthly installments of Basic Rent next coming due (except that Sublandlord shall refund to Subtenant the amount of any such credit for the final Comparison Year in the Sublease Term to the extent that no amounts are then owing by Subtenant hereunder). Subtenant shall have 180 days after presentation of Sublandlord's statement of actual Taxes and Costs of Operation within which to object or question in writing to the accuracy of the statement in accordance with the terms of subsection (e) below; unless

Subtenant so objects or questions within said 180-day period, Sublandlord's statement shall be conclusive and binding on Subtenant. Objection by Subtenant shall not excuse or abate Subtenant's obligation to make the payments required by this Section 4.2 pending resolution of Subtenant's objection.

          (e) Examination Right.

               (i) Within 180 days after presentation of Sublandlord's final statement of Costs of Operation and Taxes for any Comparison Year, Subtenant shall have the right to examine, or to have its duly authorized agent ("Subtenant's Representative") examine, Sublandlord's books, accounts and records that reasonably relate to the verification of actual Costs of Operation and Taxes for that Comparison Year ("Records"), in order to determine the accuracy thereof. In making such examination, Subtenant shall keep confidential, and shall cause Subtenant's Representative to agree to keep confidential, any and all information contained in such Records, and the circumstances and details pertaining to such examination and inspection and any dispute or settlement between Sublandlord and Subtenant arising therefrom or relating thereto, except for such disclosure as may be required by law and for any of Subtenant's legal, financial and ongoing business purposes and requirements. Subtenant and Subtenant's Representative shall confirm such agreement in a separate written reasonable confidentiality agreement, if requested by Sublandlord. Upon execution of such a confidentiality agreement by Subtenant and Subtenant's Representative, Sublandlord shall provide Subtenant with copies, at Subtenant's expense, of such Records as Subtenant or Subtenant's Representative request.

               (ii) If Subtenant commences such an examination within such period, Subtenant shall have the right to object to the accuracy of Sublandlord's final statement by submitting a detailed written statement of such objections to Sublandlord no later than twelve (12) months after receipt of Sublandlord's final statement. Sublandlord and Subtenant shall attempt in good faith to resolve any such objection. If the objection cannot be resolved by mutual agreement within 30 days after the end of such objection period, then a CPA mutually acceptable to Sublandlord and Subtenant (the "Arbiter") shall audit the actual Costs of Operation and/or Taxes for the Comparison Year covered by Sublandlord's statement (which audit shall be limited to the items in dispute), and the Arbiter's findings shall be conclusive and binding upon Sublandlord and Subtenant.

               (iii) If the figure for Costs of Operation and Taxes in Sublandlord's final statement exceeds the total amount of Subtenant's Share of Costs of Operation and Taxes by more than $50,000 for any given year, then Sublandlord shall pay the Arbiter's fees and costs. Otherwise, Subtenant shall pay the Arbiter's fees and costs. In either case, if the Costs of Operation or Taxes, as determined by the Arbiter, differ from the amount indicated in Sublandlord's statement, Subtenant shall pay Sublandlord any Additional Charges owing on account of an increase in Costs of Operation or

     Taxes, while Subtenant shall receive a credit against Basic Rent (or, for the final Comparison Year in the Sublease Term, a refund) for any overpayment of Additional Charges resulting from a reduction of Costs or Taxes.

          (f) Delay. Delay in rendering a statement of actual Costs of Operation or Taxes shall not prejudice Sublandlord's right to thereafter render such statement, nor shall the rendering of any statement of actual Costs of Operation or Taxes prejudice Sublandlord's right to thereafter render a corrected statement.

                                   ARTICLE 5

                               SECURITY DEPOSIT

     Concurrent with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord immediately available funds (cashier's check, cash or wire transfer) the amount of $25,198.69, representing the security deposit ("Security Deposit") under this Sublease. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. If Subtenant defaults with respect to any provisions of this Sublease, including, but not limited to, the provisions relating to the payment of Rents, Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rents or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall be a default under this Sublease. The use, application or retention of the Security Deposit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law, it being intended that Sublandlord shall not first be required to proceed against the Security Deposit, nor operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Subtenant acknowledges that Sublandlord has the right to transfer or mortgage its interest in the Building and in this Sublease and Subtenant agrees that in the event of any such transfer or mortgage, Sublandlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Sublandlord shall thereby be released by Subtenant from all liability or obligation for the return of such Security Deposit and Subtenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Subtenant, or, at Sublandlord's option, to the last assignee of Subtenant's interest hereunder, within sixty (60) days following the expiration of the Sublease Term. Subtenant shall not be entitled to any interest on the Security Deposit.

                                   ARTICLE 6

                          USE AND COMPLIANCE WITH LAW

     6.1 Permitted Use. Subject to the terms and conditions of this Sublease, Subtenant shall use and occupy the Premises for the installation, operations and maintenance of telecommunications systems and related equipment and transmissions facilities, including, but not limited to, a local and long distance switch, node, customer collocation subject to the terms of Section 19.3 and related equipment, together with general administrative and executive office purposes, all as permitted by applicable laws, rules and regulations and with the class and character of the Building as one of the first class buildings for ancillary/administrative office operations located in downtown Los Angeles ("Comparable Buildings"). Such permitted uses may be collectively referred to in this Sublease as the "Permitted Use". Subject to the terms and conditions of this Sublease, including without limitation the Rules and Regulations and the Work Letter, Subtenant shall have the right to install, operate, repair and maintain its telecommunications systems and related equipment in horizontal and vertical shafts, risers and pathways within the Building and in accordance with all governmental codes and regulations, for the purpose of providing telecommunications services to its customers. Sublandlord confirms, to the best of its actual knowledge, that the Building complies with all codes, laws and regulations (including, without limitation, handicapped access laws) applicable to the Building as of the date of this Sublease. Subtenant shall obtain, maintain and comply with the terms and conditions of all licenses and permits required by law for the uses permitted hereunder. Subject to Subtenant's compliance with the terms of this Sublease, Subtenant shall have access to the Building and the Parking Garage 24 hours per day, 7 days per week, 365 days per year, subject to temporary, full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access. Except in the case of emergencies, Sublandlord shall provide Subtenant sufficient prior written notice of such temporary restricted access and shall exercise commercially reasonable efforts to minimize any interruption to Subtenant's use, possession and occupancy of the Premises under the terms of this Sublease. As used herein, the "actual knowledge" of Sublandlord shall mean the actual current knowledge of Barbara Reeve-Bailey, in her capacity as an officer of Sublandlord, without any duty of inquiry or investigation and without having any personal liability therefor.

     6.2 Prohibited Uses. Without limiting the generality of Section 6.1, Subtenant shall not at any time use or occupy or allow any person to use or occupy the Premises or the Common Area or do or permit anything to be done or kept in the Premises or the Common Area in any manner which: (a) violates any certificate of occupancy in force for the Premises, the Building or any part thereof; (b) causes or is likely to cause damage to the Building or any part thereof or any equipment, facilities or other systems therein; (c) constitutes a violation of law; (d) violates a requirement or condition of the standard fire insurance policy issued for office buildings in the City of Los Angeles; (e) impairs the character, reputation, image or appearance of the Building as a first- class office building for back office operations; (f) impairs the proper and economic maintenance, operation or repair of the Building or any part thereof; (g) constitutes a nuisance, annoyance or inconvenience to other lessees or occupants of the Building or unreasonably interferes with or disrupts the use or occupancy of any area of the Building (other than the Premises) by other lessees or occupants; (h) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof or elsewhere in the Building or the operations or signals of any other tenant, occupant or other user of the Building; (i) results in repeated demonstrations, bomb threats or other events which require evacuation of any part of the Building or otherwise disrupt the use, occupancy or quiet enjoyment thereof by other lessees and occupants. In determining whether Subtenant has taken any action inconsistent with or in violation of the foregoing, all relevant facts and circumstances shall be taken into account, including the actual features of Subtenant's Premises and the effects of Subtenant's operations on portions of the Building and operations outside the Premises. Subtenant shall not use or allow the use of any part of the Premises for: (1) a restaurant or bar; (2) the storage, manufacture or sale of food, beverages, liquor, tobacco in any form or drugs (except that Subtenant may maintain vending machines for the use of its officers, employees and invitees and except that Subtenant's officers and employees may bring food, beverages, tobacco and medicine onto the Premises for their personal and lawful consumption); (3) the storage use, treatment, manufacture or sale of Hazardous Substances (as defined below); (4) the business of photocopying or offset printing (but Subtenant may use part of the Premises for photocopying or offset printing for its own business); (5) medical or dental offices or laboratories;
(6) a typing or stenography business; (7) a barber, beauty or manicure shop; (8) a school or classroom except for Subtenant's internal training activities; (9) the manufacture, retail sale or auction of merchandise, goods or property of any kind; or (10) cooking (except that Subtenant may maintain coffee or lunch rooms with coffee makers and microwave ovens for the exclusive use of Subtenant's officers, employees and invitees), lodging or sleeping. No excessive or unreasonable noise, vibration or odor shall be permitted to escape from the Premises. For purposes of this Sublease, the term "Hazardous Substances" shall mean (w) asbestos; (x) urea formaldehyde foam insulation, (y) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; or (z) any other chemical, material, substance, compound or other matter of any kind whatsoever prohibited, limited or regulated by any Federal, State, County, regional or local authority or legislation, including the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq. and the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et seq., the Emergency Planning and Community Right-To-Know Act, as amended, 42 U.S.C. (S)(S) 11001 et seq., the regulations promulgated from time to time thereunder, environmental laws administered by the Environmental Protection Agency and similar laws and regulations of the State of California, City of Los Angeles or any other governmental organization or agency having jurisdiction over any portion of the Building. Sublandlord confirms, to the best of its actual knowledge, that the Building does not contain asbestos or other Hazardous Substances as of the date of this Sublease, provided, however, a slight soil contamination condition occurred outside of the Building near Eighth Street a few years ago and such condition is in the stages of final cleanup.

     6.3 Compliance by Subtenant. Subtenant shall promptly forward to Sublandlord any notice it receives of the violation of any law involving the Premises or its use and occupancy by Subtenant or any other parties. Subtenant shall, at Subtenant's expense, comply with all present and future laws and requirements that impose any obligation, order or duty on Sublandlord or Subtenant in respect of the Premises or any fixtures, equipment or other property contained therein, other than any obligation, order or duty requiring alteration to the structural elements (i.e., roof, slab, beams, skin and load-bearing walls) of the Building or to the Building systems (i.e., HVAC, plumbing, electrical, water and fire-life-safety systems) outside the point of connection to the Premises. Subtenant shall also be responsible for the cost of compliance with all laws and requirements (including ADA upgrades within the Premises or in the Common Area of the Building to the extent triggered by Subtenant's Work or any Alterations within the Premises or Subtenant's business operations but only, with respect to required ADA work in the Common Area in proportion to Subtenant's Share or to the extent triggered by work performed by Subtenant after the completion of Subtenant's Work) that impose any obligation, order or duty on Sublandlord or Subtenant in respect of the Land or the Building, arising from or related to: (a) Subtenant's particular use of the Premises (other than normal office uses); (b) the manner of conduct of Subtenant's business or operation of its installations, equipment or other property; (c) any cause or condition created by or at the instance of Subtenant, or (d) breach of any of Subtenant's obligations hereunder (any of the events in (a), (b), (c) or (d) being a "Trigger Event"); and Subtenant shall pay all costs, expenses, fines, penalties and damages imposed upon Sublandlord by reason of or arising out of Subtenant's failure to fully and promptly comply with and observe the provisions of this Section. Where Subtenant's compliance as required by this Section necessitates actions by Subtenant for which this Sublease requires Sublandlord's consent, Subtenant shall obtain such consent before taking such actions and such consent shall not be unreasonably withheld, conditioned or delayed.

     6.4 [Intentionally omitted]

     6.5 [Intentionally omitted]

     6.6 Rules and Regulations. Subtenant shall observe and comply with the Rules and Regulations set forth in Exhibit D and any reasonable, non-discriminatory amendments and additions thereto that Sublandlord adopts from time to time, including such reasonable and non-discriminatory rules and regulations as may be in effect from time to time relating to construction or other improvement work at the Building (collectively, the "Rules and Regulations"). Sublandlord shall not be responsible or liable to Subtenant for violations of the Rules and Regulations by other lessees and occupants but Sublandlord will use its commercially reasonable efforts to non-discriminatorily enforce the Rules and Regulations. If any of the Rules and Regulations conflict with the Sublease, then the Sublease shall prevail.

     6.7 Nondiscrimination. Subtenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Subtenant, and this Sublease is made and accepted upon and subject to the following conditions: that there shall be no discrimination or segregation of any person or group of persons on account of disability, age, race, color, creed, sex, religion, sexual orientation, veteran or marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Subtenant itself, or any person claiming under or through Subtenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of sublessees or vendees in the Premises. Sublandlord agrees that it will not declare a default under this Sublease based solely upon alleged discrimination, so long as Subtenant discloses the allegations of discrimination to Sublandlord, declares in writing to Sublandlord that the alleged discrimination did not in fact occur and proceeds to diligently and vigorously defend against the discrimination claim. If it is determined through appropriate proceedings (which may include administrative hearings, arbitrations or the like) that Subtenant has violated its obligations under this Section 6.7, Sublandlord may, at its option, declare a default hereunder.

     6.8 Permitted Rooftop Equipment.

          (a) Right to Install and Maintain Rooftop Equipment. During the Sublease Term, Subtenant may install on the roof of the Building one satellite dish no greater than 12 inches in diameter, as necessary for the operation of Subtenant's equipment within the Premises, including any cabling or wiring necessary to connect this satellite dish to the Premises (collectively, the "Rooftop Equipment"). If Subtenant wishes to install any Rooftop Equipment (including the initial equipment referenced above), Subtenant shall first notify Sublandlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. If Sublandlord determines in its good faith and non-arbitrary discretion that the Building can structurally accommodate the Rooftop Equipment and that the installation, operation and maintenance of the Rooftop Equipment will not interfere with other equipment or business operations then installed and operating at the Building (subject to the terms of Section 6.8(d) below) or any helipad use or emergency access on the roof, Subtenant may, at its sole cost and expense, install the Rooftop Equipment subject to the terms hereof. Sublandlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment installed on the roof of the Building. Sublandlord further confirms that in determining the amount of rooftop space that is available for installation of Communications Equipment, Sublandlord will consider all factors relevant to the ownership and operation of the Building, including, without limitation, structural capacity, fire-life-safety requirements, applicable laws, rules and regulations and emergency access needs.

          (b) Additional Charges for Rooftop Equipment. Subtenant will be solely responsible, at Subtenant's sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Subtenant shall at all times maintain the Rooftop Equipment in good condition and repair.

          (c) Conditions of Installation. Subtenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. Subtenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in order to connect Rooftop Equipment with the Premises provided that Subtenant obtains Sublandlord's prior written approval therefor (which may be granted or denied by Sublandlord in its sole discretion, applied in a good faith, non-arbitrary manner) and provided, further that without such prior written approval therefor (which may be granted or denied by Sublandlord in its sole discretion, applied in a good faith, non-arbitrary manner), Subtenant may not utilize more than 2.4% of the available riser space for its cabling through the Building or to the rooftop.

          (d) Non-Exclusive Right. Subtenant's right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including upon the occurrence of an Event of Default under this Sublease. Subtenant acknowledges and agrees that its right to install Rooftop Equipment is subject and subordinate to all existing uses of the rooftop of the Building, which Subtenant may, at its election, review and investigate. Subject to the terms set forth below in this subsection (d), Sublandlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Sublandlord's reasonable judgment the Rooftop Equipment is interfering with the use of the rooftop for the helipad or other Building operations or the business operations of other tenants or occupants of the Building, causing damage to the Building or if Subtenant otherwise fails to comply with the terms of this Section 6.8. If relocation or reconfiguration becomes necessary due to interference difficulties, Sublandlord and Subtenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Subtenant's business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants. If removal is required due to any breach or default by Subtenant under the terms of this
Section 6.8, Subtenant shall remove the Rooftop Equipment upon thirty (30) days' written notice from Sublandlord. Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Subtenant's sole cost and expense. In addition to the other rights of relocation and removal as set forth herein, Sublandlord reserves the right to require relocation of Subtenant's Rooftop Equipment at any time at its election at Sublandlord's cost (but not more frequently than once per year) so long as Subtenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Subtenant's Rooftop Equipment at the request of or required by Sublandlord (other than in the case of a default by Subtenant hereunder), Sublandlord shall provide Subtenant with at least thirty (30) days' prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Subtenant's Rooftop Equipment. In connection with any relocation, Sublandlord further agrees to work with Subtenant in good faith to relocate Subtenant's Rooftop Equipment to a location that will permit its normal operation for Subtenant's business operations. Sublandlord acknowledges that relocation of Subtenant's Rooftop Equipment may be disruptive to Subtenant's business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Subtenant.

          (e) Costs and Expenses. If Subtenant fails to comply with the terms of this Section 6.8 within thirty (30) days following written notice by Sublandlord (or such longer period as may be reasonably required to comply so long as Subtenant is diligently attempting to comply), Sublandlord may take such action as may be necessary to comply with these requirements. In such event, Subtenant agrees to reimburse Sublandlord for all costs incurred by Sublandlord to effect any such maintenance, removal or other compliance subject to the terms of this Section 6.8, including interest on all such amounts incurred at the Agreed Rate, accruing from the date which is thirty (30) days after the date of Sublandlord's demand until the date paid in full by Subtenant, with all such amounts being Additional Charges under this Sublease.

          (f) Indemnification; Removal. Subtenant agrees to indemnify Sublandlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys' fees, arising out of Subtenant's installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Sublandlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Sublease, Subtenant may and, upon request by Sublandlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Subtenant's sole cost and expense and will repair at Subtenant's cost any damage resulting from such removal. If Sublandlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Sublease which is not removed by Subtenant shall be deemed abandoned and shall become the property of Sublandlord.

          (g) Roof Access; Rules and Regulations. Subject to compliance with the construction rules for the Building and Sublandlord's reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Sublandlord's prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Subtenant and its representatives shall have access to and the right to go upon the roof of the

Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Section 6.8. Subtenant acknowledges that advance notice is required and a Building engineer must accompany all persons gaining access to the rooftop, provided, however, in the case of emergency (such as a failure of Subtenant's equipment to transmit or receive), Subtenant's obligation shall be to provide verbal notice to the Office of the Building, and if Subtenant is unable to reach Sublandlord's managing agent, Subtenant shall immediately notify Building security personnel. Following the giving of such notice, Subtenant may take action to avert or cure the emergency situation, provided, however, Subtenant shall be fully responsible for all costs, expenses and damages resulting from its actions, including, without limitation, costs of damage to the Building or any equipment therein and damage to or interference with any other rooftop equipment. Subtenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Subtenant, or an assignee or subtenant permitted by the terms of this Sublease, provided, however, no assignee or subtenant will be entitled to any rights that differ for those set forth in this Section 6.8. Subtenant acknowledges that Sublandlord has made no representation or warranty as to Subtenant's ability to operate Rooftop Equipment at the Building and Subtenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Subtenant's Rooftop Equipment. Except as set forth in this Section 6.8 and as referenced in Section 12.9, Sublandlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Subtenant's Rooftop Equipment.

                                   ARTICLE 7
                                   INSURANCE

     7.1 Use of Premises. Subtenant shall not violate, or permit the violation of, any condition, standard for use in California, imposed by any insurance policy relating to the Building and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which: (a) might subject Sublandlord to any liability or responsibility for personal injury or death or property damage, or (b) might increase any insurance rate with respect to the Building over the rate which would otherwise be in effect (beyond normal increases for tenancies generally), or (c) might result in insurance companies of good standing refusing to insure the Building in amounts satisfactory to Sublandlord, or (d) might result in the cancellation of any policy relating to the Building or might result in the assertion of any defense by the insurer in whole or in part to claims under any such policy.

     7.2 Property Insurance. During the Sublease Term, Subtenant shall maintain, at Subtenant's expense, "All Risk" property insurance, insuring Subtenant's Property (as defined in Section 9.2) and the fixtures and equipment located within the Premises (excluding Building systems which are the responsibility of Sublandlord as set forth in Section 6.3), with a replacement cost endorsement, in the amount of their full replacement cost. If a boiler, pressure object, supplemental air conditioning or other mechanical equipment is or becomes located within the Premises, Subtenant shall also obtain and maintain (and will cause co-location customers to obtain and maintain as set forth in Section 19.3 below), at its expense, property insurance covering such equipment, with coverage limits of not less than full replacement cost. As used in this Sublease, the "full replacement cost" of the Building means its replacement cost excluding (a) footings and foundations and (b) property and fixtures that tenants are contractually required to insure. Subtenant and its co-location customers shall also carry business interruption insurance to cover any interruption of operations at the Premises.

     7.3 Liability Insurance. Subtenant, at its expense, shall maintain throughout the Sublease Term, commercial general liability insurance, including contractual liability, with respect to the Premises, their use and occupancy by Subtenant and the conduct or operation of business therein, with combined single-limit coverage of not less than $3,000,000. Sublandlord may, from time to time, but not more frequently than once every year, increase the policy amounts to be maintained by Subtenant under this Section 7.3 as Sublandlord deems necessary to maintain adequate liability coverage.

     7.4 Waiver of Subrogation. Sublandlord and Subtenant each shall secure an appropriate clause in, or an endorsement upon, each insurance policy required by
Section 7.2 or otherwise carried by such party with respect to the Building, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. On Subtenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Sublandlord, Sublandlord's managing agent, if any, Sublandlord's Affiliates (as defined in Section 26.8(b)) and its and their officers and employees. On Sublandlord's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Subtenant and its officers and employees. Each party releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring before the end of the Sublease Term and covered by any insurance policy required of such party under Section 7.2.

     7.5 Policy Requirements. Sublandlord, Sublandlord's managing agent, if any, Sublandlord's Affiliates and its and their officers and employees, each Superior Lessor and each mortgagee whose name and address shall have been furnished to Subtenant shall be designated as additional insured parties on each insurance policy required to be carried by Subtenant under this Article. Subtenant shall deliver to Sublandlord fully paid-for policies or certificates of insurance for the insurance coverage required by this Article, in form satisfactory to Sublandlord, issued by the insurance company or its authorized agent (each a "Certificate"), at least 20 days before the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before expiration and deliver to Sublandlord a renewal policy or renewal Certificate at least 30 days before the expiration of any existing policy. At Sublandlord's request, Subtenant shall also deliver insurance policies or Certificates to additional insured parties other than Sublandlord. All policies required to be carried by Subtenant hereunder shall be issued by companies of recognized responsibility, acceptable to Sublandlord, maintaining a rating of A-VIII or better in Best's Insurance Reports - Property - Casualty (or an equivalent rating on any successor index adopted by Best's), and licensed to do business in California. All such policies shall provide that they cannot be cancelled or materially modified unless Sublandlord, each Superior Lessor and each mortgagee named as an additional insured party are given at least 30 days' prior written notice of such cancellation or modification.

     7.6 Premium Increase. If, due to any action or omission by Subtenant in default of any of its obligations under this Sublease, or due to any improvements installed by or at the direction of Subtenant, the premiums on Sublandlord's insurance shall be higher than they otherwise would be, Subtenant shall reimburse Sublandlord, on demand, as Additional Charges, for the part of the premiums attributable to the default by Subtenant or to such improvements. For purposes of this Section, a schedule or statement of rates for the Building, issued by Sublandlord's insurer, or by a fire insurance rating organization or other similar body making rates for insurance for the Building shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building.

                                   ARTICLE 8
                                  ALTERATIONS

     8.1 Conditions. Subtenant may from time to time, at its expense, make such alterations ("Alterations") in and to the Premises as Subtenant reasonably considers necessary for the conduct of its business in the Premises, provided and upon the following conditions (unless otherwise reasonably approved by Sublandlord which approval shall not be unreasonably withheld conditioned or delayed): (a) the Alterations do not affect the outside appearance of the Building and are not visible from the outside of the Building; (b) the Alterations are nonstructural and do not impair the strength or structural integrity of the Building, (c) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises; (d) the Alterations do not affect the proper functioning of the mechanical, electrical, HVAC or other systems of the Building, or increase the usage of such systems by Subtenant beyond Subtenant's allocation of such mechanical, electrical, HVAC or other systems, (e) before proceeding with any Alteration other than those meeting the conditions set forth in (a), (b), (c) and (d) above and costing less than $100,000, Subtenant shall submit to Sublandlord, for Sublandlord's approval, plans and specifications therefor, and Subtenant shall not proceed with the Alteration unless and until it obtains Sublandlord's approval, which approval, if such Alteration satisfies the other conditions set forth in this Section shall not be unreasonably withheld, conditioned or delayed (taking into account, among other things, any increased demands that such Alterations may place on the mechanical, electrical, HVAC or other systems of the Building beyond Subtenant's allocation of such mechanical, electrical, HVAC or other systems); (f) Subtenant shall pay to

Sublandlord upon demand Sublandlord's or its managing agent's reasonable, direct, out-of-pocket costs and expenses incurred in reviewing Subtenant's plans and specifications and inspecting the Alterations to determine whether they are consistent with the guidelines set forth in this Section 8.1, whether they are being performed in accordance with the approved plans and specifications and in compliance with law, including the fees of any architect or engineer employed by Sublandlord for such purpose; (g) before proceeding with any Alteration costing more than $100,000, as defined in Section 9.2, as estimated by a reputable contractor approved by Sublandlord, Subtenant shall obtain and deliver to Sublandlord either: (1) a performance bond and a labor and materials payment bond for Sublandlord's benefit, issued by a corporate surety licensed to do business in the State of California, each in an amount equal to 125% of the estimated cost of the Alterations and in form satisfactory to Sublandlord, or
(2) other security reasonably satisfactory to Sublandlord (which Subtenant, at its election, may submit for Sublandlord's consideration); (h) not less than 15 days nor more than 20 days before commencement of the Alterations, Subtenant shall notify Sublandlord of the work commencement date, so that Sublandlord may post notices of nonresponsibility about the Premises; (i) Subtenant shall fully and promptly comply with the Rules and Regulations and construction rules and regulations for the Building then in force with respect to the making of Alterations; and (j) in no event shall any Alterations or the performance thereof result in interference or disruption to the business operations of any other tenant or other occupant of the Building. Any bid obtained by Subtenant, and the contractor making the bid, shall satisfy the criteria specified in
Section 6.4 and Section 8.2. Subtenant agrees that the review and approval by Sublandlord of Subtenant's plans and specifications for Alterations are solely for Sublandlord's benefit. Sublandlord shall have no duty toward Subtenant, nor shall Sublandlord be deemed to have made any representation or warranty to Subtenant, as to the safety, adequacy, correctness, efficiency or compliance with laws of the plans and specifications, the Alterations or their design, or any other matter regarding the Alterations. Sublandlord agrees to respond in a commercially reasonable and prompt manner to requests by Subtenant for approval for Alterations necessary to accommodate Subtenant's ongoing business operations.

     8.2 Performance. Subtenant shall obtain at its sole expense all necessary governmental permits and certificates for the commencement and performance of Alterations and for final approval of the Alterations upon completion. Subtenant shall retain at its sole expense a reputable contractor, acceptable to and reasonably approved by Sublandlord for specific Alterations, to perform the Alterations in compliance with the permits and certificates and applicable law. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the prevailing Building standards established by Sublandlord. Any Alterations affecting mechanical, electrical, HVAC or other systems of the Building shall be performed only by contractors approved by Sublandlord unless such systems are contained entirely within the Premises and do not in any way affect Building systems outside the Premises. Alterations shall be performed in a manner that does not interfere with, delay or impose additional expense on Sublandlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense is so incurred by Sublandlord, Subtenant shall reimburse Sublandlord for such additional expense, upon demand, as Additional Charges. Throughout the performance of Alterations, Subtenant, at its sole expense, shall carry, or cause to be carried, workers' compensation insurance as required by law and general liability insurance, with completed operations endorsements, for any occurrence in or about the Building, in such coverage limits as Sublandlord may reasonably require (taking into account the financial strength of Subtenant and the nature and extent of the work to be performed), with insurers meeting the requirements of Section 7.5. Sublandlord and the persons specified in Section
7.5 shall be designated as additional insured parties on such insurance policies. Subtenant shall furnish Sublandlord with evidence reasonably satisfactory to Sublandlord that such insurance is in effect before the commencement of Alterations and, on request of Sublandlord during construction, Subtenant shall provide evidence reasonably satisfactory to Sublandlord that the insurance remains in effect. Upon Sublandlord's request following the completion of any Alterations, Subtenant shall deliver to Sublandlord "as built" drawings of the Alterations. If any Alterations involve removal of fixtures, equipment or other property in the Premises which are not Subtenant's Property (as defined in Section 9.2), the removed fixtures, equipment or other property shall be promptly replaced at Subtenant's expense with new fixtures, equipment or other property of like utility and at least equal value, unless Sublandlord otherwise directs Subtenant in writing.

     8.3 Liens and Violations. Subtenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, which shall be issued by the Building and Safety Department of the City of Los Angeles or any other public authority. Subtenant shall not utilize materials in Alterations (except with respect to Subtenant's Property) that are subject to security interests or liens. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, including security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding. Subtenant, at its sole expense, shall satisfy or discharge of record each lien or encumbrance within 15 days after it is filed. If Subtenant fails to do so, Sublandlord shall have the right to satisfy or discharge such lien or encumbrance by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action. Subtenant shall reimburse Sublandlord on demand for the actual out-of-pocket costs and expenses so incurred by Sublandlord, as Additional Charges, and without regard for any defense or offset that Subtenant may have had against the claimant, but neither Sublandlord's curative action nor the reimbursement of Sublandlord by Subtenant shall cure Subtenant's default in failing to satisfy or discharge the lien or encumbrance.

                                   ARTICLE 9
                     SUBLANDLORD'S AND SUBTENANT'S PROPERTY

     9.1 Sublandlord's Fixtures and Equipment. All fixtures, equipment, appurtenances, improvements and other personal property existing at the Building as of the date of this Sublease, shall be and remain the property of Sublandlord and shall not be removed by Subtenant and shall, upon expiration or earlier termination of the Sublease, remain a part of the Premises and the property of Sublandlord. Upon notice to Subtenant in connection with a termination of the Sublease, Sublandlord may require Subtenant to remove all or any part of any non-standard fixtures (e.g., vaults, kitchens, raised floors (excluding raised floors existing as of the date the Premises are initially delivered to Subtenant), auditoriums, internal stairways and any other improvements or alterations which differ from those typically included within normal office use (excluding any other non-standard improvements which existed as of the date the Premises are initially delivered to Subtenant), whether or not installed by Subtenant or existing as of the date of this Sublease, and any other Alterations, in which event Subtenant shall remove the foregoing from the Premises before the end of the Sublease Term at Subtenant's expense and shall repair and restore the Premises to its condition before such installation, ordinary wear and tear and insured casualty loss excepted, and repair any damage resulting from such removal. Upon request by Subtenant, Sublandlord agrees to specify at the time of approval of Alterations within the Premises which may be considered non-standard whether such improvements or Alterations will be required to be removed at the end of the Sublease Term.

     9.2 Other Property and Equipment. All telecommunications systems and related equipment and office equipment and other equipment or property, whether or not attached to or built into the Premises, that is installed in the Premises by or for the account of Subtenant or its customers, agents, vendees, subtenants (including Providing Parties) or service providers without expense to Sublandlord, and which can be removed without any significant damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Subtenant (or leased from any person other than Sublandlord) and located in the Premises (collectively, "Subtenant's Property") shall remain the property of Subtenant (or such other owner) and may be removed by Subtenant (or such other owner) at any time during the Sublease Term. If and to the extent significant damage is expected to result from the removal of Subtenant's Property, such property and equipment shall not be removed without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld so long as Subtenant agrees to repair, at Subtenant's sole cost and expense, all damage resulting from such removal. Subtenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation or removal of Subtenant's Property, ordinary wear and tear and insured casualty loss excepted. Equipment or other property for which Sublandlord shall have granted an allowance or credit to Subtenant, and any replacement of such equipment or property, shall not be deemed Subtenant's Property and shall become the property of Sublandlord.

     9.3 Removal at Termination. Before the expiration of the Sublease Term, or immediately upon any earlier termination of this Sublease, Subtenant, at its sole expense, shall remove from the Premises all of Subtenant's Property, except such items as Sublandlord has expressly permitted, either at the time of installation or otherwise, to remain. Subtenant shall repair any damage to the Premises or the Building resulting from the installation or removal of Subtenant's Property or other fixtures or equipment from the Premises.

     9.4 Abandonment. At Sublandlord's option, any items of Subtenant's Property that remain in the Premises after the expiration of the Sublease Term or any earlier termination of this Sublease shall be deemed abandoned and may be retained by Sublandlord (or successor in interest) as its property or disposed of, without accountability, in such manner as Sublandlord shall determine, and at Subtenant's expense.

     9.5  Taxes on Subtenant's Property and Non-Standard Subtenant Improvements.

          (a) Subtenant's Property. At least 10 days before delinquency, Subtenant shall pay all taxes levied or assessed upon any property, equipment, fixtures or improvements installed at the Premises after the date of this Sublease. If the assessed value of the Building, the Premises or property of Sublandlord is increased by the inclusion of a value placed upon property installed at the Premises after the date of this Sublease, Subtenant shall pay to Sublandlord, upon demand, as Additional Charges, the taxes levied against Sublandlord on account of the included value of such property.

          (b) Subtenant Improvements. Subtenant shall pay to Sublandlord, upon demand, as Additional Charges, the portion of all real estate taxes levied or assessed against Sublandlord with respect to improvements, property or equipment installed in the Premises, to the extent such levy or assessment is based upon a value determined to be in excess of Thirty-Five Dollars ($35.00) per square foot of Rentable Area of the Premises. For the purposes of calculating the amount payable by Subtenant pursuant to this Section 9.5(b), the assessed value of improvements and equipment installed in the Premises shall be deemed to be equal to the cost of such improvements and equipment, including any fees paid to Sublandlord in connection therewith, and including the cost of any Alterations performed pursuant to Section 8.1.

     9.6 Sublandlord Liens. Sublandlord recognizes that Subtenant will be installing Subtenant's Property at the Premises, including telephone switching equipment, and furniture, fixtures and equipment. Sublandlord further recognizes that Subtenant may, from time to time, finance and refinance certain items of Subtenant's Property. Accordingly, Sublandlord hereby (a) consents to the installation of Subtenant's Property subject to and in accordance with the terms of this Sublease; (b) waives, in favor of both Subtenant and any party providing financing to Subtenant for any purpose, any lien, interest, and or right of Sublandlord in and to Subtenant's Property, whether statutory or possessory, whether arising by statute or at common law, including but not limited to any Sublandlord's lien, and any

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

right of execution, attachment, levy or to distraint for rent. Notwithstanding the foregoing, Sublandlord shall have no obligation or liability to any holder of a lien with respect to Subtenant's Property or equipment except to the extent of any written agreement which may be entered into between Sublandlord and such lienholder. No lienholder shall be permitted access to the Premises or any other rights with respect to the Building unless set forth in a written agreement. Further, Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against all liens which may be recorded against the Land, the Building or any portion thereof and the exercise of any remedies by any lienholder of Subtenant.

                                  ARTICLE 10
                            REPAIRS AND MAINTENANCE

     10.1 Sublandlord's Obligations. Sublandlord shall keep and maintain the Common Area, the Building's exterior walls, glass, roof and foundation, Building core, and shall keep in proper working order, condition and repair the Building systems and facilities serving the Premises and improvements to the extent such systems, facilities and improvements are included within the Base Building Definition (but specifically excluding any Specialty Equipment and any other equipment installed by Subtenant or its agents, employees, vendees, subtenants, Providing Parties or service providers). However, Sublandlord shall have no obligation to Subtenant to perform such repairs in or about the Common Area, the Premises, or with respect to Building systems and facilities serving the Premises, unless Sublandlord has learned of the need or been notified in writing of the need for such repairs, describing the problem in reasonable detail, and except in the case of emergency, in which case Sublandlord shall perform such repairs with reasonable diligence as quickly as possible upon Subtenant's oral notification to Sublandlord of the need of such repair.

     10.2 Subtenant's Obligations. Except for Sublandlord's obligations specifically set forth in Sections 10.1 and 13.1, Subtenant shall, at its expense, throughout the Sublease Term, take good care of the Premises, Subtenant's Property and all equipment and other property of Subtenant, its agents, employees, vendees, subtenants (including Providing Parties) or service providers located within the Premises from time to time. Subtenant shall be responsible for all repairs, maintenance and replacements in and to the Premises, including any improvements installed by or for Subtenant or its agents, employees, vendees, subtenants (including Providing Parties) or service providers, and for all wall and floor coverings, all water fountains, sinks, sanitary and electrical fixtures and equipment in the Premises, ordinary and reasonable wear and tear excepted. Subtenant, at its expense, shall promptly replace all scratched, damaged or broken doors and interior glass in the Premises. Subtenant shall be responsible for all maintenance and repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, of the Premises, the Building, and its facilities and systems, made necessary, in whole or in part, by: (a) the performance or existence of Alterations or other improvements performed by or for Subtenant or its agents, employees, vendees, subtenants (including Providing Parties) or service providers; (b) the installation, use or operation of any equipment or property within the Premises; (c) the moving of any equipment or property in or out of the Building; or (d) any act, omission, misuse or neglect of Subtenant or its officers, partners, employees, agents, contractors, vendees, customers or invitees. All repairs in or to the Premises for which Subtenant is responsible shall be subject to the provisions of Article 8 regarding Alterations. Sublandlord shall perform or cause to be performed, at Subtenant's expense, any other repairs of the Building and its facilities and systems for which Subtenant is responsible. Subtenant shall reimburse Sublandlord, as Additional Charges, for all reasonable actual, out-of-pocket costs of such repairs.

     10.3 Exculpation of Sublandlord for Repairs. Except as otherwise expressly provided in this Sublease, Sublandlord shall have no liability to Subtenant, and Subtenant's covenants and obligations under this Sublease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Sublandlord making any reasonable maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises, which Sublandlord is required or permitted to make by this Sublease, or which are required by law, or which Sublandlord deems appropriate, excepting any actual (but not consequential) damages occurring during the performance of such maintenance, repair, alteration, addition or improvement to the extent caused by the negligence or willful misconduct of Sublandlord or its employees, contractors, agents, or partners. When practicable, Subtenant shall be given the reasonable opportunity to perform such work within the Premises in lieu of the Sublandlord undertaking such work. Sublandlord shall have the right to erect scaffolding and barricades in the Premises and elsewhere in the Building for purposes of such repairs, provided that such structures do not unreasonably impair access to and use of the Premises. Subtenant waives any rights it may have under California Civil Code Sections 1941 and 1942, and any other provisions of law now or hereafter in force, regarding the duties of a lessor to repair leased premises or the rights of lessees to make repairs if the lessor fails to do so. Sublandlord agrees that it will not (except in the event of an emergency or a force majeure event) intentionally and knowingly take any action to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, or the Building. If Sublandlord becomes aware of the need for work which will affect services, Sublandlord shall exercise commercially reasonable efforts to meet with Subtenant in advance to advise Subtenant of the necessary work or other event so that Subtenant may devise a procedure to minimize the interruption to Subtenant's use, possession and occupancy of the Premises for the purpose of conducting its business.

     10.4 Notice. Promptly upon becoming aware of any such matter, Subtenant shall give prompt written notice to Sublandlord of: (a) any occurrence in or about the Premises for which Sublandlord might be liable; (b) any fire or other casualty in the Premises; (c) any damage to or defect in the Premises, including fixtures, for the repair of which Sublandlord might be responsible; and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, HVAC, elevator, fire warning or other systems located in or passing through the Premises.

                                  ARTICLE 11
                            UTILITIES AND SERVICES

     11.1 Basic Utilities and Services. Subject to the availability of utilities and services on a 24-hour basis as described in this Sublease, Sublandlord shall furnish to the Premises during "Building Hours," which are from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 9:00 a.m. to 2:00 p.m. Saturday, except New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and other holidays generally observed in the City of Los Angeles by the closing of businesses (each a "Holiday"), and subject to the Rules and Regulations: (a) heating, air-conditioning and ventilation ("HVAC") in accordance with the Base Building Definition attached as Schedule 1 to the Work Letter ("Base Building Definition"); (b) non-exclusive freight and passenger elevator service included within the Base Building Definition; (c) hot and cold water in amounts required for normal lavatory, cleaning and drinking purposes (including water for coffee machines). Subtenant's Premises shall be separately metered or submetered (including through an e-mon metering system) at Subtenant's cost so that Subtenant may contract or otherwise arrange for excess electricity in amounts consistent with or at Subtenant's sole expense, in addition to, Base-Building Definition, subject to Sublandlord's approval, engineering review, system compatibility and available capacity. Sublandlord shall provide janitorial services on business days in accordance with the specifications attached as Exhibit G. It is acknowledged that certain portions of Subtenant's electricity usage at the Premises is and will remain separately metered or submetered, and Subtenant hereby assumes all responsibility for maintenance of the utility meters (or submeters) for the Premises. If Subtenant wishes to contract with a utility provider other than the utility provider now servicing the Building or wishes to contract directly with a utility provider directly rather than operating under a submetering arrangement, Subtenant shall first obtain Sublandlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

     11.2 Additional Subtenant Use. Subject to the Rules and Regulations, the Base Building Definition and the terms of this Sublease, passenger elevator service, electricity, life-safety system, and water will be available 24 hours a day, every day of the year, and HVAC and freight elevator service will be available at other than Building Hours by arrangement with Sublandlord, at Sublandlord's customary charges for such overtime use (which, for after-hours HVAC, is currently charged at $54.00 per hour) for Building standard HVAC services to the office area portions of the Premises. To the extent other tenants require after-hours HVAC on the Lower Level I, II, or III floors of the Building and other tenants within the lower levels pay their pro rata share of such services, Subtenant's after-hours HVAC costs shall be adjusted to reflect such cost sharing arrangement. Notwithstanding the foregoing Subtenant's use and access rights as described herein shall be subject to emergency shutdowns and the annual power shutdown and inspection (conducted in conjunction with the Los Angeles Fire Department), on one weekend per year (as determined by Sublandlord) or more frequently if required by applicable laws, rules or regulations, it being agreed that Sublandlord's managing agent shall use its commercially reasonable efforts to notify Subtenant prior to any scheduled shutdown of the

Building's power which Sublandlord or its managing agent schedules or of which it receives reasonable advance notice. Without Sublandlord's prior written consent, Subtenant shall not use any apparatus or device in the Premises designed to operate on electrical current in excess of the capacity provided in the Base Building Definition, except as specifically set forth in this Sublease. Sublandlord may impose a reasonable charge for the use by Subtenant of: (a) HVAC or freight elevators at any time other than during Building Hours; (b) HVAC or water in amounts exceeding the amounts Sublandlord has undertaken to provide in
Section 11.1 ("Excess Services"), it being agreed that Sublandlord may audit (including by consultant, survey, and/or through installation of meters) Subtenant's consumption of utilities for such purpose, which audits and metering shall be at Subtenant's expense unless they disclose that Subtenant is not in fact using Excess Services; and (c) any additional or unusual janitorial or cleaning services in the Premises made necessary by reason of (i) non-standard tenant improvements in the Premises (such as a large number of glass partitions or other glass surfaces in the interior of the Premises), (ii) the carelessness of Subtenant or its employees, or (iii) the manner in which Subtenant's business is conducted. Sublandlord shall not be required to provide janitorial services for any portions of the Premises which differ from normal office uses, including portions utilized for preparing or consuming food or beverages, storage, offset printing, equipment rooms or lavatories.

     11.3 Temperature Maintenance. Sublandlord makes no representation with respect to, and shall have no liability in connection with, the adequacy or fitness of the HVAC systems to operate in a manner which is inconsistent with the Base Building Definition. If the temperature otherwise maintained in any portion of the Building by the HVAC systems is affected as a direct or proximate result (as determined by a qualified building engineer) of any lights, machines, equipment, occupancy, or electrical load in or with respect to the Premises other than in accordance with the Base Building Definition, Sublandlord shall have the right, but not the obligation, to install any machinery and equipment which Sublandlord reasonably deems necessary to maintain or restore temperature balance, including modifications to the standard HVAC equipment. The cost of any such additional machinery or equipment, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Subtenant as Additional Charges.

     11.4 Exculpation of Sublandlord for Utilities. Except as specifically provided in this Sublease to the contrary, Sublandlord shall not be liable for any failure to furnish any services or utilities when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies or for any other condition beyond Sublandlord's reasonable control (including any governmental energy conservation program), and Subtenant shall not be entitled to any damages nor shall such failure abate or suspend Subtenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Subtenant. If any governmental entity promulgates or revises any law, or issues guidelines or mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions or the provision of any other utility or service furnished by Sublandlord in the Building, Sublandlord may, in its sole discretion, take any appropriate action to comply with such provisions of law, guidelines or mandatory controls, including the making of alterations to the Building. Except as specifically provided in this Sublease, neither Sublandlord's actions nor its failure to act shall entitle Subtenant to any damages, abate or suspend Subtenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Subtenant.

     11.5 Access. Sublandlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises, except such persons shall not have access to Subtenant's proprietary assets or technical equipment areas designated by Subtenant in writing and Sublandlord shall have no liability with respect thereto. If Subtenant wishes to designate any areas containing equipment or assets as areas which will not be accessible, Subtenant agrees to provide for emergency access as requested by Sublandlord.

     11.6 Directory Listing. If Sublandlord elects to utilize a directory board in the lobby of the Building, Sublandlord shall provide to Subtenant up to 5 lines on the Building directory. The reasonable charge of Sublandlord for any changes in such listings requested by Subtenant shall be paid by Subtenant to Sublandlord on demand, as Additional Charges. The content and design of the directory board shall be determined by Sublandlord in its sole and absolute discretion. Subtenant's signage rights at the Building are set forth in Article 27.

     11.7 Building Security. Sublandlord (or its property manager) shall, as part of the Costs of Operation, provide security services for the Building, including the Parking Garage, in a manner consistent with the security services provided in Comparable Buildings. Sublandlord shall be in no event obligated to provide armed guards at the Building. Subject to the requirements of the Work Letter and terms of Section 8 (Alterations), if applicable, Subtenant shall be permitted at its sole expense, to install its own security system (such as a card key system) and may retain supplemental security services for its Premises (but in no event such supplemental security services consist of armed guards), so long as such systems and services are compatible with Sublandlord's security measures for the Building. If Subtenant elects to employ any of its own security measures, Sublandlord and Subtenant agree to use reasonable efforts to coordinate their respective security functions and shall cooperate to develop procedures to implement their respective procedures in an efficient and effective manner. Notwithstanding anything to the contrary herein, Subtenant assumes responsibility for (1) keeping the Premises reasonably secure, and (2) locking the doors in and to the Premises. Any damage to Subtenant's property or the Premises resulting from neglect shall be paid for by Subtenant, subject to Subtenant's right to collect insurance proceeds and proceed against third parties. All property belonging to Subtenant or any person in the Premises shall be there at the sole risk of the Subtenant or such other person only, and Sublandlord and its agents and employees shall not be liable for theft or misappropriation, except to the extent resulting from the gross negligence or willful misconduct of Sublandlord or its agents, employees or contractors. It is further acknowledged and agreed that Sublandlord makes no representation or warranty to Subtenant as to the protection which may be provided by Sublandlord's security measures to Subtenant's employees or visitors, and Sublandlord shall not be responsible for any criminal acts which may be committed within the Common Areas or at or around the Premises or the Building.

     11.8 Subtenant's Right to Retain Janitorial Services. Subtenant shall have the right, at Subtenant's expense, upon not less than 30 days' prior written notice to Sublandlord, to retain a reputable janitorial service contractor to perform janitorial services in accordance with the specifications attached hereto as Exhibit G to the entire Premises or a specifically designated portion of the Premises. In the event Subtenant shall so notify Sublandlord, Sublandlord shall have no Further obligation to provide janitorial services to the Premises after the effective date of commencement of the service retained by Subtenant. Sublandlord and Subtenant shall coordinate all janitorial services to avoid duplication of services, improper charges, disagreements between service contractors and to ensure that the Building and the Premises will be maintained in accordance with the standards of Comparable Buildings. If Subtenant elects to provide its own janitorial services, all storage of cleaning supplies and equipment for such janitorial service shall be within the Premises in compliance with all applicable laws, rules and regulations.

     11.9 Telephone Services. Currently, the following telephone companies serve the Premises: MCI, AT&T, MFS and PacBell. Subtenant shall have the right to select and contract with any telecommunications provider of its choice, so long as (i) such provider is limited to the utilization, within the Premises, of existing equipment available at the Building or other equipment approved by Sublandlord in its sole discretion and installed in accordance with the terms of this Sublease; (ii) such provider is to provide service solely to Subtenant (unless otherwise approved in writing by Sublandlord); (iii) such provider enters into an agreement with Sublandlord, in a form reasonably acceptable to Sublandlord, pertaining to issues such as liability, insurance, indemnity, removal of equipment, repair of damage and protection against interference with other tenants of the Building; and (iv) upon the expiration or earlier termination of the rights of Subtenant under this Sublease, all rights of such provider to provide services to the Building shall automatically cease except to the extent of contracts with other tenants or occupants of the Building which have been approved by Sublandlord in advance. Subtenant acknowledges and agrees that Sublandlord, except as may be imposed by law, shall have no obligation to provide access to the Building or any portion thereof to any persons or entities except upon the terms of written agreements which may be entered into between Sublandlord and such parties. Sublandlord specifically reserves the right to deny access to any persons or entities in sole and absolute discretion, except to the extent and subject to the terms of written agreements. It is acknowledged and agreed that the foregoing shall not be applicable to Subtenant's Providing Parties who enter into agreements with Subtenant subject to and in accordance with the terms of Section.3.

     11.10 Uninterrupted Power System (UPS). Subject to the approval of the Building's engineers with respect to method of connection and confirmation of capacity needs and subject to availability as determined by Landlord in its good faith discretion, Subtenant shall have the right to utilize the Building's Uninterrupted Power System (UPS) for Subtenant's operations in accordance with Subtenant's design documents approved by Sublandlord and its engineers. Subtenant agrees to pay to Sublandlord, as part of the Rents payable hereunder (and not as part of Subtenant's Share of Costs of Operation), (i) costs incurred by Sublandlord to connect Subtenant's Premises to the UPS, including engineering fees as required, and (ii) the actual cost of operating and maintaining the UPS to the extent exceeding the basic annualized cost of operating the UPS prior to the date of commencement of Subtenant's use and hookup, with such costs being determined by a licensed and qualified engineer or contractor experienced in the operation of the UPS and reasonably verified through available operating cost records. Sublandlord has made no representation or warranty regarding the UPS and has provided no assurances to Subtenant regarding its operations. Subtenant's use of the UPS shall be at the sole risk of Subtenant.

     11.11  Subtenant's Specialty Equipment. Subject to the terms of this
Section 11.11, Sublandlord acknowledges that Subtenant's use of the Premises may require some or all of the following (the "Specialty Equipment"), all of which shall be subject to engineering review and approval:

          (a) Subject to engineering review and confirmation of methods of connection and available capacity, Subtenant shall have limited access to the Building's back up diesel generators on terms specified by Sublandlord. All work associated with connections to such generators shall be at Subtenant's sole cost and expense and Sublandlord makes no representation or warranty regarding the capability or availability of the generator system at any time. Subtenant shall pay all costs associated with its use of the generator system. If Subtenant wishes to install its own backup power system to serve the Premises, it will comply with all requirements applicable to the performance of Alterations within the Premises, including, without limitation, necessary engineering review for compatibility with existing Building systems. Tenant acknowledges that the total power to the Premises shall not exceed 500 kw aggregate.

          (b) To the extent available and subject to engineering review, Subtenant may access the existing electrical closet intended to serve the Premises and all necessary connections from such location to Subtenant's equipment, with capacity of up to 7 VA per square foot. Any costs associated with such service, including its installation of electrical panels and other necessary equipment to serve the Premises, shall be paid by Subtenant. If Subtenant requires more power for the operation of its business at the Premises, Subtenant may install equipment necessary to deliver such additional power to the Premises (to bring the level of power available to the Premises up to 800 amps service), subject to Sublandlord's review and approval of Final Plans for such equipment and engineering review to confirm compatibility with the Building and all Building systems. Subtenant shall pay all costs associated with the design, review, installation and operation of any such additional equipment.

          (c) An independent, Subtenant-controlled fire suppression system of FM 200 or newer technologies, at Subtenant's expense, with Sublandlord's approval which shall not be unreasonably withheld, conditioned or delayed, which will include access to Subtenant for exhaust louvers, shafts or risers necessary for the discharge of exhaust from the Premises from such system as well as Subtenant's air conditioning system. Subtenant will pay for all changes necessary to zone off and change the fire suppression system.

          (d) Connection of the office space areas within the Premises to Sublandlord's fire alarm system.

          (e) The right to use, store and/or relocate, at Subtenant's sole cost and expense, the existing raised floor system in the Premises to accommodate Subtenant's telecommunications equipment.

          (f) Subtenant may install, at its sole cost and expense, a 750 MCM copper insulated ground conductor associated fittings and/or conduit from the master ground at the lowest point in the Building to the Premises. Subtenant may ground its telecommunications equipment in accordance best industry practice and sound electrical engineering principles, subject to Sublandlord's reasonable approval.

          (g) Subtenant shall have the right to utilize the existing pre-action (i.e., "dry") fire suppression system, or to modify existing wet sprinkler system components to create a pre-action system in all or selected parts of the Premises. Such system shall be in compliance with applicable standards and codes and shall be subject to reasonable Sublandlord and local governmental approvals. Any sprinklers not converted to a "pre-action" design shall remain of "wet" design.

          (h) Subject to review and approval of Subtenant's Final Plans for such installation, Subtenant may install fixtures and equipment necessary for the operation of its telecommunications operations at the Premises.

          (i) If necessary for Subtenant's business operations at the Premises and subject to review of Subtenant's Final Plans for such installation, Subtenant shall have the right to install within the Premises systems necessary to provide supplemental HVAC services to the Premises, utilizing chilled water. Subtenant shall pay all costs and expenses associated with the installation, use and operation of any supplemental HVAC equipment or system, including, without limitation, the costs of installing a chilled water loop to the Premises and a usage charge for the supply of chilled water to the Premises. As of the date of this Lease, the chilled water charge for the operation of supplemental HVAC equipment is $32 per hour during other than Building Hours (with no charge during Building Hours), which amount shall be subject to adjustment to Subtenant's pro rata share of such cost if other subtenants on the Lower Level I, II or III floors of the Building also use such service at the same time it is requested by Subtenant. The charge for providing chilled water shall be subject to adjustment based upon increases in Sublandlord's actual costs of providing such service. Subtenant shall pay all costs associated with its use of the Building's systems described above as a direct charge, provided that if services are provided to many tenants or occupants together, Subtenant shall pay its proportionate share of such costs. Notwithstanding anything to the contrary herein, Subtenant acknowledges and agrees that installation, use and maintenance of the Specialty Equipment is subject to Sublandlord's engineering review and confirmation of compatibility with the operation of the Building from time to time and the operations, use and access rights of other tenants, subtenants and occupants of the Building. In addition, Subtenant agrees to comply with the terms of Article 8 and the Work Letter, as applicable to the installation of any Specialty Equipment.

                                  ARTICLE 12
                             RIGHTS OF SUBLANDLORD

     12.1 Reservation from Premises. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises and areas covered by Subtenant's rights to signage, Sublandlord reserves from the Premises leased hereunder all of the Building, including, without limitation, the roof, exterior Building walls, core corridor walls and doors, any terraces or roofs adjacent to the Premises (but in no event over the equipment area of the Premises), the space between hung ceilings and the slab above the office space portion of the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, telephones or other utilities, sinks or other Building facilities, and their use, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair of the Premises or the Building. Sublandlord reserves the right, and Subtenant shall permit Sublandlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided that Sublandlord shall disguise, conceal or camouflage the pipes, ducts and conduits.

     12.2 Entry by Sublandlord. Sublandlord and its agents shall have the right to enter or pass through the Premises at reasonable times upon reasonable advance notice and when accompanied by a representative of Subtenant, except in the case of emergency: (a) to examine the Premises and to show them to actual and prospective lenders, purchasers, lessors, and lessees of the Building and
(b) to make repairs, alterations, additions and improvements in the Premises, the Building or Building facilities and equipment provided that such work will not interfere with Subtenant's rights under this Sublease unless and to the extent there is a commercially reasonable justification for such interference. No advance written notice shall be required in emergency situations if advance notice is not possible, provided that Sublandlord shall attempt to be accompanied by Subtenant's personnel in such situations. In exercising its rights under this Section 12.2, Sublandlord shall take reasonable measures (without requiring the use of overtime or premium pay labor except at Subtenant's expense) to avoid interference with Subtenant's use and occupancy of the Premises. Sublandlord shall have a pass key to the Premises and shall, upon reasonable advance notice and when accompanied by a representative of Subtenant, be allowed to bring materials and equipment into the Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Subtenant and without any reduction of Subtenant's covenants and obligations. Notwithstanding the foregoing, Subtenant shall have the right to reschedule, except in times of emergency, any entry by Sublandlord upon Sublandlord's notice of such entry and Subtenant shall pay any direct costs incurred by Sublandlord for such rescheduling.

     12.3 Temporary Obstructions of Light or View; Closures. Except to the extent such actions may affect the life-safety system or violate any applicable codes or other governmental laws, if at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building other than the Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Sublandlord and without any reduction or diminution of Subtenant's obligations under this Sublease.

     12.4 [Intentionally omitted]

     12.5 Entry Before End of Term. Unless otherwise notified by Subtenant, if, during the last two months of the Sublease Term, Subtenant shall have removed all or substantially all of Subtenant's Property from the Premises, Sublandlord may, upon reasonable advance notice, immediately enter the Premises and alter, renovate and decorate the same, without liability or cost to Subtenant and without reducing or otherwise affecting Subtenant's covenants and obligations hereunder.

     12.6 Building Name and Address. Subject to Subtenant's signage rights under
Article 27, Sublandlord reserves the right at any time, with 30 days' prior notice to Subtenant, to change the Building's name or address, and Sublandlord shall have no liability to Subtenant for any cost or inconvenience occasioned thereby.

     12.7 Alterations of Building. Sublandlord reserves the right, at any time but with 30 days' prior notice to Subtenant, without incurring any liability to Subtenant therefor and without affecting or reducing any of Subtenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and its respective systems and equipment (including street entrances, doors, halls, passages, elevators, escalators stairways, and other public parts of the Building), as Sublandlord shall deem necessary or desirable. However, Sublandlord shall not exercise its rights under this Section 12.7 in a manner that would interfere with Subtenant's use of or access to the Premises.

     12.8 Other Rights. The enumeration of rights of Sublandlord in this Article 12 is not all-inclusive, and shall not be construed to preclude or limit other rights reserved to Sublandlord by this Sublease or by law.

     12.9 Interference. Notwithstanding anything to the contrary herein, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to ensure that other parties do not interfere with Subtenant's business operations or communication services or Federal

Communications Commission's rules and Sublandlord shall have no liability for interference resulting from actions or operations of others. Sublandlord will non-discriminatorily enforce Building Rules and Regulations and the terms of Subleases only with respect to normal office building uses and not with respect to issues of interference with communication uses. Subtenant shall be and remain responsible for preventing and guarding against interference with other uses and operations in the Building and agrees to indemnify, defend and hold harmless Sublandlord from and against any and all claims, losses, liabilities or causes of action brought against Sublandlord by reason of any actual or claimed interference arising out of the use of the Premises by Sublandlord or any Providing Parties. Without limiting the foregoing, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to become involved in disputes or disagreements which may arise between or among various rooftop users regarding interference or other issues. If a dispute arises between Subtenant and another rooftop user, Subtenant may request that such other user meet with Subtenant to resolve such dispute in a manner consistent with prevailing industry standards and customs and all costs of such dispute resolution proceedings shall be paid by Subtenant (or as otherwise agreed with such other rooftop user) and Sublandlord shall have no liability or responsibility with respect thereto.

                                  ARTICLE 13
                             DAMAGE OR DESTRUCTION

     13.1 Restoration. If the Building or the Premises is damaged or destroyed by fire or other casualty, and if this Sublease is not terminated as provided in this Article 13, Sublandlord shall repair the damage and restore or rebuild the Building or the Premises (except for Subtenant's Property but including fixtures to the extent Sublandlord receives insurance proceeds or funds from Subtenant sufficient to complete repair, restoration or rebuilding of the fixtures), after notice to Sublandlord of the damage or destruction and the collection of substantially all of the insurance proceeds receivable on account of the casualty, provided that in no event shall Sublandlord be required to expend on such repair, rebuilding or restoration amounts in excess of the total insurance proceeds collected on account of the casualty. Notwithstanding the foregoing Sublandlord shall have no obligation to so repair, restore or rebuild Subtenant's Property, which shall be the sole responsibility of Subtenant. Proceeds of insurance policies providing coverage of fixtures shall be paid directly to Sublandlord. Concurrently with the payment to Sublandlord of such insurance proceeds attributable to equipment or fixtures within the Premises, Subtenant shall pay to Sublandlord, as Additional Charges, the amount, if any, by which the cost of repairing, restoring and/or rebuilding fixtures (as reasonably estimated by a reputable contractor designated by Sublandlord) exceeds the insurance proceeds attributable thereto actually received by Sublandlord. If the amount of insurance proceeds attributable to fixtures plus any additional sums paid to Sublandlord by Subtenant pursuant to the preceding sentence exceeds the amount actually paid or incurred by Sublandlord in repairing, restoring and/or rebuilding fixtures, then, upon completion of the work, Sublandlord shall return the excess to Subtenant.

     13.2 Rent Abatement. Subject to Section 13.3, if the Premises shall be damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, or if damage to the Building by fire or casualty deprives Subtenant of reasonable access to or use of the Premises for more than four (4) consecutive business days, the Basic Rent shall be abated or reduced, as the case may be, in the proportion that the Rentable Area of the untenantable portion for the conducting of Subtenant's business operations of the Premises bears to the total Rentable Area of the Premises, for the period from the date of the damage or destruction to the date that any damage to the Premises (exclusive of Subtenant's Property) has been substantially repaired except for minor incorrect or incomplete details of construction, mechanical adjustment or decoration which do not materially interfere with Subtenant's use of the Premises and Subtenant has reasonable access to the Premises; provided, however, that if such repairs would have been substantially completed at an earlier date but for Subtenant having failed to cooperate reasonably with Sublandlord in effecting such repair, or if Subtenant reoccupies all or part of the untenantable portion of the Premises for the conduct of its business prior to the date that repairs are substantially completed, then the Premises shall be deemed to have been substantially repaired on such earlier date and any reduction or abatement of Basic Rent shall cease as of such earlier date.

     13.3 Exception to Abatement. Subtenant shall not receive any abatement or reduction of Basic Rent if by reason of some act or omission on the part of Subtenant, its subtenant or assignee, or its or their partners, directors, officers, servants, employees, agents or contractors, either: (a) Sublandlord (or any successor in interest to Sublandlord) is unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building by fire or other casualty; or (b) the Premises or the Building was damaged or destroyed or rendered completely or partially untenantable due to fire or other casualty and the loss of Basic Rent is not covered by Sublandlord's rental loss insurance. Collection of rent by Sublandlord under the circumstances described in Section 13.3 shall not preclude Sublandlord from seeking damages from Subtenant or exercising other remedies it may have under this Sublease or under law.

     13.4 Election to Terminate.

          (a) Sublandlord's Election to Terminate. If: (i) the Building or the Premises is totally destroyed by fire or other casualty; or (ii) the Building is so damaged (whether or not the Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as reasonably estimated by a reputable independent contractor or architect designated by Sublandlord) of more than 20% of the full replacement cost of the Building immediately before the casualty; or (iii) less than two years remains in the Sublease Term at the time of the fire or other casualty and the time necessary to rebuild or repair the Building, in the opinion of a reputable contractor, would exceed ninety (90) days; or (iv) Sublandlord would be required under Section 13.2 to abate or reduce the Basic Rent for a period in excess of six (6) months if rebuilding or repairs were undertaken, then, in any of such cases, Sublandlord may terminate this Sublease by giving Subtenant notice to such effect within sixty (60) days after the date of the casualty. This Sublease shall terminate on the date specified in Sublandlord's notice.

          (b) Subtenant's Election to Terminate. If the Building or the Premises is destroyed or damaged by fire or other casualty such that Subtenant is deprived of access to the Premises or the use and occupancy thereof in the same manner then being used by Subtenant and a reputable independent contractor or architect designated by Sublandlord ("Sublandlord's Architect or Contractor") reasonably estimates in a notice provided to Subtenant by Sublandlord within ninety (90) days after the casualty that the Building or the Premises is damaged to such an extent that Subtenant will be deprived of access to the Premises or use and occupancy of the Premises in the same manner then being used by Subtenant for a period in excess of 180 days, then Subtenant may terminate this Sublease by giving Sublandlord notice within thirty (30) days after delivery of such contractor's or architect's estimate, whereupon this Sublease shall terminate as of the date of the casualty. If the Building or the Premises is destroyed or damaged by fire or other casualty and Sublandlord's Architect or Contractor has estimated (in a notice delivered to Subtenant pursuant to the previous sentence) that Subtenant will be deprived of access to the Premises or use and occupancy of the Premises for a period of 180 days or less, but the Premises and access thereto in the same manner then being used by Subtenant and the use and occupancy thereof are not actually restored within 180 days from the date (the "Untenantability Date") that Subtenant is first deprived of such access or use and occupancy due to such casualty (the "Outside Date"), Subtenant may terminate this Sublease as of the Untenantability Date by giving Sublandlord notice within thirty (30) days after the Outside Date.

     13.5 Business Interruption. Subtenant shall not be entitled to terminate this Sublease, and no damages, compensation or claim shall be payable by Sublandlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Sublandlord shall exert reasonable efforts to make such repair or restoration promptly and in such manner as not to interfere unreasonably with Subtenant's use and occupancy of the Premises, but Sublandlord shall have no obligation to perform such work on an overtime or premium-pay basis except for any work which affects the life-safety system and keeps the Premises from not being in compliance with any applicable governmental codes.

     13.6 Subtenant's Property. Sublandlord shall not be obligated to repair any damage to or replace Subtenant's Property and Subtenant shall restore and repair Subtenant's Property with reasonable dispatch after the repair of the Premises and shall look solely to its insurance for recovery of any damage to or loss of Subtenant's Property.

     13.7 Waiver. Subtenant waives the application of California Civil Code Sections 1932 and 1933, and any other law of similar import, now or hereafter in force, to any case of damage to or destruction of the Building or the Premises by fire or other casualty, or to a taking of all or part of the Building or the Premises subject to the provisions of Article 14 below.

                                  ARTICLE 14
                                EMINENT DOMAIN

     14.1 Complete Taking. If the whole of the Building or the Premises is taken by condemnation, sale in lieu of condemnation, or in any other manner for any public or quasi public use or purpose ("Eminent Domain"), this Sublease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier ("Date of the Taking"), and the Rents shall be prorated and adjusted as of such date.

     14.2 Partial Taking. If only part of the Building or the Land is taken by Eminent Domain, this Sublease shall be unaffected by such taking, except that:
(a) if Sublandlord in the exercise of its good faith business judgment determines that it would be economically impractical to operate the portion of the Building remaining after the taking, Sublandlord may, at its option, terminate this Sublease by giving Subtenant notice to that effect within ninety
(90) days after the Date of the Taking (as defined in Section 14.1) provided that Subtenant can require rescission of such termination decision if, within 10 business days of receipt of Sublandlord's notice of termination, Subtenant advises Sublandlord that, in Subtenant's judgment, Subtenant has been discriminated against relative to other tenants in the Building or Subtenant presents an economically feasible plan for Subtenant's continuous operation in the Building, and (b) if five percent (5%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably adequate for Subtenant to continue operation of its business as it is then being conducted, Subtenant may terminate this Sublease by giving Sublandlord notice to that effect within ninety (90) days after the Date of the Taking. This Sublease shall terminate as of the date that such termination notice from Sublandlord or Subtenant is given, and the Rents shall be prorated and adjusted as of such termination date. Upon a partial taking of the Building, where this Sublease continues in force as to less than all of the Premises, Subtenant shall be entitled to an adjustment in the Basic Rent, and in Subtenant's Share, as provided in Section 26.9.

     14.3 Award. Sublandlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises, without deduction for any estate vested in Subtenant by this Sublease. Subtenant expressly assigns to Sublandlord all of its right, title and interest in and to every such award or payment. Subtenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Subtenant's Property, interruption of its business, moving expenses or any other actual costs, provided that Subtenant's claim does not adversely affect Sublandlord's award or interfere with Sublandlord's prosecution of its claim for the taking except to the extent related to Subtenant's Property. If Subtenant intervenes in a condemnation proceeding in which Sublandlord is a party, Sublandlord and Sublandlord's counsel shall manage and control the proceeding for the claimants.

     14.4 Temporary Taking. If, all or any portion of the Premises is taken by Eminent Domain for a limited period of time, this Sublease shall remain in full force and effect and Subtenant shall continue to perform all of the terms, conditions and covenants of this Sublease, except with abatement of Rents to the extent Subtenant's business operations are actually prevented. If such temporary taking which entirely prevents the use of the Premises for Subtenant's business operation continues for more than ninety (90) days, Subtenant shall have the right to terminate this Sublease upon notice to Sublandlord. Subtenant shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to any period within the term of this Sublease and for any damage to Subtenant's Property. Sublandlord shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to the period after the expiration of the term of this Sublease or which is allocable to the Building, other than the Premises, or to the cost of restoration of the Premises or which is made for any other purpose. If any such temporary taking terminates before the expiration of the term of this Sublease, Subtenant shall restore the Premises as nearly as possible to their condition before the taking, at Subtenant's sole cost and expense; provided that Subtenant shall receive the portion of the award attributable to such restoration.

                                  ARTICLE 15
                             SURRENDER OF PREMISES

     15.1 Surrender. On the last day of the Sublease Term, or upon any earlier termination of this Sublease, or upon any reentry by Sublandlord upon the Premises, Subtenant shall quit and surrender the Premises to Sublandlord "broom-clean" and in good order, condition and repair, excepting ordinary wear and tear and any damage or destruction caused by fire or other casualty that Subtenant is not obligated by this Sublease to repair. As provided in Section 9.3, Subtenant shall remove all of Subtenant's Property from the Premises and shall also remove any non-standard fixtures or equipment installed by Subtenant in accordance with the terms of Article 9 of this Sublease. Upon expiration of the Sublease Term or earlier termination of this Sublease, all of Subtenant's right, title and interest in the Premises or the Building, including any possessory interest, shall cease.

     15.2 Acceptance of Surrender. Before expiration of the Sublease Term, or earlier termination of this Sublease in accordance with its terms, no act or thing done by Sublandlord or its agents shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Sublandlord.

     15.3 No Merger. The surrender of this Sublease by Subtenant or the termination of this Sublease before expiration of the Sublease Term shall not constitute a merger, and at the option of Sublandlord shall operate as an assignment to Sublandlord of any subleases of the Premises.

     15.4 No Holding Over. There shall be no holding over by Subtenant after expiration of the Sublease Term and the failure by Subtenant to deliver possession of the Premises to Sublandlord on or before the Expiration Date shall be an unlawful detainer. In addition to such amounts, Subtenant shall be responsible for all other costs, losses, damages and expenses (which need not be asserted in a summary eviction proceeding or action brought by Sublandlord against Subtenant but may be asserted in a separate proceeding or action by Sublandlord) arising from any hold-over or the inability of Sublandlord to lease or deliver such space to any third party, including, without limitation, any damages incurred by Sublandlord under the RML Lease by reason of any such holdover.
                                   ARTICLE 16
                              DEFAULT BY SUBTENANT

     16.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant:

          (a) Any failure by Subtenant to pay Basic Rent or Additional Charges when due, where such failure continues for five (5) business days after delivery of written notice of such failure by Sublandlord to Subtenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure or any successor or similar law;

          (b) [Intentionally omitted]

          (c) [Intentionally omitted]

          (d) The failure by Subtenant to observe and perform any provision of this Sublease to be observed or performed by Subtenant, if such failure is not expressly described in this Section 16.1 or elsewhere in this Sublease as a default hereunder and if such failure continues for thirty (30) days after written notice by Sublandlord to Subtenant; provided, however, that if the nature of such default is such that it cannot reasonably be cured within such 30-day period, Subtenant shall not be deemed to be in default under this Section 16.1(d) if Subtenant within that period commences to cure the default and thereafter diligently proceeds to completion within a reasonable time, not to exceed 90 days after Sublandlord's notice;

          (e) The making by Subtenant, or by any guarantor of any of Subtenant's obligations hereunder, of a general assignment for the benefit of creditors; the commencement by Subtenant or any such guarantor of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or for the appointment of a receiver for, or the seizure or takeover by any governmental agency of, it or all or any substantial part of its property (collectively, an "Insolvency Proceeding");

the commencement of any Insolvency Proceeding against Subtenant, unless such Insolvency Proceeding is contested (and such contest is diligently pursued) and such Insolvency Proceeding is discharged or dismissed within sixty (60) days after the date filed or commenced; a trustee or receiver shall be appointed to take possession of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, unless possession is restored to Subtenant within thirty (30) days; or substantially all of Subtenant's assets located at the Premises or Subtenant's interest in this Sublease shall be attached or judicially seized, unless such attachment or seizure is discharged within 30 days; and

          (f) The failure by Subtenant to observe or perform according to the provisions of the Work Letter or Article 8 (Alterations) or Section 6.2 (Prohibited Uses), if such failure continues for more than twenty-four (24) hours after notice from Sublandlord.

     16.2 Termination of Sublease. In the event of any such default by Subtenant and beyond any applicable notice and cure periods, then in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord shall have the immediate option to terminate this Sublease and all rights of Subtenant hereunder by giving Subtenant a notice of termination. If Sublandlord elects so to terminate this Sublease, then Sublandlord may recover from Subtenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Subtenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Sublandlord for all of the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom; plus (e) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in clauses (a) and (b) above, the "worth at the time of award" is computed by allowing interest from the date of termination until the time of award at the maximum rate allowable under applicable law, or, if no such maximum rate applies, at the rate of 10% per annum. As used in clause (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. In addition, Sublandlord shall also have the option to maintain Subtenant's right to possession, in which case this Sublease will continue in effect whether or not Subtenant has vacated or abandoned the Premises. Sublandlord shall be entitled to enforce all Sublandlord's rights and remedies under this Sublease, including, without limitation, the right to recover Rent as it becomes due. Sublandlord has the remedy set forth in California Civil Code
Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations). Further, in addition to and independent of any of Sublandlord's other rights and remedies upon a default by Subtenant hereunder, if Sublandlord elects to terminate this Sublease by reason of a default by Subtenant hereunder,

Subtenant shall also be obligated to pay to Sublandlord a fee equal to the unamortized portion of Sublandlord's Sublease Costs (as defined in Exhibit E), calculated as of the effective date of termination of the Sublease.

     16.3 Reentry by SubLandlord. In the event of any such default by Subtenant beyond any applicable notice and cure periods, Sublandlord shall also have the right, with or without terminating this Sublease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Subtenant. No reentry or taking possession of the Premises by Sublandlord pursuant to this Section shall be construed as an election to terminate this Sublease unless a written notice of such intention is given to Subtenant or unless such termination shall have been decreed by a court of competent jurisdiction. Subtenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Sublandlord to recover possession of the Premises.

     16.4 Redemption Rights. Subtenant, on behalf of itself and any and all persons claiming through or under Subtenant, waives and surrenders all rights and privileges which it might have, under California Code of Civil Procedure
Section 1179 or any similar or successor statute, to redeem the Premises or to have a continuance of this Sublease after being dispossessed or ejected from the Premises by process of law or under the terms of this Sublease or after the termination of this Sublease.

     16.5 Application of Rent Payments. Subtenant waives any right it may have under present or future law to designate the items to which any payments made by Subtenant are to be credited. Sublandlord may apply any payments made by Subtenant to such items as Sublandlord sees fit, irrespective of any designation or request by Subtenant as to the items to which such payments should be credited.

     16.6 Performance by Sublandlord. If Subtenant shall default in the performance of any of Subtenant's obligations under this Sublease, Sublandlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and at the expense of Subtenant, provided that, except in case of an emergency, Sublandlord shall have given Subtenant notice of such default and such default shall have continued for at least fifteen (15) days after such notice is given.

     16.7 Payment of Sublandlord's Expenses. If Subtenant is determined to be in default under this Sublease beyond any applicable notice and cure periods, all costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting Rents or enforcing the obligations of Subtenant under this Sublease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Subtenant and beyond any applicable notice and cure periods, and any expenses incurred by Sublandlord in connection with any performance by it for the account of Subtenant under Section 16.6, shall be due and payable by Subtenant, on demand, as Additional Charges.

     16.8 Interest. The amount of any judgment obtained by Sublandlord against Subtenant in any legal proceeding arising out of a default by Subtenant under this Sublease shall bear interest until paid at the maximum rate allowed by law, or, if no such maximum rate prevails, at the rate of 10% per annum. Notwithstanding anything to the contrary contained under California Civil Code
Section 3287, in the case of any damages that were certain or ascertainable by calculation, such interest shall accrue from the day that the right to such damages vested in Sublandlord and in the case of any unliquidated claim, such interest shall accrue from the day such claim arose.

     16.9 No Waivers. The failure of Sublandlord to insist, in any one or more instances, upon the strict performance by Subtenant of any of Subtenant's obligations under this Sublease, or to exercise any right or remedy given Sublandlord upon a default by Subtenant, shall not be construed as a waiver or relinquishment for the future, and the obligation of Subtenant and Sublandlord's rights and remedies upon a default shall continue in full force and effect with respect to any subsequent breach, act or omission. Receipt by Sublandlord of Rents with knowledge of a breach by Subtenant of any obligation of this Sublease shall not be deemed a waiver of such breach.

     16.10 Remedies Not Exclusive. The rights and remedies of Sublandlord provided in this Article 16 for a default by Subtenant are not exclusive, and Sublandlord may exercise any other right or remedy it may have pursuant to this Sublease, at law or in equity.

                                   ARTICLE 17
                          SUBORDINATION AND ATTORNMENT

     17.1 Subordination. Subject to Section 17.6 below, this Sublease, (and all rights of Subtenant hereunder) is and shall be subordinate to all present and future leases of all or any part of the Building or the Land (except for leases of office or commercial space by other occupants of the Building); all existing and future mortgages and deeds of trust (each referred to herein as a "mortgage", and the mortgagee or beneficiary thereof being referred to herein as a "mortgagee") encumbering the Building, the Land or any of such leases, including mortgages also covering other real property; all past and future advances made under such mortgages, all renewals, modifications, consolidations, replacements and extensions of such leases and mortgages; unless the lessor under any such lease or the mortgagee or beneficiary under any such mortgage, or any of their respective successors in interest, elects that this Sublease shall be superior to its lease or mortgage pursuant to Section 17.2; provided, however, that Subtenant's subordination to any future leases or mortgages shall be conditional on Subtenant receiving a non-disturbance agreement with respect to any such future lease or mortgage. This Section shall be self-operative; no further instrument of subordination shall be required. However, in confirmation of subordination, Subtenant shall promptly execute, acknowledge and deliver any instrument that Sublandlord, the lessor under any such lease or any mortgagee may reasonably request to evidence such subordination. If Subtenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, such failure shall constitute a material default and breach of this Sublease by Subtenant. Any lease to which this Sublease, at the time referred to, is subordinate is herein called a "Superior Sublease" and the lessor of a Superior Sublease or its successor in interest at the time referred to is herein called a "Superior Lessor".

     17.2 Election to Subordinate. By written notice to Subtenant, any Superior Lessor or mortgagee may elect to subordinate its Superior Sublease or mortgage to this Sublease.

     17.3 Notice and Cure of Sublandlord's Default. If any act or omission of Sublandlord would give Subtenant the right, immediately or after lapse of a period of time, to cancel or terminate this Sublease, or to claim a partial or total eviction, Subtenant shall not exercise such right: (a) until it has given written notice of the act or omission to Sublandlord and to each mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Subtenant, which notice shall specifically refer to this Section 17.3 and shall describe Sublandlord's default with reasonable specificity and detail, specifying the section of this Sublease as to which Sublandlord is in default, and (b) until a reasonable period not to exceed thirty (30) days for remedying the act or omission shall have elapsed following the giving of such notice and following the time during which each such mortgagee or Superior Lessor would be entitled under its mortgage or Superior Sublease to remedy the act or omission (which reasonable period shall in no event be longer than the period during which Sublandlord would be entitled under this Sublease or otherwise, after similar notice, to effect such remedy). If, within said reasonable period, such a mortgagee or Superior Lessor gives Subtenant notice of its intention to remedy the act or omission, and thereafter diligently commences the required remedial action and pursues it to completion, Subtenant shall have no right to cancel or terminate this Sublease or to claim a partial or total eviction on account of the act or omission.

     17.4 Attornment. Any Superior Lessor, mortgagee or foreclosure sale purchaser who succeeds to the rights of Sublandlord under this Sublease or to Sublandlord's interest in the Building, whether as a result of the exercise of remedies in a Superior Sublease or mortgage or by operation of law, is sometimes referred to herein as a "Successor Sublandlord." If the Successor Sublandlord does not elect to treat this Sublease as extinguished, upon the Successor Sublandlord's request, Subtenant shall attorn to and recognize the Successor Sublandlord as Subtenant's landlord under this Sublease and shall promptly execute and deliver any instrument that such Successor Sublandlord may reasonably request to evidence the attornment (although no writing shall be required in order to effect or confirm such attornment). Subtenant hereby waives any and all rights to terminate this Sublease, or to treat this Sublease as terminated, as a result of the exercise of remedies or other occurrence that resulted in any transfer to a Successor Sublandlord. If a Successor Sublandlord requests Subtenant's attornment, this Sublease shall continue in full force and effect and as a direct lease between the Successor Sublandlord and Subtenant, upon all of the terms, conditions and covenants set forth in this Sublease, subject to the provisions of Section 24.4.

     17.5 Requirements of Superior Lessor or Mortgagee. If any Superior Lessor or mortgagee requires modification of this Sublease, Subtenant shall, at Sublandlord's request, promptly execute and deliver to Sublandlord instruments effecting the modification that the Superior Lessor or mortgagee requires, provided that such modifications do not adversely affect in a material respect any of Subtenant's rights hereunder.

     17.6 Delivery of Non-Disturbance Agreements. Sublandlord shall use its best efforts, at its sole cost and expense, to promptly provide Subtenant with commercially reasonable non-disturbance agreements in favor of Subtenant from
(i) all present Superior Leases and (ii) all future lessors, mortgagees and lien holders, with respect to all or any part of the Land or the Building which require Subtenant to subordinate its interest under this lease to such leases, liens or mortgages. Sublandlord confirms to the best of its knowledge that the Non-Disturbance and Attornment Agreement dated January 20, 1984, by and among UCBRC, Trumbull, RML and First Interstate, Sublandlord's predecessor in interest, recorded February 15, 1994, as Instrument No. 84-197842 in the Official Records of Los Angeles County, California (the "Master Non-Disturbance Agreement") is unmodified and remains in full force and effect. Sublandlord agrees to exercise commercially reasonable efforts to enforce its rights under the Master Non-Disturbance Agreement at its sole cost and expense.

                                  ARTICLE 18
                                QUIET ENJOYMENT

     So long as Subtenant timely pays all the Rents and performs all of Subtenant's other obligations hereunder within the time periods permitted under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Sublease Term without hindrance by Sublandlord or any person lawfully claiming through or under Sublandlord, subject, nevertheless, to the provisions of this Sublease and to Superior Subleases and mortgages. This covenant is a covenant running with the land, and is not a personal covenant of Sublandlord, except to the extent of Sublandlord's interest in this Sublease and for only so long as such interest shall continue.

                                  ARTICLE 19
                           ASSIGNMENTS AND SUBLEASES

     19.1 Prohibition. Subtenant shall not mortgage, pledge, encumber or otherwise hypothecate this Sublease or the Premises or any part thereof in any manner whatsoever, and any attempt to do so shall be void and a material breach of and default under this Sublease. Except as provided in Section 19.2 and 19.3 below, Subtenant shall not, whether voluntarily, involuntarily, by operation of law or otherwise, sublet all or any part of the Premises, or assign or otherwise transfer this Sublease (or its term and estate), without in each instance obtaining the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, in accordance with this Article. Without limiting the effect of any other provision, Subtenant expressly agrees that it shall not assign, or otherwise transfer this Sublease (or its term or estate) or sublease any portion of the Premises to any person that would conduct any activity in the Premises prohibited by Article 6. Any attempt by Subtenant to sublet all or any part of the Premises or to assign or transfer this Sublease (or its term or estate) or to offer or advertise to do so, without strictly complying with the requirements of this Article, shall be void and a material breach of and default under this Sublease. Except as permitted by Section 19.3 below, use or occupancy of the Premises by a licensee, concessionaire, or any other person other than Subtenant shall be deemed a sublease subject to the provisions of this Article. Subtenant shall submit to Sublandlord, in advance, for Sublandlord's reasonable approval (which shall be granted or denied within ten business days), any advertising or offering materials that Subtenant intends to use in connection with any efforts to sublease, assign or transfer.

     19.2  Corporate and Partnership Transactions.

           (a) Mergers and Stock Transfers. If Subtenant is a corporation, a dissolution of the corporation or a transfer of a majority of Subtenant's voting stock (by one or more transactions, other than the sale of publicly traded stock) shall be deemed an assignment of this Sublease subject to the provisions of this Article; but such provisions (with the exception of Section 19.7) shall not apply to an assignment or deemed assignment of this Sublease on account of the transfer to, or a merger transaction with, a corporation into or with which Subtenant is merged or consolidated or to which substantially all of Subtenant's assets are transferred, provided that (i) a principal purpose of such merger or transfer is not the assignment of this Sublease and (ii) in any of such events proof reasonably satisfactory to Sublandlord of the net worth of Subtenant immediately prior to such transaction and the prospective net worth of Subtenant's successor immediately following such transaction is delivered to Sublandlord at least fifteen (15) days before the effective date of such transaction, and Subtenant's successor shall have a net worth following consummation of such transaction, as reasonably determined by Sublandlord in accordance with generally accepted accounting principles, that is at least equal to the net worth which Sublandlord deems would be reasonably necessary to perform Subtenant's obligations under this Sublease, which in no event shall be less than the net worth of Subtenant as of the date of this Sublease. A duplicate original instrument of assignment and assumption (in which the transferee assumes all obligations of Subtenant under this Sublease) shall have been delivered to Sublandlord on or prior to the effective date of such transaction. Notwithstanding the foregoing, any transfer of Subtenant's voting stock to Focal Entities (defined below) shall not be deemed an assignment of this Sublease so long as Subtenant remains controlled by the same person or persons that control Subtenant prior to such stock transfer. Any change in control of Subtenant following any such stock transfer shall be deemed an assignment by Subtenant hereunder and subject to all of the terms and provisions of this Article.

           (b) Transfer to Affiliates. Sublandlord's approval shall not be required for any assignment or subletting to Focal Entities, provided that (i) such party is a reputable entity of good character and agrees in writing for the benefit of Sublandlord to perform the obligations of Subtenant under this Sublease, (ii) the use of the Premises or the applicable portion thereof shall comply with the "Permitted Use" and with all other terms of this Sublease, (iii) a duplicate original instrument of the assignment or sublease, as the case may be, in form reasonably satisfactory to Sublandlord, and in compliance with the applicable provisions of this Sublease, duly executed by Subtenant and such party, shall have been delivered to Sublandlord within ten (10) days following the effective date of any such assignment or sublease and (iv) the net worth of the Focal Entities bound to perform the obligations of Subtenant under this Sublease is at least equal to the net worth of Subtenant as of the date of this Sublease, it being agreed that no entity shall be deemed released by reason of any transfer to or among the Focal Entities. Such right to assign or sublet to Focal Entities shall be effective only for so long as such assignee or subtenant remains as one of the Focal Entities. Any change of control that results in the assignee or subtenant no longer being one of the Focal Entities shall be deemed an assignment or subletting by Subtenant hereunder and subject to all of the terms and provisions of this Article 19. As used in this Sublease, "Focal Entities" means, Focal Communications Corporation of California, its successors by merger or consolidation, and any corporation or other entity which controls, is controlled by or is under common control with Focal Communications Corporation of California or its successors by merger or consolidation. As used herein "control" of a person means the possession, directly or indirectly, of the power to direct that person's management and policies, whether through the ownership of voting securities or otherwise, as such concepts are commonly interpreted and understood under Federal securities laws.

     19.3 Co-Location of Subtenant Customers. Subtenant shall have the right to allow certain of its customers, consistent with the custom and practice of the telecommunications business, to "co-locate" such customers' ("Providing Parties") telecommunications equipment ("Providing Parties' Equipment") within the Premises to allow such Providing Parties to avail themselves of Subtenant's services consistent with the Permitted Use by Subtenant of the Premises. Such co-location shall not be considered an assignment or sublease by Subtenant, shall not grant any such Providing Parties any possessory interest in the Premises, and, as between Sublandlord and Subtenant, any rights and liabilities with respect to the Providing Parties or Providing Parties' Equipment shall be the sole responsibility of Subtenant, including without limitation the movement thereof in and out of the Premises and the security therefor, in the same manner and to the same extent as if the Providing Parties were Subtenant and Providing Parties' Equipment belonged to Subtenant. With respect to any Providing Parties or Providing Parties' Equipment, the following shall apply:

           (a) Upon Sublandlord's reasonable request, but not more frequently than four (4) times per year, Subtenant shall provide Sublandlord with the names of all Providing Parties at the Premises and reasonable evidence of compliance with the terms of this Section 19.3.

           (b) All agreements with Providing Parties shall be entered into using a form agreement approved by Sublandlord, which agreement shall contain, among other things, that the Providing Party shall have no possessory interest in the Premises or the Building, including an indemnification in favor of Sublandlord and requiring that each of the Providing Parties carry adequate insurance coverage for its equipment and operations at the Premises, which policies shall name Sublandlord as additional insured.

          (c) Sublandlord's liabilities and obligations with respect to the Providing Parties and Providing Parties' Equipment shall only be those of Sublandlord to Subtenant pursuant to and accordance with this Sublease, and Sublandlord shall not have any direct liabilities or obligations, nor shall the Providing Parties have any direct rights or claims against Sublandlord, with respect to the locating, presence or removal of the Providing Parties or Providing Parties' Equipment on or with respect to the Premises.

          (d) Subtenant shall not have the right to permit any Providing Parties or Providing Parties' Equipment to use, possess or in any way be located on or have any involvement with the Premises or any other portions of the Building except to the extent expressly permitted by this Sublease for Subtenant. This Section 19.3 shall not create any additional rights of Subtenant or Providing Parties, or liabilities of Sublandlord, under or with respect to Providing Parties or Providing Parties' Equipment which would not otherwise apply if the Providing Party were Subtenant or the Providing Parties' Equipment belonged to Subtenant.

          (e) Any use and occupancy of the Premises by the Providing Parties, or location of any Providing Parties' Equipment on the Premises, shall be subject to the same provisions, as to termination of possession, removal of property or otherwise, as apply to Subtenant under and in accordance with the provisions of this Sublease. All equipment placed upon the Premises by a third party customer shall remain the personal property of the third party customer, the third party customer shall release Sublandlord from any and all claims arising from the presence of the equipment in, on or about the Premises, and if the Subtenant's rights to possession have been terminated, the third party customer shall agree to remove the equipment within five (5) business days of receipt of notice from Sublandlord, and repair any damage caused by said removal.

          (f) The access rights of the Providing Parties shall be subject to security measures in place at the Building from time to time and all Providing Parties shall comply with the Building's Rules and Regulations and construction rules for the Building.

          (g) All costs and expenses (including reasonable attorneys' fees and costs) incurred by Sublandlord in connection with the installation, maintenance and operation of Providing Parties' Equipment at the Premises shall be borne by Subtenant and shall be payable upon demand as Additional Rent hereunder, including, without limitation, freight elevator, loading dock and security service charges.

     19.4  [Intentionally omitted]

     19.5 [Intentionally omitted]

     19.6 Consent by Sublandlord.

          (a) Sublandlord shall not be required to consider a request for consent to a proposed sublease or assignment unless and until Sublandlord shall have received from Subtenant a written request for Sublandlord's consent to such proposed transfer in accordance with this Section (a "Consent Request"), specifying the conditions for the proposed transfer. Each Consent Request shall include (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant and the nature of its business, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, and (iv) Subtenant's calculation of the annualized rental equivalent or effective assignment price, as the case may be, for the proposed transfer. Provided that all of the foregoing conditions are satisfied and Subtenant is not then in default hereunder beyond any applicable notice and cure period, Sublandlord agrees to act reasonably (subject to the terms of Section 19.6(b)) in considering any such Consent Request. In all other cases, Sublandlord may permit or prohibit any proposed transfer in its absolute and unfettered judgment. If Sublandlord consents to a proposed transfer and it is not actually consummated within 60 days after such consent is given, then such consent shall be of no further force or effect, and Subtenant must submit a new Consent Request to Sublandlord.

          (b) Subtenant acknowledges and agrees that a decision by Sublandlord to disapprove a proposed transfer shall be deemed to have been made in a reasonable manner if any of the following conditions is not satisfied (which conditions, however, shall not be construed as the sole grounds on which Sublandlord may withhold its consent to a proposed transfer):

               (i) The business of the proposed assignee or subtenant and its use of the Premises shall be consistent with the Permitted Use and Section 6.2, shall, in Sublandlord's good faith judgment, be in keeping with the standards of the Building, and will not violate any "exclusive use" right granted to any other tenant or occupant of the Building;

               (ii) The proposed assignee or subtenant shall be a reputable person of good character, with sufficient assets and income, in Sublandlord's reasonable judgment, to bear the financial responsibilities in respect of its sublease (or in the case of an assignment, the Sublease), and Sublandlord shall have been furnished with reasonable proof thereof;

               (iii) Neither the proposed assignee or subtenant, nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, shall be (A) a government entity (or subdivision or agency thereof) unless, and only to the extent, Sublandlord has voluntarily and directly leased space in the Building to a government entity, provided that such government entity proposed by Subtenant is of comparable prestige, character and reputation, and comparable or smaller in size (based on the aggregate amount of rentable square feet voluntarily and directly leased by Sublandlord to such governmental entity), or (B) an occupant of the Building on the date the Consent Request is delivered, or (C) someone with whom Sublandlord has been engaged in discussions regarding the leasing of space in the Building within the six (6)-month period immediately preceding delivery of the Consent Request;

               (iv) The form of the proposed sublease shall be reasonably satisfactory to Sublandlord and shall comply with the applicable provisions of this Article 19;

               (v) The proposed sublease shall not result in there being more than two sublessees within the Premises (including Sublandlord or Sublandlord's designee);

               (vi) The Proposed Sublease Space shall be regular in shape and suitable for normal leasing purposes as a separately demised premises.

     19.7 Miscellaneous.

          (a) Any sublease consented to by Sublandlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Subtenant shall reimburse Sublandlord on demand, as Additional Charges, for any out-of-pocket costs (including reasonable attorneys' fees and expenses up to but not more than $2,500) reasonably incurred by Sublandlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any assignment of this Sublease to which Sublandlord gives its consent shall not be valid or binding on Sublandlord unless and until the assignee executes an agreement in form and substance satisfactory to Sublandlord, expressly enforceable by Sublandlord, whereby the assignee assumes and agrees to be bound by all of the provisions of this Sublease and to perform all of the obligations of Subtenant hereunder.

          (b) Notwithstanding any sublease to any person or any assignment to any person other than Sublandlord (or Sublandlord's designee), or any amendments or modifications subsequent thereto, Subtenant will remain fully liable for the payment of Rents and for the performance of all other obligations of Subtenant contained in this Sublease. Any act or omission of any assignee or subtenant, or of anyone claiming under or through any assignee or subtenant, that violates any of the obligations of this Sublease shall be deemed a violation of this Sublease by Subtenant, unless, in the case of a sublease to Sublandlord or an assignment to Sublandlord or Sublandlord's designee, such act or omission is an act or omission of Sublandlord or Sublandlord's designee or of anyone claiming under or through any Sublandlord or Sublandlord's designee.

          (c) The consent by Sublandlord to any assignment or sublease shall not relieve Subtenant or any person claiming through or under Subtenant of the obligation to obtain the consent of Sublandlord, pursuant to the provisions of this Article, to any subsequent assignment or sublease.

          (d)  [Intentionally omitted]

          (e) With respect to each and every sublease authorized by Sublandlord under the provisions of this Article, it is further agreed that (i) the term of the sublease must end no later than one day before the last day of the Sublease Term; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Sublandlord; (iii) each sublease shall provide that it is subject and subordinate to this Sublease and to all mortgages and Superior Subleases; (iv) Sublandlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Sublease or reentry or repossession of the Premises by Sublandlord, Sublandlord may, at its option, take over all of the right, title and interest of Subtenant, as sublessor, under such sublease, and such subtenant shall, at Sublandlord's option, attorn to Sublandlord but nevertheless Sublandlord shall not (A) be liable for any previous act or omission of Subtenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Subtenant; or (C) be bound by any previous modification of such sublease made without Sublandlord's written consent or by any previous prepayment of more than one month's rent.

          (f) Any material modification or amendment to a sublease shall be deemed a new proposed sublease subject to the terms of this Article, requiring a new Consent Request.

     19.8 Lapse. If Sublandlord gives its consent to a proposed sublease or assignment, and Subtenant fails to deliver to Sublandlord a fully-executed and effective duplicate original of the assignment or sublease to which Sublandlord has consented within 45 days after the giving of such consent, then Sublandlord's consent shall be null and void, and Subtenant shall again comply with all of the provisions and conditions of this Article before assigning this Sublease or subletting all or any part of the Premises.

     19.9 Additional Charges. If Sublandlord shall grant its consent to any proposed sublease or assignment, then Subtenant, in consideration therefor, shall pay to Sublandlord, as Additional Charges, a sum equal to 50% of the aggregate of all sums and other consideration received by Subtenant for or by reason of such proposed transfer (including all rents, charges and other consideration payable to Subtenant under the terms of the sublease or assignment and any collateral agreements, and also sums paid for the purchase or rental of any of Subtenant's Property), as and when such sums and other consideration are received by

Subtenant; provided, however, that such Additional Charges shall be reduced (but not to less than zero) by the following amounts, to the extent that Subtenant shall have furnished to Sublandlord reasonably satisfactory documentation therefor: (a) in the case of a sublease, all Rents theretofore actually paid to Sublandlord by Subtenant hereunder for the subleased portion of the Premises during the term of such sublease (determined based on the ratio of the Rentable Area of the subleased portion of the Premises to the Rentable Area of the Premises, except to the extent that different Basic Rents are specified herein for different portions of the Premises); (b) any reasonable and customary brokerage commissions theretofore actually paid by Subtenant on account of such sublease or assignment; (c) any Additional Charges theretofore actually paid to Sublandlord pursuant to Section 19.7(a) in connection with such assignment or sublease; (d) any reasonable advertising costs theretofore actually paid by Subtenant in connection with such assignment or sublease; (e) any out-of-pocket costs theretofore actually paid by Subtenant in providing concessions to the assignee or subtenant in connection with such transaction (such as the cost of any tenant improvement allowance or other payment provided by Subtenant to such assignee or subtenant); (f) any reasonable fees and charges theretofore actually paid by Subtenant to attorneys, architects and space planners reasonably necessary to effect such assignment or sublease; and (g) the net unamortized or undepreciated cost of any of Subtenant's Property that was paid for by Subtenant (without contribution by Sublandlord) and that is sold to the assignee or subtenant in connection with such assignment or sublease, determined on the basis of Subtenant's federal income tax returns.

     19.10 Acceptance of Rent. If this Sublease is assigned, whether or not in violation of the provisions of this Sublease, Sublandlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Sublease, Sublandlord may, after default by Subtenant and expiration of Subtenant's time to cure such default, collect rent from the subtenant. In either event, Sublandlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Subtenant from the performance by Subtenant of Subtenant's obligations under this Sublease.

     19.11 Actions. If Sublandlord withholds or conditions its consent to a proposed sublease, sub-sublease or assignment and Subtenant believes that Sublandlord did so improperly, Subtenant, as its sole remedy, may prosecute an action for declaratory relief to determine if Sublandlord properly withheld or conditioned its consent, and Subtenant hereby waives and discharges (i) any claims it may have against Sublandlord or Sublandlord's Affiliates for damages arising from Sublandlord's withholding or conditioning its consent and (ii) any right that it may have to terminate this Sublease on account thereof pursuant to
Section 1995.310 of the California Civil Code or otherwise.

                                   ARTICLE 20
                                    NOTICES

     Whenever either of the parties hereto desires to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be given in writing (at the addresses as set forth below) by any of the following means: (i) personal service (including service by overnight courier service); (ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by personal service or United States registered or certified mail, first class postage prepaid, return receipt requested); or (iii) United States registered or certified mail, first class postage prepaid, return receipt requested), and addressed as below. Any notice, demand, request or other communication sent pursuant to items (i) and (ii) of this Article 20 shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to item (iii) of this Article 20, shall be deemed received 3 days following the date identified by the United States Post Office as of the date of deposit in the United States mail. No notice, demand, request or other communication given by any party to the other through electronic mail ("e-mail"), by way of the Internet (whether on a website created for or maintained by a party or otherwise) shall be deemed effective for purposes of this Sublease. Either party may change such address upon written notice to the other party.

     If to Subtenant:    Focal Communications Corporation of California
                         200 North LaSalle Street
                         Chicago, Illinois 60601
                         Attention:  Brian F. Addy

     with a copy to:     Bischoff, Kenney & Niehaus
                         5630 North Main
                         Sylvania, Ohio 43560
                         Attention:  Charles D. Niehaus, Esq.

     If to Sublandlord:  Wells Fargo Bank
                         Corporate Properties Group
                         111 Sutter Street, 22nd Floor
                         San Francisco, California 94163
                         Attn:  Lease Administration

     with a copy to:     Wells Fargo Bank
                         Corporate Properties Group
                         333 So. Grand Avenue, Suite 700
                         Los Angeles, California 90071
                         Attn:  Negotiations Manager

                                  ARTICLE 21
                             ESTOPPEL CERTIFICATES

     Within 10 business days after a request by Sublandlord or Subtenant (the "Requesting Party"), the other party hereto (the "Certifying Party") shall execute an estoppel certificate, in form satisfactory to the Requesting Party, which: (a) certifies that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the expiration date of the Sublease Term and any agreements to extend or renew the Sublease Term or to permit any holding over (and specifies the terms of any such agreements or confirms that none exist); (c) certifies the dates through which Rents have been paid; (d) states whether or not, to the knowledge and belief of the Certifying Party, there exist any defaults by either party hereto in the performance of any of their respective obligations under this Sublease (and specifies any such default); (e) states whether or not, to the knowledge and belief of the certifying party, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default hereunder and, if such an event has occurred, specifies each such event; and (f) states whether Subtenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, or has any other claims against Sublandlord for abatement or rent, damages, or other liability, and, if so, describes them. Such estoppel certificate shall be addressed and delivered as the Requesting Party may reasonably direct. Any estoppel certificate issued pursuant to this Section may be relied upon by the Requesting Party, by the addressee, and by others with whom the Requesting Party may be dealing, regardless of independent investigation. The Certifying Party shall also include in any estoppel certificate such other information concerning this Sublease as the Requesting Party may reasonably request.


                                  ARTICLE 22
                            RELOCATION OF PREMISES

                            [intentionally omitted]


                                  ARTICLE 23
                                    BROKER

     Each of Sublandlord and Subtenant warrants and represents that (a) no brokers except Sublandlord's Broker and Subtenant's Broker (as those terms are defined in Section 1.9) were instrumental in bringing about or consummating this Sublease and (b) it had no conversations or negotiations with any broker except Sublandlord's Broker and Subtenant's Broker concerning the leasing of the Premises by Subtenant. Each of Subtenant's Broker and Sublandlord's Broker shall be compensated by Sublandlord in accordance with the terms of separate written agreements which they have entered into with Sublandlord, as applicable. Each of Sublandlord and Subtenant agrees to indemnify, defend and hold the other harmless from and against any claims for any brokerage commissions, finder's fees or other damages or liabilities relating to such claims by persons other than Sublandlord's Broker and Subtenant's Broker, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys' fees and expenses, to the extent any of such claims result from a breach of the foregoing warranties and representations made by the indemnifying party.

                                  ARTICLE 24
                        EXCULPATION AND INDEMNIFICATION

     24.1 Exculpation. Neither Sublandlord, nor Sublandlord's Affiliates, nor any partner, director, officer, agent or employee of Sublandlord or Sublandlord's Affiliates shall be liable to Subtenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Subtenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except that Sublandlord shall be liable for any such injury, damage or loss to Subtenant to the extent caused by or resulting from the negligence or willful misconduct of Sublandlord or its employees in the operation or maintenance of the Building. Under no circumstances shall Sublandlord, Sublandlord's Affiliates, or any partner, director, officer, agent or employee of Sublandlord or Sublandlord's Affiliates be liable: (a) for any damage caused by other lessees or persons in or about the Building, or caused by operations in construction of any private, public or quasipublic work; or (b) for consequential damages (including, without limitation, lost profits), including as a result of any loss of the use of the Premises or any equipment or facilities therein.

     24.2 Indemnity. Subtenant shall indemnify, hold harmless and defend (utilizing counsel reasonably satisfactory to Sublandlord and the indemnified person) Sublandlord, Sublandlord's Affiliates, all Superior Lessors and mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, causes of action, liability, loss, damage, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising from or in connection with: (a) the conduct or management of the Premises or of any business therein, or any work or act whatsoever done, or any condition created by Subtenant, its subtenants (including any co-location customers), licensees or its or their partners, directors, officers, agents, employees, contractors or invitees in or about the Premises or the Building during the Sublease Term or during the period of time, if any, before the Commencement Date that Subtenant is given access to the Premises; (b) any act, omission or negligence of Subtenant or any of its subtenants or licensees (including any co-location customers) or its or their partners, directors, officers, agents, employees, contractors or invitees; (c) any accident, injury or damage whatsoever (except to the extent caused by Sublandlord's negligence or willful misconduct) occurring in or about the Premises; or (d) any breach or default by Subtenant in the full and prompt payment and performance of Subtenant's obligations under this Sublease; provided that Subtenant shall not be required to indemnify and hold Sublandlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "Claims"), to any person, property or entity resulting from the gross negligence or willful misconduct or breach of this Sublease by Sublandlord or its agents, contractors, servants, employees or licensees, in connection with Sublandlord's activities in the Building (except for damage to Subtenant's Work and Subtenant's Property, fixtures, furniture and equipment in the Premises, to the extent Subtenant is required to obtain the requisite insurance coverage pursuant to this Sublease and to the extent insurance proceeds are available). Further, since Sublandlord is required to maintain insurance on the Building and Subtenant compensates Sublandlord for such insurance as part of Subtenant's Share of Costs of Operation and because of the existence of waivers of subrogation set forth in Section 7.4 of this Sublease, Sublandlord hereby indemnifies and holds Subtenant harmless from any Claim to any property outside of the Premises but only if and to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Subtenant or those of its agents, contractors, servants, employees or licensees.

     24.3 Satisfaction of Remedies. Neither Sublandlord, Sublandlord's Affiliates, nor any successor to Sublandlord's interest, including any Successor Sublandlord (as defined in Section 17.4), shall be personally liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look only to Sublandlord's estate and property in the Land and the Building, and to no other property or assets of Sublandlord or Sublandlord's Affiliates, for the satisfaction of Subtenant's remedies under this Sublease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Sublandlord or Sublandlord's Affiliates. The covenants and agreements contained in this Article shall be enforceable by Sublandlord, Sublandlord's Affiliates, and its and their respective successors and assigns.

     24.4 Transfers of Sublandlord's Interest. The covenants and agreements of Sublandlord under this Sublease shall not be binding on any person at any time holding the interest of Sublandlord (including the original named Sublandlord) subsequent to the transfer of that person's interest in the Building. In the event of such a transfer, the covenants and agreements of Sublandlord thereafter shall be binding upon the transferee of Sublandlord's interest. If Sublandlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to any person, including any transfer upon the exercise of any remedy provided in a Superior Sublease or a mortgage or at law or equity, that person, and each person thereafter succeeding to its interest in the Building or the Land, shall not be: (a) liable for any act or omission of Sublandlord under this Sublease occurring before such sale, assignment or other transfer; (b) subject to any offset, defense or counterclaim accruing before such sale, assignment or other transfer; or (c) bound by any payment, made before such sale, assignment or other transfer, of Basic Rent or Additional Charges more than one month in advance.

                                  ARTICLE 25
                                    PARKING

     Subtenant shall have the non-exclusive right to use nineteen (19) parking privileges in the Parking Garage at no charge to Subtenant for the initial term of this Sublease. All of Subtenant's parking privileges hereunder shall be on a non-exclusive, unreserved basis and shall be subject to such reserved areas for visitor or other tenant parking as Sublandlord may designate. All parking privileges under this Sublease shall be personal to Subtenant (including its employees and visitors) and non-transferable to any other party except for a Subtenant's assignees or subtenants permitted under this Sublease. Subtenant shall comply with the rules, regulations, terms and conditions as Sublandlord or its parking operator may reasonably establish from time to time. Sublandlord agrees to maintain existing lighting levels within the Parking Garage and further agrees that the Parking Garage shall be open and accessible 24 hours per day, 7 days per week, subject to closures due to emergency and necessary closures for scheduled repair and maintenance and work necessary to comply with applicable laws, rules or regulations, it being agreed that Sublandlord shall use commercially reasonable efforts to avoid closures and will conduct necessary closures in a manner that will minimize interference with Subtenant's use of the Parking Garage, including, if reasonably possible, conducting necessary work during other than Building Hours.


                                  ARTICLE 26
                                 MISCELLANEOUS

     26.1 Memorandum of Sublease. Subtenant and Sublandlord shall not record this Sublease. However, at the request of Sublandlord, Subtenant shall promptly execute, acknowledge and deliver to Sublandlord a memorandum of lease with respect to this Sublease sufficient for recording. Such memorandum shall not change or otherwise affect any of the obligations or provisions of this Sublease.

     26.2 Entire Agreement. This Sublease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Sublandlord and Subtenant in connection therewith. Sublandlord has not made and is not making, and Subtenant, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Sublease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged into this Sublease, which alone fully and completely expresses the agreement of the parties.

     26.3 Amendments. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, in whole or in part, unless such agreement is in writing, refers expressly to this Sublease and is signed by Sublandlord and Subtenant.

     26.4 Successors. Except as otherwise expressly provided herein, the obligations of this Sublease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 19 shall operate to vest any rights in any putative assignee, subtenant or transferee of Subtenant.

     26.5 Force Majeure. Sublandlord or Subtenant shall have no liability hereunder, except with respect to any monetary obligations under this Sublease, on account of: (a) the inability of either party to fulfill, or delay in fulfilling, any of its obligations under this Sublease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond that party's reasonable control; or (b) any shutdown, failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water or of any governmental agency, or for any other reason, whether similar or dissimilar to the above, beyond Sublandlord's or Subtenant's reasonable control. If this Sublease specifies a time period for performance of an obligation of Sublandlord or Subtenant, that time period shall be extended by the period of any delay in Sublandlord's performance caused by any of the events of force majeure described above.

     26.6 Post-Termination Obligations. Upon the expiration of the Sublease Term or earlier termination of this Sublease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Sublease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Sublease, may be, performed after such expiration or earlier termination. However, any liability for a payment of Rents or indemnity shall survive the expiration of the Sublease Term or earlier termination of this Sublease.

     26.7 Excavations. If an excavation is made upon land adjacent to or under the Building, or is authorized to be made, then at the request of Sublandlord, Subtenant shall afford persons performing the excavation and shoring license to enter the Premises for the purpose of doing such work as those persons may deem necessary or desirable to preserve and protect the Building from injury or damage and to support the Building. If the excavation work could reasonably be expected to affect any operation of Subtenant, Sublandlord shall notify Subtenant and, to the extent practical and commercially reasonable, shall notify Subtenant of the work needed and shall give Subtenant the reasonable opportunity to take the necessary steps to minimize or avoid interference with Subtenant's business operations. Subtenant shall have no claim for damages or liability against Sublandlord or such persons, and Subtenant's obligations under this Sublease shall not be reduced or otherwise affected. Sublandlord shall have no liability or responsibility with respect to any equipment of Subtenant located outside the Premises, except to the extent Sublandlord approved the work or installation and is provided with plans showing the exact location of such equipment (in which case, Sublandlord's obligation to be limited to the obligation to perform as set forth herein.)

     26.8 Certain Definitions. For the purposes of this Sublease: (a) "Sublandlord" means the Sublandlord herein named or any successor in interest, but only for the time that any such person owns the Building or a lease of the Building in accordance with and subject to the provisions of Section 24.4; (b) "Sublandlord's Affiliates" means Wells Fargo Bank, N.A., and each of its subsidiaries or any parent entity, and any successor-in interest to any of the foregoing, and their respective shareholders, affiliates and related entities;
(c) "laws," "provisions of law" and words of similar import mean laws, statutes, ordinances, building and fire codes, rules, regulations, judgments, rulings, decrees, orders and directives of any or all of the federal, state, county and city governments and all departments, subdivisions, bureaus, courts, agencies or offices thereof, and of any other governmental, public or quasi public authorities having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include successor statutes of similar purpose and import; (d) "person" means any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity; and (e) "business day" means Monday through Friday, except for Holidays described in the first sentence of Section 11.1.

     26.9 Rentable Area. The "Rentable Area of the Building" shall mean 719,000 square feet, and the number of rentable square feet and useable square feet in the Premises, respectively, shall be deemed to be the square footages respectively set forth as the "Rentable Area of the Premises" and the "Useable Area of the Premises" in Section 1.4, which have been calculated in accordance with the method of measurement set forth in Exhibit I. If the Rentable Area of the Premises or the Building is reduced as a result of a partial taking in eminent domain or other circumstance (each a "Redetermination Event") then the Rentable Area of the Premises, the Useable Area of the Premises and the Rentable Area of the Building, to the extent each is affected by such Redetermination Event, shall be reasonably redetermined by Sublandlord's space planner or architect for purposes of this Sublease, in a manner consistent with the measurement standards set forth in Exhibit I. In such event, the Basic Rent shall be adjusted by multiplying it by a fraction, the numerator of which is the adjusted number of square feet of Rentable Area of the Premises, as so redetermined by Sublandlord's space planner or architect, and the denominator of which is the Rentable Area of the Premises prior to such redetermination, and "Subtenant's Share" shall be adjusted to the percentage that the Rentable Area of the Premises bears to the Rentable Area of the Building following such redetermination. Whenever any provision of this Sublease calls for any calculation based upon the Rentable Area of any portion of the Building (including, without limitation, any such calculations required pursuant to Articles 6, 13, 14 or 19), such calculations shall be made based upon the Rentable Area as reasonably determined by Sublandlord's space planner or architect in a manner consistent with the method of measurement set forth in
Exhibit I (and excluding the Parking Garage in the case of any such calculation of the Rentable Area of the Building).

     26.10 Light and Air. No diminution or shutting off of light, air or view by any structure that may be erected on lands in the vicinity of the Building shall in any manner affect this Sublease or the obligations of Subtenant hereunder, or impose any liability on Sublandlord.

     26.11 Joint and Several Liability. If Subtenant at any time comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Subtenant under this Sublease.

     26.12 Sublease Interpretation. This Sublease shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law rules. If any provision of this Sublease or its application to any person or circumstance shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The Table of Contents, Index of Defined Terms, captions, headings and titles of this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Sublandlord or Subtenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. Each covenant, agreement, obligation or other provision of this Sublease on Subtenant's part to be performed shall be deemed and construed as a separate and independent covenant of Subtenant, not dependent on any other provision of this Sublease. Unless otherwise required by the context (or otherwise provided in this Sublease), the words "herein", "hereof" and "hereunder" and similar words refer to this Sublease generally and not merely to the provision in which such term is used. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Sublease and of each provision hereof in which a time of performance is established. All exhibits and any riders appended to this Sublease are hereby incorporated herein and by this reference made a part hereof. The words "including" and "include" shall be interpreted as though followed by the words "without limitation" except where the context otherwise requires.

     26.13 Submission of Sublease. The submission of this Sublease to Subtenant or its broker, agent or attorney for review or signature does not constitute an offer to Subtenant to lease the Premises or the grant of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Sublandlord and Subtenant.

     26.14 WAIVER OF TRIAL BY JURY. THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE

RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

     26.15 Consent to Jurisdiction. Subtenant hereby (a) irrevocably consents and submits to the jurisdiction of the federal courts of the United States of America located in the Central District of California and of any state, county or municipal court sitting in the State of California, County of Los Angeles in respect of any action or proceeding brought therein by Sublandlord against Subtenant concerning any matters arising out of or in any way relating to this Sublease; (b) expressly waives any rights of Subtenant pursuant to the laws any other jurisdictions by virtue of which exclusive jurisdiction of the courts of any other jurisdiction might be claimed; and (c) agrees that the laws of the State of California shall govern in any such action or proceeding and waives any defenses under the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of California. Nothing herein shall affect the right of Sublandlord to commence legal proceedings or otherwise proceed against Subtenant in any other country or jurisdiction in which assets of Subtenant are located or to serve process in any manner permitted by applicable law.

     26.16 Authority. Each individual executing this Sublease on behalf of Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to transact intrastate business in California, with full corporate power and authority to execute and deliver this Sublease, and that each person signing on behalf of Subtenant is authorized to do so.


                                  ARTICLE 27
                                    SIGNAGE

     Subtenant shall be permitted to install appropriate Building standard signage on the entrance doors to the Premises. Such signage will be installed by Sublandlord at Subtenant's sole cost and expense at locations approved by Sublandlord.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Sublandlord and Subtenant have caused their duly authorized representatives to execute this Sublease as of tine date first above written.

SUBTENANT:                          SUBLANDLORD:

FOCAL COMMUNICATIONS                WELLS FARGO BANK, N.A.,
  CORPORATION OF CALIFORNIA,        a national banking association
a Delaware corporation

By:                                 By:
    -------------------------           -------------------------
Name:                               Name:
      -----------------------             -----------------------
Title:                              Title:
       ----------------------              ----------------------

By:                                 By:
    -------------------------           -------------------------
Name:                               Name:
      -----------------------             -----------------------
Title:                              Title:
       ----------------------              ----------------------

                                   EXHIBIT A

                     WORK LETTER FOR SUBTENANT IMPROVEMENTS

     This Work Letter for Subtenant Improvements, including any schedules and exhibits attached hereto (this "Work Letter"), is attached to and forms a part of that certain Sublease dated as of May 19, 1998, by and between WELLS FARGO BANK, N.A., as Sublandlord, and FOCAL COMMUNICATIONS OF CALIFORNIA, a Delaware corporation, as Subtenant (the "Sublease"). Unless otherwise specified, "Article" and "Section" references herein are to Articles and Sections of the body of the Sublease and "Paragraph" references are to paragraphs of this Work Letter.

     1. Definitions. All capitalized terms used herein and not defined shall have the meanings set forth in the body of the Sublease. As used in the body of the Sublease and in this Work Letter:

          1.1 Code. The term "code" means all applicable electrical, building, architectural barrier, zoning, health, safety, seismic, fire, energy and other codes, ordinances, regulations, rulings, interpretations, requirements and relevant provisions of law issued or adopted by the City of Los Angeles, County of Los Angeles, State of California, the United States Government or any other governmental authority.

     2. Base Building Work. The following is in place at the Building as of the date of this Sublease: (1) Building shell; (2) Building core areas, including mechanical, electrical, plumbing, heating, ventilation, air-conditioning, and fire and life-safety systems; (3) core toilet rooms on the office floors of the Building; (4) public stairs; (5) elevators; and (6) main lobby. The work referenced above and the work described in the Base Building Definition attached as Schedule 1 to this Work Letter will be collectively referred to herein as the "Base Building Work". Subtenant acknowledges that it has inspected the Premises and the Base Building Work, is familiar with the condition thereof, and subject to the terms of this Work Letter, accepts the Base Building Work, the Premises, and any existing equipment and improvements located in the Premises absolutely "AS IS," and agrees that, except as otherwise specifically set forth in this Work Letter and the Sublease to which this is an Exhibit, Sublandlord shall not be required to perform any work, install (or remove) any improvements or equipment, or render any services to make the Building or the Premises ready for Subtenant's occupancy. Subtenant acknowledges that some portions of the Premises may have been previously occupied by other tenants and may contain fixtures and improvements, which may be used or removed at Subtenant's option and at Subtenant's sole cost, subject to the terms of the Sublease.

     3.  Subtenant's Work.

         3.1 Definition. Except for the Base Building Work provided by Sublandlord, all tenant improvements in the Premises (including, without limitation, removal or modification of any existing improvements and construction of any necessary demising walls), to prepare the Premises for occupancy by Subtenant, will be performed by Subtenant at Subtenant's sole expense. The improvements to be constructed by Subtenant are referred to in this Work Letter as "Subtenant's Work." Subtenant's Work shall be deemed "Substantially Complete" for purposes of this Sublease as of the date that Subtenant's Work, as described in Subtenant's Plans approved by Sublandlord is complete, subject to reasonable punch list items, including minor details of mechanical adjustment or decoration which do not materially interfere with Subtenant's use of the Premises for business purposes and the City of Los Angeles has issued a temporary Certificate of Occupancy (or reasonable equivalent) for Subtenant's intended use for the Premises.

          3.2 Requirements. All Subtenant's Work is subject to the approval of Sublandlord and must meet the Building construction standards. Subtenant shall be responsible for the design, function and maintenance of all Subtenant's Work. Subtenant shall not specify uses or materials that are subject to an insurance hazard rate different from the rate assigned to the Building as a whole.

          3.3 Heating, Ventilation and Air-Conditioning. Subtenant shall be required to furnish and install as Subtenant's Work all HVAC and related apparatus not included as part of the Base Building Work, including all additional duct, pipe, electrical and mechanical work.

          3.4 Sprinkler System. Subject to Subtenant's right to install and/or convert to a "pre-action" design as permitted in Section 11.11(j) of this Sublease, Subtenant shall install as part of Subtenant's Work all portions of the sprinkler system for the Premises not included as part of the Base Building Work, including, any raising, lowering, moving or adding of sprinkler heads.

          3.5 Life-Safety System. All emergency lighting, exit signs, branch wiring, alarms, smoke detectors, speakers and other devices required by code or desired by Subtenant for the life-safety system in the Premises but not included as part of the Base Building Work, shall be installed as Subtenant's Work.

          3.6 Window, Wall and Floor Coverings. All window, wall and floor coverings shall be installed as Subtenant's Work. Subtenant may utilize any existing mini blinds which are in place in all perimeter windows of Subtenant's Premises in "AS IS" condition, and will not install any other types of window coverings without Sublandlord's prior consent, which shall not be unreasonably withheld, conditioned, or delayed.

          3.7 Floor Loading. Specific sections of the Premises may require loading to a maximum of 200 lbs. per square foot. If Subtenant wishes to design and install structural and/or non-structural modifications to the Premises to accommodate floor loads greater than the existing capacity of 100 pounds per square foot as shown in the Base Building Definition, all of such work shall be considered to be an Alteration which, consistent with the terms of

Article 8, shall be, subject to Sublandlord's approval and subject to all applicable code and engineering design standards. If reinforcing is required, Subtenant, at Subtenant's sole cost and expense, shall reinforce the floors in the areas as specified and designed by Subtenant's structural engineer. Subtenant shall be granted, with reasonable notice, floor access to the space below the Premises for reinforcement of Subtenant's Premises during construction of Subtenant's Work, if required. All charges for additional security and other services needed to accommodate such entry shall be at the sole cost and expense of Subtenant.

          3.8 Ceiling and Floor Tiles. Sublandlord will provide to Subtenant, at Sublandlord's cost and expense, ceiling and floor tiles to the extent such tiles are available in Sublandlord's current inventory. Otherwise, ceiling and floor tiles shall be provided at Subtenant's cost and expense.

     4.   Subtenant's Plans.

          4.1 Description. Subtenant shall have an architect licensed by the State of California ("Subtenant's Architect") prepare architectural plans and specifications for the layout and improvements of the Premises and Subtenant's Work ("Subtenant's Plans"), all in such form and detail as reasonably required by Sublandlord. Subtenant's Plans shall be in form and content sufficient to secure all required governmental approvals. Subtenant shall pay all of the fees and charges of Subtenant's Architect for all of the work required by this Work Letter. Subtenant's Architect shall coordinate with the architect of Sublandlord ("Sublandlord's Architect") and Sublandlord's engineers to assure the consistency of Subtenant's Plans with the plans and specifications for the Base Building Work. Subtenant's Plans shall include the following:

             (a) Space Plan: The "Space Plan" shall be a schematic space plan for the Premises, including a full and accurate description of the size and location of all partitions, doors, furniture and equipment line ups. Before submission to Sublandlord, the Space Plan shall have been reviewed and approved by the Los Angeles Building and Fire Departments, and shall be on file with the Building Department, registered with a preliminary plan check number.

             (b) Final Plans: The "Final Plans" shall consist of all plans and specifications necessary to construct Subtenant's Work, including mechanical and electrical working drawings.

          4.2 Mechanical and Electrical. Subtenant's Plans shall contain all mechanical and electrical working drawings. Mechanical and electrical working drawings shall be prepared at Subtenant's expense by engineers reasonably approved by Sublandlord. Subtenant's Architect shall be responsible for coordination of all engineering work with Subtenant's Plans.

          4.3 Approval by Sublandlord. Subtenant's Plans shall be subject to Sublandlord's reasonable approval. Sublandlord shall have ten (10) business days following receipt of Subtenant's Plans to approve or disapprove the submissions by Subtenant. If Sublandlord fails to approve or disapprove Subtenant's Plans within such 10-business day period, then Subtenant shall have the option to terminate this Sublease by delivering written notice to Sublandlord within five
(5) days following the expiration of such 10-business day period, or extend the Commencement Date for the number of days Sublandlord's approval or disapproval is delinquent, pursuant to the terms of Section 2.4 of the Sublease. The rights described in the foregoing sentence shall be Subtenant's sole remedy for such failure to approve Subtenant's Plans within the time specified. If Sublandlord reasonably disapproves of any of Subtenant's Plans, Sublandlord shall advise Subtenant of the required revisions concurrently with such disapproval. After being so advised by Sublandlord, Subtenant shall promptly submit a redesign, addressing the revisions required by Sublandlord, for Sublandlord's reasonable approval. Sublandlord shall then have five (5) business days to approve or disapprove any resubmittal of Subtenant's plans, and failure to respond within such 5-business day period shall be deemed Sublandlord's approval of such re-submitted plans and specifications. If Sublandlord disapproves Subtenant's redesign within such 5-business day period, then, Subtenant shall have the right to terminate this Sublease within five (5) days following receipt of such disapproval and such termination shall be Subtenant's sole remedy for such disapproval. Notwithstanding the right of Subtenant as set forth herein to terminate this Sublease if Subtenant's Plans are disapproved, if Subtenant's Plans have not been approved within sixty (60) days from the date of this Sublease, the parties agree to promptly meet in good faith to attempt to reach agreement regarding Subtenant's Plans. If Subtenant's Plans are not fully approved within seventy-five (75) days from the date of this Sublease despite the exercise of good faith efforts, either Sublandlord or Subtenant may, as its sole remedy, terminate this Sublease by written notice delivered within ten (10) days following the expiration of such 75-day period. The period for resolving a dispute regarding Subtenant's Plans shall not constitute a delay for purposes of extending the Outside Completion Date pursuant to Section 2.4 of the Sublease. Approval by Sublandlord shall not be deemed to be a representation or warranty by Sublandlord with respect to the safety, adequacy, correctness, efficiency or compliance with law of Subtenant's Plans.

          4.4 Permits. Subtenant's Architect shall be responsible for submission of Subtenant's Plans for plan check by the City of Los Angeles. Any changes required by the City of Los Angeles shall be submitted to Sublandlord for Sublandlord's review and reasonable approval. Subtenant's contractor shall apply for the building permit for Subtenant's Work and Subtenant shall be responsible for and shall pay all fees and expenses for securing the building permit and all other permits necessary for construction of the tenant improvements.

          4.5 "As-Built" Plans. A set of "as-built" plans of the Premises, in such form and detail as reasonably required by Sublandlord, shall be delivered to Sublandlord within sixty (60) days after Subtenant's occupancy.

     5.   Construction of Subtenant's Work.

          5.1 Subtenant's Contractor. Subtenant will enter into a construction contract with a contractor approved by Sublandlord for construction of Subtenant's Work ("Subtenant's Contractor"). Sublandlord agrees to approve or disapprove in writing Subtenant's proposal for Subtenant's Contractor within 4 business days of receiving Subtenant's written proposal. If Sublandlord fails to respond within such 4-business day period, Subtenant's proposal for Subtenant's Contractor shall be deemed approved. Subtenant will inform Sublandlord of the amount of the contract price.

          5.2 Performance. Subtenant shall perform, through Subtenant's Contractor, all work shown on the approved Subtenant's Plans, in accordance with such plans, and in a professional and workmanlike manner and in strict accordance with code. Subtenant shall comply, and will cause its agents, contractors and employees to comply, with all construction rules and regulations of the Building as set forth in Exhibit H to the Sublease (which rules shall be subject to change from time to time upon reasonable advance notice to Subtenant and its contractors).

          5.3 Services During Construction. Sublandlord shall provide to Subtenant's Contractor free of charge all necessary utilities (including water and electricity but not including temporary power), hoisting (but not including an operating engineer), general security and access to the Building and the Premises. Subtenant and Subtenant's Contractors shall also have the right to use the Building's freight elevators and loading dock at no charge during Building Hours, and may use the freight elevators and loading dock outside of Building Hours, subject to a reasonable charge therefor to reimburse Sublandlord for its actual costs, if incurred, of providing such use and such access. Subtenant shall have the non-exclusive use of at least one loading dock and freight elevator during construction. For the services of Sublandlord's engineering personnel in connection with Subtenant's Work (including the cost of accompanying Subtenant or its agents or contractors during the performance or planning of Subtenant's Work outside of the Premises and the performance of Subtenant's Work within the Premises that may affect Building systems, and during the inspection of Building facilities outside of the Premises in connection with the planning of Subtenant's Work, whether prior to or subsequent to the execution of this Sublease), Subtenant shall compensate Sublandlord at the normal hourly rates for such personnel. Sublandlord shall use its commercially reasonable best efforts to provide space for a 40-yard rubbish container within close proximity of the freight elevator or loading dock of the Building throughout the period of constructing Subtenant's Work.

          5.4 Subtenant's Move Into the Premises. Sublandlord shall also provide all necessary utilities, general security and access to the Building and the Premises at no charge to Subtenant during Subtenant's move into the Premises. Subtenant shall have the non-exclusive use of at least one loading dock and one freight elevator during Subtenant's move into the Premises, and shall also have the right to utilize passenger elevators during its move into the Premises. If Subtenant wishes to use the passenger elevators for its move into the Premises, Subtenant shall provide reasonable advance notice to Sublandlord and Sublandlord will provide pads to protect the elevator cab interiors.

          5.5 Labor Harmony. Subtenant acknowledges and understands that the Building is a "union building" and organized labor has a strong presence at the Building. Subtenant agrees to utilize union labor as necessary to maintain labor harmony at the Building. Sublandlord will permit Subtenant's Contractor and subcontractors access to the Premises to perform their work in the proper sequence, provided that the workers and mechanics of Subtenant's Contractor and subcontractors work in harmony with and do not interfere with the labor employed by Sublandlord, Sublandlord's mechanics or contractors or by any other tenant or its contractors. If at any time such entry shall cause disharmony or interference, Sublandlord shall not be liable in any way for any injury, loss or damage which may occur to any of Subtenant's decorations or installations so made before commencement of the term of the Sublease, the same being solely at Subtenant's risk, and Subtenant shall hold Sublandlord harmless from any claim, demand or action arising from activities of Subtenant's Contractor, subcontractors, workers or mechanics. Sublandlord and Subtenant agree to cooperate in good faith in connection with Subtenant's Contractor's entry into the Building and the Premises and the installation of Subtenant's Work. Subject to the provisions of Sections 2.5(b) and (c) of the Sublease, under no circumstances shall Sublandlord be held responsible or liable for any delay whatsoever in the construction of Subtenant's Work.

          5.6 Deliveries. Subtenant's Contractor shall coordinate the scheduling of deliveries of materials with Sublandlord, and the timing of such deliveries shall be subject to Sublandlord's reasonable approval. Sublandlord may require that delivery of construction materials be made at a time other than during Building Hours.

          5.7 Insurance. Throughout the performance of Subtenant's Work, Subtenant, at its expense, shall carry, or cause to be carried, workers' compensation insurance as required by law and general liability insurance, with completed operations endorsements, for any occurrence in or about the Building, in such coverage limits and with insurers in each case meeting the requirements of Article 7 of the Sublease. Sublandlord and the persons specified in Section
7.5 of the Sublease shall be designated as additional insured parties on the insurance policies. Subtenant shall furnish Sublandlord with evidence satisfactory to Sublandlord that such insurance is in effect before the commencement of Subtenant's Work, and, on request of Sublandlord during construction, Subtenant shall provide evidence satisfactory to Sublandlord that the insurance remains in effect.

          5.8 Liens and Violations. Subtenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Subtenant's Work, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, which shall be issued by the Building and Safety Department of the City of Los Angeles or any other public authority. Subtenant shall not utilize materials in Subtenant's Work (except with respect to Subtenant's Property) that are subject to security interests or liens. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Subtenant's Work, Alterations, or any other work, labor, services or materials done for or supplied to Subtenant, or any person claiming through or under Subtenant, including, without limitation, security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding. Subtenant, at its expense, shall satisfy or discharge of record each stop notice, lien or encumbrance within 15 days after it is filed. If Subtenant fails to do so, Sublandlord shall have the right to satisfy or discharge the stop notice, lien or encumbrance by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action. Subtenant shall reimburse Sublandlord on demand for the costs and expenses so incurred by Sublandlord, as Additional Charges, and without regard for any defense or offset that Subtenant may have had against the claimant, but neither Sublandlord's curative action nor the reimbursement of Sublandlord by Subtenant shall cure Subtenant's default in failing to satisfy or discharge the lien or encumbrance.

          5.9 Indemnity. Subtenant will be directly responsible to Sublandlord for the performance of Subtenant's Contractor, and will indemnify, defend and hold harmless Sublandlord, Sublandlord's Affiliates and Sublandlord's managing agent from any cost, expense, claim, lien, loss, damage or liability in connection with the construction contract with Subtenant's Contractor or with the performance of Subtenant's Work.

          5.10 Inspection by Sublandlord. Sublandlord shall have the right to inspect Subtenant's Work at any reasonable time, and may reasonably reject work that does not conform with applicable laws or Subtenant's Plans. In the event of such rejection, the parties shall promptly meet to agree upon a resolution to bring such work into conformity.

          5.11 Code Requirements. Subtenant shall bear all costs and expenses of constructing Subtenant's Work in compliance with code and shall be responsible, at its expense, for obtaining, and, if requested by Sublandlord, furnishing copies to Sublandlord of, all governmental permits, certificates, and approvals necessary for the commencement and prosecution of Subtenant's Work and for final approval thereof upon completion.

          5.12 Construction Supervision Fee. Sublandlord may, at its option, retain a construction supervisor to oversee the construction and performance of Subtenant's Work and Subtenant agrees to pay the costs of any construction supervisory fee not to exceed $4,000.00.

                           SCHEDULE 1 TO WORK LETTER

                            BASE BUILDING DEFINITION

      [ALL SUBJECT TO REVIEW AND REVISION TO REFLECT LOWER LEVEL II]

FLOORS

Floor Leveling                The concrete floors of the Building will have a
                              floor level variance of no more than 1/4 inch per 10 feet, non-cumulative

Floor Loading                 The floor loading capacity in the Building is as
                              follows:

                              Live Load:  100 lbs. per SF

                              Partition Load:  125 lbs. per SF

--------------------------------------------------------------------------------

DROPPED CEILING AND           Dropped ceilings and lights shall be provided
LIGHTS                        "as-is".

-------------------------------------------------------------------------------

ELEVATORS                .      The Building has 4 passenger elevators serving
                                Lower Level II.

                         . The Building has 2 service/freight elevators serving Lower Level II.

-------------------------------------------------------------------------------

HVAC


System Description       .      The Building's HVAC system specifications
                                for Lower Level II are as follows:

                                A single VAV duct system serviced by 3 fanrooms; heating is supplied by return air across light fixtures.

Temperature Specifications    The HVAC on Lower Level II meets the
                              following temperature specifications:


                       Schedule 1 to Exhibit A - Page 1

                         .   Design population:  160 RSF per person

                         .   Average air circulation: 1.0 cfm/rsf

                         .   Indoor air temperature:

                             . Summer: 68-74 degrees Fahrenheit and 50% relative humidity

                             . Winter: 68-74 degrees Fahrenheit (plus or minus 2 degrees)

                         .   Outdoor air temperature:

                             . Summer: 95 degrees Fahrenheit dry bulb, 74 degrees Fahrenheit wet bulb

                             .  Winter:  30 degrees Fahrenheit dry bulb

                         . Fresh outdoor air ventilation to be provided at a minimum of 0.15 cfm per rentable square foot.

--------------------------------------------------------------------------------


ELECTRICAL CAPACITY      .   The Building will provide 8 watts per RSF for
                             Subtenant's lights and outlets.  Total power in
                             the building is 4 2,500 KVA; 5,600 amp services.
--------------------------------------------------------------------------------

FIRE & LIFE-SAFETY       .   The Building is fully sprinklered.

                         . The Building is equipped with a Honeywell Fire & Life-Safety system throughout the entire structure.


                       Schedule 1 to Exhibit A - Page 2

                                   EXHIBIT B

                           FLOOR PLAN OF THE PREMISES


                                   [Diagram]

                                   EXHIBIT C

                                    FORM OF
                      MEMORANDUM OF SUBLEASE COMMENCEMENT

     This Memorandum of Sublease Commencement is made as of ______________, by WELLS FARGO BANK, N.A., a national banking association ("Sublandlord"), having an office c/o Corporate Properties Group, 333 South Grand Avenue, Suite 700, Los Angeles, California 90071, Attention: Negotiations Manager, and FOCAL COMMUNICATIONS OF CALIFORNIA, a Delaware corporation ("Subtenant") having an office at 200 North LaSalle Street, Chicago, Illinois 60601, Attention: Brian F. Addy. Sublandlord and Subtenant agree to and acknowledge the following matters:

     1. Sublandlord and Subtenant have entered into that certain Office Sublease dated May 19, 1998, (the "Sublease"), covering office space containing square feet of Rentable Area in The Garland Center Building, located at 1200 West Seventh Street, Los Angeles, California, as more particularly described in the Sublease.

     2. All terms defined in the Sublease shall have the same meaning when used in this Memorandum of Sublease Commencement.

     3. The Commencement Date of the Sublease is ___________________, and the Expiration Date of the Sublease is the January 31, 2009.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have caused their duly authorized representatives to execute this Memorandum of Sublease Commencement as of the date first above written.

SUBTENANT:                             SUBLANDLORD:

FOCAL COMMUNICATIONS                   WELLS FARGO BANK, N.A.,
  CORPORATION OF CALIFORNIA,           a national banking association
a Delaware corporation

By:                                    By:
    ------------------------------         --------------------------------
Name:                                  Name:
      ----------------------------           ------------------------------
Title:                                 Title:
       ---------------------------            -----------------------------


By:                                    By:
    ------------------------------         --------------------------------
Name:                                  Name:
      ----------------------------           ------------------------------
Title:                                 Title:
       ---------------------------            -----------------------------

                                   EXHIBIT D
                              THE GARLAND CENTER
                           1200 WEST SEVENTH STREET
                             RULES AND REGULATIONS

     These Rules and Regulations are attached to and form a part of that certain Sublease (the "Sublease") dated as of May 19, 1998, by and between WELLS FARGO BANK, N.A., a national banking association ("Sublandlord") and FOCAL COMMUNICATIONS CORPORATION OF CALIFORNIA, a Delaware corporation ("Subtenant"). In the event of any conflict between the terms of the Sublease and these Rules and Regulations, the terms of the Sublease shall prevail.

     1. The rights of each tenant in the Common Area and entrances, corridors, elevators and other public areas servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. Neither Sublandlord nor any tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators, plazas, and other facilities of the Building or the Common Area by any other tenants except as may be incident to Subtenant's Permitted Use. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the Sublandlord, tenants, their employees, licensees or invitees. Neither the Sublandlord nor any tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, doorways, elevators, fire exits or stairways of the Building or the Common Area. Sublandlord reserves the right to control and operate the public portions of the Building and the Common Area, in such manner as it, in its reasonable judgment, deems best for the benefit of the tenants generally. No tenant and no invitees or employees of any tenant shall be allowed on the roof of the Building, except as otherwise allowed in the Sublease.

     2. Sublandlord may refuse admission to the Building during the days and hours specified in Rule 35 to any person not known to the watchman in charge or not having a pass issued by Sublandlord or the tenant whose premises are to be entered or not otherwise properly identified, and Sublandlord may require all persons admitted to or leaving the Building outside of Building Hours to provide appropriate identification and to register. Sublandlord shall not be held responsible or liable for damages for any error with regard to the admission to or exclusion from the Building of any person unless properly identified. Subtenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Sublandlord for all acts or omissions of such persons. Any person whose presence in the Building or the Common Area at any time shall, in the reasonable judgment of Sublandlord, or its representatives, be prejudicial to the safety, character or reputation of the Building, the Common Area or of its tenants may be denied access to the Building or the Common Area or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Sublandlord may prevent all access to the Building or the Common Area by closing the doors or otherwise for the safety of the tenants and protection of property in the Building or the Common Area.

     3. Subtenants shall obtain ice, drinking water, food, beverage, linen, barbering, shoe-polishing, floor-polishing, cleaning, janitorial, plant-care or other similar services only from vendors who have registered with the Building office and who have been reasonably approved by Sublandlord for provision of such services in the Building.

     4. The cost of repairing any damage to the public portions of the Building or to the Common Area, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by the tenant.

     5. [Intentionally omitted]

     6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Sublandlord, which consent may be withheld in the sole and absolute discretion of Sublandlord. In the event of the violation of the foregoing by any tenant, Sublandlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors or the Building directory shall, if and when approved by Sublandlord, be inscribed, painted of affixed for each tenant by Sublandlord at the expense of such tenant, and shall be of size, color and style acceptable to Sublandlord.

     7. [Intentionally omitted]

     8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules except by a newsstand licensed by Sublandlord.

     9. No bicycles, vehicles or animals (except any which are providing handicap assistance) of any kind shall be brought into or kept in or about the premises of any tenant of the Building or the Common Area.

     10. Subtenants shall permit no noise, vibration or odor to escape from their premises. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building or the Common Area.

     11. Subtenants and their contractors, employees, agents, visitors and licensees shall not at any time bring into or keep upon any tenant's premises or in the Building any foul or noxious gas or substance or any inflammable, explosive or otherwise Hazardous Substance

     12. No locks or bolts of any kind which are not operable by the grand master key for the Building shall be placed upon any of the doors by any tenant, nor shall any changes be made in locks or the mechanism thereof which would make such locks inoperable by the grand master key. Additional keys for a tenant's premises and toilet rooms shall be procured only from Sublandlord, who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Sublandlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by such tenant, and in the event of the loss of any keys furnished by Sublandlord, such tenant shall pay to Sublandlord the cost thereof.

     13. All equipment removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other sizeable object or matter of any description, must take place during such hours, in such elevators and in such manner as Sublandlord or its agent may reasonably determine from time to time. Persons employed to move safes and other heavy objects shall be reasonably acceptable to Sublandlord. Before moving large quantities of furniture and equipment into or out of the Building, tenants shall notify Sublandlord and shall comply with Sublandlord's reasonable requirements concerning the time and manner in which the work shall be performed. All labor and engineering costs incurred by Sublandlord in connection with any moving, including a reasonable charge for overhead and profit, shall be paid by tenant to Sublandlord, on demand. Sublandlord shall not be responsible for loss or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of tenant.

     14. Sublandlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building any objects or matter which violate any of these Rules and Regulations or the lease of which this
Exhibit is a part. Sublandlord may require any person leaving the Building with any package or other object or matter to submit a pass issued by the tenant from whose premises the item is being removed, listing the item. This rule shall not be deemed to impose any responsibility or liability on Sublandlord for the protection of any tenant against the removal of property from the premises of such tenant. Sublandlord shall in no way be liable to any tenant for damages or loss arising from the reasonable admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this rule or of other of these Rules and Regulations.

     15. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of food, liquor, drugs or tobacco in any form, or as a barber, beauty or manicure shop, or as a school or classroom except for internal training by the Subtenant, unless such use has been specifically approved by Sublandlord. No tenant shall use or permit its premises or any part thereof to be used for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind. These prohibitions supplement the prohibited uses specified in the lease of which this Exhibit is a part.

     16. Sublandlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Sublandlord's sole and absolute judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Sublandlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

     17. Sublandlord shall have the right to reasonably prescribe the weight, size and position of safes and other objects of excessive weight unless such activity is consistent with the design specifications of the Premises approved by the Sublandlord and is required by Subtenant's Permitted Use, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the reasonable judgment of Sublandlord, the concentrated weight of any heavy equipment will exceed the structural capacity of the Building and it will be necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in compliance with plans reasonably approved by Sublandlord.

     18. Except as may be required by Subtenant's Permitted Use of the Premises and approved by Sublandlord, no machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Machines and mechanical equipment that Sublandlord permits a tenant to install and use shall be so equipped, installed or maintained by the tenant as to prevent any noise, vibration or electrical or other interference from being transmitted from the tenant's premises to any other area of the Building.

     19. Sublandlord, its contractors, and their respective employees shall have the right to reasonably use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

     20. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

     21. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Sublandlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Sublandlord.

     22. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     23. No tenant or other occupant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

     24. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or the enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Sublandlord, might cause any such impairment or interference.

     25. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The sinks and toilets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. A tenant shall be liable to Sublandlord for all damages resulting from any misuse of the fixtures by the tenant or the tenant's servants, employees, agents, visitors or licensees. All garbage receptacles used in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of the tenant.

     26. All entrance doors in a tenant's premises shall be left locked by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights and entirely shut off all water faucets.

     27. Hand trucks shall not be used in the Building unless they are equipped with rubber tires and side guards.

     28. Subtenant shall not obstruct, alter or in any way impair the efficient operation of the Building heating, ventilating and air conditioning systems and shall not place furniture, equipment or other objects where they would interfere with air flow. Subtenant shall not tamper with or change the setting of any thermostats or temperature control valves in the office area portions of the Premises.

     29. [Intentionally omitted]

     30. [Intentionally omitted]

     31. [Intentionally omitted]

     32. Sublandlord shall have the right, exercisable with 30 days' prior notice and without liability to tenant, to change the name and street address of the Building of which the premises are a part. The name of the Building, as reflected in the Building's signage from time to time, may not be used for any purpose without the prior written consent of the party or entity that is the legal owner of such name and/or logo.

     33. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Sublandlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

     34. [Intentionally omitted]

     35. Sublandlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 7:00 P.M. and 7:00 A.M., and at such other times as Sublandlord may deem advisable for the adequate protection and safety of the Building, its tenants and property in the Building, so long as 24-hour, 365-day access is available to the Premises. Sublandlord shall not be responsible or liable for damages for any error with regard to the admission to or exclusion from the Building of any person; provided that Sublandlord allow such person a reasonable opportunity to adequately identify himself/herself.

     36. Subject to Subtenant's rights under the Sublease as specifically set forth therein, Sublandlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant or give rise to any liability on the part of Sublandlord. Sublandlord shall not be responsible or liable to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

     37. Subtenant shall neither contract for, nor employ any labor in connection with, the maintenance, cleaning or other servicing of the Premises without the prior consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Subtenant shall not use (and upon notice from Sublandlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Sublandlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Area.

     The following Rules and Regulations pertain to the loading dock of the Building (the "Loading Dock") and the freight elevator(s) and apply during periods of construction as well as during the Lease Term:

     38. The Loading Dock hours are 6:00 a.m. to 6:00 p.m., Monday through Friday. The dock is closed on Saturday, Sunday and Legal Holidays.

     39. All deliveries of furniture, equipment supplies, fixtures, merchandise, and other materials to or from the Building and the Premises must be made through the Loading Dock by means of the freight elevators.

     40. Any deliveries totaling more than two (2) elevator loads must be coordinated through the Office of the Building at (213) 239-5202.

     41. Reservation of freight elevators after hours with an operator is a billable service. Arrangements for this service must be coordinated through the Office of the Building.

     42. Vehicles for any freight reservation may arrive 15 minutes before the scheduled time.

     43. The Loading Dock speed limit is 5 MPH.

     44. The maximum height for trucks using the Loading Dock is 13'6". The maximum length is 54'.

     45. The parking limit in a dock lane is 30 minutes. After the freight has been delivered or dropped off, vehicles must leave the dock as soon as possible.

     46. Drivers who leave their vehicles must check their keys in with Building Security. All unattended vehicles must be locked and all items secured.

     47. Trucks will not be allowed to leave their motors running.

     48. Drivers are to remain with their vehicles unless making a delivery in the building.

     49. Parking of vehicles for other than the purpose of loading and unloading goods is prohibited. No private vehicles are allowed to park in the Loading Dock at any time.

     50. All accidents must be reported to the Office of the Building immediately. An Incident Report must be filed in all cases.

     51. Tenants receiving deliveries must have their address (including suite or location number) clearly indicated on all packages and/or shipping documents.

     52. Large deliveries must be delivered between the hours of 06:00 a.m. and 08:00 a.m., after 03:00 p.m. or on weekends. Contractors will be responsible for cleaning the service area used following the delivery of construction material.

     53. Unless previously approved by building management, use of the pallet jack is prohibited.

     54. Hard hats must be worn at all times in construction areas and safety policies are strictly enforced.

     55. No material or equipment shall be left on the Loading Dock.

     56. Unless previously approved, there will be no entering or exiting by contractors through the lobby levels. No equipment, tools, materials etc. shall be transported through the building lobby at any time.

     57. No person will be allowed to remove property through the Loading Dock without an authorized property removal pass from the removing floor.

     58. Foremen and superintendents should make contact with the Office of the Building and provide a phone number for their location.

     59. Any delivery person found placing graffiti on any part of the property will be charged for its clean up and will be banned from the use of the Loading Dock.

     60. Neither Building Management nor ownership shall be responsible for the loss of items left in the dock area.

     61. If for some reason a vehicle must be left unattended by the driver, the driver must leave the vehicle keys with Building Security. Due to the size and activity of the dock area, it is necessary for Building Security to keep the keys of any unattended vehicles so that they may be moved in order to accommodate other delivery vehicles. The turning in of keys is not required if the driver remains with the vehicle.

     62. Delivery personnel are responsible for the clean up of any fallen debris or spills resulting from or occurring during pickup or delivery.

                                   EXHIBIT E

                            [Intentionally omitted]

                                   EXHIBIT F

                            [Intentionally omitted]

                                   EXHIBIT G

                           JANITORIAL SPECIFICATIONS


A.   GENERALLY

     The intent of this Exhibit G is to clarify the parties' expectations of the character of cleaning services to be provided at the Building. It is agreed that cleaning services shall be consistent with those that provided in Comparable Buildings (as defined in the Sublease).

B.   JANITORIAL SPECIFICATIONS FOR SUBTENANT'S PREMISES

     The following services will be provided in Subtenant's office space only. No services will be provided to switching or equipment rooms except upon specific written agreement.

     1. Nightly Services - five nights per week (Monday through Friday), between the hours of 6:00 p.m. and 5:00 a.m., or another schedule to be reviewed and approved by Sublandlord and Subtenant, excluding Holidays.

          a.   Vacuum all carpets.

          b. Dust mop all stone, ceramic tile, marble and other unwaxed or untreated flooring with treated dust mops. Damp mop to remove spills and water stains as required. Clean waxed or treated flooring as necessary.

          c. Dust all desks, office furniture and files and counters with treated dust cloths.

          d.   Dust all telephones as necessary.

          e. Empty all waste paper baskets and other trash containers. Install or replace trashcan liners as required.

          f.   Remove all trash from floors to the designated trash areas.

          g.   Return chairs and waste baskets to proper positions.

          h.   Clean all water fountains.

          i.   Sweep and clean as necessary all service stairwells.

          j.   Wipe clean smudged bright work.

          k.   Spot clean carpets, as required.

          l. Clean lunchroom furniture, vending areas and exterior surfaces of appliances.

          m. Janitorial staff will have no obligation (a) to wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Subtenant Premises.

     2.   Weekly Services

          a. Dust all low reach areas, including chair rungs, structural and furniture ledges, base boards, wood paneling, molding, handrails and railings, etc.

          b.   Wipe clean and polish all bright work.

          c.   Sweep all stairways throughout Building.

          d.   Dust window frames and sills.

          e. Remove all fingermarks and smudges from doors, partitions, walls, woodwork, window frames, mullions and ledges, wall switches and outlet plugs on floors and walls.

     3.   Quarterly Services

          a. Dust all high reach areas, window sills, including tops of door frames, structural and furniture ledges, air conditioning diffusers and return grills, tops of partitions, picture frames, etc.

          b.   Dust building standard Venetian blinds.

          c. Wash all stone, ceramic tile, marble and other unwaxed or untreated flooring.

          d.   Wash floors in public stairwells.

     4.   Annual Services

          a.   Interior glass shall be cleaned once per year.

          Note: The cleaning of partition glass within the Premises shall be done at the sole cost of Subtenant, and not as a part of regular janitorial services.

     5.   Specialty for Raised Flooring

          The following will be provided only upon request by Subtenant and at an additional charge therefor.

          Underfloor cleaning to include:

          a.   Remove all floor tiles.

          b.   Remove dust, dirt and debris

          c.   Clean all tile rests.

          d.   Wipe and clean all power cables.

          e.   Vacuum and clean the underfloor.

          f.   Vacuum and clean channels and supports.

          g.   Re-align all tiles.

          All work to be performed under the supervision of janitorial project manager. Notification of security and engineering is required to prevent initiation of false fire alarms.

C.   RESTROOM SPECIFICATIONS

     1. Nightly Services - five nights per week (Monday through Friday), excluding Holidays.

          a. Restock all restrooms with supplies including paper towels, toilet tissue, seat covers and hand soap, as required.

          b.   Restock all sanitary napkin dispensers as required.

          c. Wash and polish all mirrors, dispensers, faucets and bright work with disinfectant cleaners.

          d. Wash and sanitize all toilet bowls, toilet seats, urinals and sinks with disinfectant cleaner.

          e.   Mop all restroom floors with disinfectant solution.

          f.   Empty all waste and sanitary napkin receptacles.

          g.   Remove all restroom trash to the designated trash areas.

          h. Spot clean fingerprints, marks and graffiti from walls, partitions and wall switches as required.

     2.   Monthly Services

          a.   Wash and polish all wall tile and stall surfaces.

          b.   Machine scrub restroom floors with disinfectant solution.

          c.   Wash waste cans and receptacles.

                                   EXHIBIT H

                          BUILDING CONSTRUCTION RULES


     The following are general rules and regulations governing all work in the Building, including Subtenant's Work and any Alterations (collectively, "Subtenant's work"). The manager for the Building ("Building Manager") will be Sublandlord's representative in coordinating and supervising Subtenant's work. Nothing contained in these Construction Rules shall (i) create any contractual obligations for Sublandlord or Building Manager in connection with Subtenant's work or (ii) in any way affect, modify or supersede any of the terms set forth in this Sublease. The Construction Rules may be modified and supplemented from time to time as Sublandlord may reasonably require for the proper monitoring and control of construction at the Building.

     1. Neither Building Manager nor Sublandlord will be responsible for any material, equipment, tools or other property belonging to Subtenant's general contractor for Subtenant's work, or any subcontractors, employees, agents or others associated in any way with Subtenant's work.

     2. The Building is equipped with a freight elevator serving all floors. The contractor and all construction personnel must use only the freight elevator for transportation of workers, materials and equipment. No contractor or any construction personnel, nor any materials or equipment, are permitted in, nor shall any of the foregoing be transported in, the passenger elevators. If the contractor or any construction personnel are found in the passenger elevators, the contractor or subcontractor may be removed from the job and the elevators will be immediately inspected for damage. All damage resulting from such use shall be corrected by Building Manager at Subtenant's expense.

     3. The contractor shall furnish Building Manager with a list of subcontractors prior to commencement of Subtenant's work. This list will include phone numbers and contacts for the contractor and each subcontractor, including home and emergency telephone numbers. Any persons not on the approved contractor list will be denied access to the Premises. NO EXCEPTIONS. Access badges, authorizing access to the Premises, will be issued by Building Manager to all personnel designated by the contractor on such list. The contractor and all construction personnel working over the weekend and after the normal hours shall provide Building Manager with a list of workers 24 hours prior to the worker being on site or they will be denied access. The list should also include an estimated time the contractor and all construction personnel will be working, the location of the work to be done, the number of employees and the working supervisor who will be present in the Building during the performance of the work. Any deviation will require Building Manager's approval.

     4. Unless Building Manager requires otherwise, all contractors and other construction personnel shall enter and exit through the loading dock or main lobby at all times. Additionally, all contractors and subcontractors shall sign in and sign out at the security desk. Building security personnel have the right to inspect all tool boxes of any and all construction personnel upon departure from the Building. Loading dock and freight elevator procedures and hours will be provided by Building Manager.

     5. When working on a tenant-occupied floor, all deliveries are to be accepted, moved and delivered to the contracted suite by 7:30 a.m. All equipment and material deliveries shall be made at the loading dock or service entry between the hours of 6:00 p.m. and 6:00 a.m. Monday through Friday or all day Saturday and Sunday via a freight reservation. If deliveries are to be made at other times, prior approval must be obtained from Building Manager. At no other time will material be transported through the Building lobby or public areas unless specifically authorized in writing. When making deliveries, reinforced, nonstaining masonite board acceptable to Building Manager must be installed by the contractor (in a manner approved by Building Manager) to protect all wall and floor finishes, including the freight elevator. The contractor and subcontractors shall consult with Building Manager for complete rules and procedures relating to corridor, elevator and public area protection. All contractors and other construction personnel shall leave the Building lobby and other public areas in a neat and clean condition consistent with other Comparable Buildings (including, without limitation, sweeping and mopping the lobby floors, dusting all furniture in the lobby and otherwise removing all debris and dust) and otherwise in a condition satisfactory to Building Manager and Sublandlord. Subtenant shall be responsible for all costs incurred by Building Manager if this clean-up work is not performed satisfactorily.

     6. The contractor must notify Building Manager prior to conducting any of Subtenant's work that will require ceiling access, specifying the areas that will be worked on and the length of time needed to complete or perform work in the space.

     7. No drilling, hammering, loud noise, vibrations or disturbances of any nature will be allowed during the business day (i.e., from 7:00 a.m. to 7:00 p.m., Monday through Friday, and from 9:00 a.m. to 2:00 p.m. on Saturday).

     8. The contractor shall keep all spaces affected by Subtenant's work clean at all times, including all public areas such as corridors, restrooms, janitor's closets, etc. The contractor shall erect and maintain dust barriers at all exit areas of construction and proper dust covers (including walk-off mats) on the floors at exit areas of construction and at the doors to the freight elevator. The contractor is responsible for taking all extra precautions to safeguard the floors, walls and/or elevators from damage which may be caused by the movement of materials, equipment or debris.

     9. Sprinkler shut down and construction procedures:

          a. The contractor or the subcontractor requiring the shutdown and draining of the fire sprinkler system on any floor must follow the Building's procedures for this process.

          b. All work performed on fire sprinklers and/or fire standpipes must be scheduled with The Building Chief Engineer at least 24 hours in advance.

          c. Isolation and draining of the sprinkler system must be done by the Building Engineering Department.

          d. Prior to start of work, the contractor must report to Building Manager on the loading dock, and the contractor will be given instructions and assistance. Building supplied shut-off tags are to be placed on all closed valves.

     10. Construction personnel shall at all times maintain the highest level of project cleanliness. All construction waste and debris shall be removed via the freight elevator or stairs to the loading dock on a daily basis and shall not be allowed to accumulate or produce a fire hazard. No construction waste or debris may be placed in the Building dumpster/compactor. The contractor and all construction personnel shall provide for removal of waste and debris from the Building at their own expense, and shall dispose of all waste and debris in an environmentally safe manner and in full compliance with all laws and ordinances. If a dumpster is required (space allowing), the location must be approved by Building Manager. If the contractor fails or refuses to keep such spaces free of accumulated waste, debris, dust, etc., Building Manager reserves the right to enter such spaces (including the Premises) and to clean and remove the debris, dust, etc. at Subtenant's expense. In addition, all public areas, i.e., corridors, restrooms, janitor's closets, etc. shall be maintained and kept free of construction debris, dust, etc.

     11. Removal of combustible objects such as cardboard, empty paint cans, paint rags and other combustible materials shall occur on a daily basis; such objects shall be disposed of in an approved receptacle and in an environmentally safe manner in full compliance with all laws and ordinances. The storage of all flammable liquids (paint, lacquer thinners, paint thinners, etc.) shall be in UL approved fire rated (for flammable liquids) storage cabinets or the liquids are to be removed from the Building daily. If such liquids are to be stored in the proper storage cabinets, Building Manager shall be notified of their existence, location and quantity. Upon completion of Subtenant's work, all remaining flammable liquids shall be removed from the Building and disposed of in an environmentally safe manner in full compliance with all laws and ordinances. Any flammable or hazardous materials (i.e. paint) may only be stored on the Premises with permission of Building Manager who shall designate an area for such storage. No gasoline operated devices (e.g., concrete saws, coring machines, welding machines, etc.) shall be permitted within the Building. All work requiring such devices shall be performed by means of electrically operated substitutes. All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be promptly removed from the Building.

     12. All electrical and telephone rooms on construction floors are to be kept clean and orderly at all times and must be locked at the end of each workday. These rooms cannot be used as storage for tools or supplies. At the end of each day, all garbage and wire remnants are to be removed and a clear pathway maintained to all panels. Initial access to electrical and telephone equipment rooms must be arranged through Building Manager. Keys will be issued by Building security. Doors to electrical and telephone equipment rooms may not be propped or blocked open in any way. Subtenant equipment may not be installed in electrical rooms. All panels are to be replaced and properly labeled upon completion of work. All penetrations through floors, walls and ceilings shall be properly fire rated upon completion.

     13. Upon completion and termination of all electrical circuits, and before energizing, the contractor must notify the Building's engineer so that a neutral to ground bonding test can be performed.

     14. Specific restrooms will be designated for use by construction personnel. The contractor is responsible for maintenance while using such designated restrooms. Upon completion of Subtenant's work, the contractor will be responsible for restoring all designated restrooms to their original state. Anyone found using restrooms other than those specified, or anyone using the janitorial closets, will be subject to dismissal. No one is permitted to use the janitorial closets without Building Manager permission. Janitors' slop sinks cannot be used for disposal of flammable material, hazardous waste or drywall.

     15. Any use of telephone room chase way must be approved in advance by the Building's engineer.

     16. Construction personnel are not permitted to block open stairway doors and electrical room doors. These doors provide the fire protection required by code. Continued violation of this provision shall be subject to a $300 fine. Janitorial doors shall be kept closed at all times on occupied tenant floors. During construction of Subtenant's work, stairwells and fire doors leading to stairwells may not be blocked with materials, equipment, trash or debris of any kind. Fire doors may not be propped or blocked open in any fashion or in any way. Keys will be issued by Building security. Stairwells may not be used for the storage of any equipment, materials, trash or debris of any kind and are to be kept clear at all times. During construction of Subtenant's work, air conditioning smoke dampers may not be propped open.

     17. All smoke detectors in the construction areas are to be protected during construction, demolition, sweeping, clean-up or other operations that may cause considerable dust or smoke. At the end of each work day, after the dust has settled, each smoke detector that has been protected during the day is to be uncovered to ensure proper operation.

     18. Each contractor and all construction personnel are to take adequate precautions to prevent the accidental tripping of the fire alarm system. False alarms shall be fined at

$400 per offense. All management and other costs connected with resetting false alarms initiated by the contractor or any construction personnel will be charged to the Subtenant's account. At completion of every work day, the fire-life-safety system shall be left trouble and alarm free. The contractor must notify the Building's engineer of said status before leaving the job site.

     19. The contractor must provide and keep available at least four currently certified 10 pound ABC fire extinguishers on each floor during construction. They are to be placed inside the controlled area, and all workers are to be informed as to their location and proper use. In addition, construction personnel shall be informed by their supervisors of the means of egress from the floor in case of an emergency, location of fire pull stations and locations of wet stand pipes.

     20. All "J" boxes and fire-life-safety conduits that are installed during the construction of Subtenant's work must be marked with red spray paint. All fire-life-safety wiring must be done strictly in accordance with Building specifications (contact the Building's engineer for such wire specifications). Failure to adhere to the required color code may result in costly, time-consuming rewiring. Only life-safety contractors designated or approved by Building Manager will be allowed to install and/or connect life-safety devices (i.e., speakers, pull stations and smoke detectors).

     21. Prior to core drilling, the contractor must inform Building Manager of the locations of the core drill for the review and approval of the Building's engineer. All core drills are to be located from the underside to prevent damage to any of the exposed fire-life safety conduits on the underside of the decking. If cores are to be wet-drilled, slurry run-off shall be contained and must not be allowed to reach tenant areas below the construction. Any slurry that does migrate to the floor below shall be cleaned by the contractor at its expense. Coring hours will be 8:00 p.m. to 7:00 a.m. Any penetrations made in steel structural beams are to be approved in advance by the Building's engineer and permitted by government authorities, if applicable.

     22. Any damage sustained during construction of Subtenant's work to electrical rooms, telephone rooms, storage closets, janitor closets, restrooms, or freight lobbies is the responsibility of the Subtenant. A list of pre-existing damage to these areas should be submitted to Building Manager, and should be acknowledged by Building Manager, prior to commencement of Subtenant's work.

     23. The contractor must notify Building Manager at least 24 hours prior to commencing any painting or varnishing. Any spray painting with solvent based paints must be preapproved by the Los Angeles Fire Department. Painting of elevator doors is to be supervised by the elevator maintenance company appropriate to the Building.

     24. Building Manager shall at all time have access to the areas in which Subtenant's work is ongoing regardless of its state, preparation and progress. Building

Manager reserves the right to inspect work, stop work and/or have a worker removed from the job at any time during Subtenant's work if these Rules and Regulations are not being followed.

     25. The Building shall provide electrical service consisting of 120V outlets with 15A/20A capacity. Any power requirements in excess of that listed per the Sublease shall be the responsibility of the contractor. The contractor shall provide temporary electrical devices within the Premises for its subcontractors' use. The contractor will not be permitted to run extension cords through public space. The contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The Building shall pay for normal electrical consumption during the construction process. All lights and equipment must be turned off at the end of the contractor's business day. If the contractor or any construction personnel leave lights or equipment on during off hours, Building Manager reserves the right to receive from Subtenant just compensation for excessive electrical consumption.

     26. The contractor and each subcontractor shall implement and maintain an accident prevention program and an employee safety training program. Proof of compliance with CALOSHA Rule SB198 must be submitted to Building Manager. All persons on the job, regardless of whose direct payroll they are on, are required to respond to safety instructions from the contractor's supervisor. Persons who do not respond shall be removed from the job.

     27. The contractor shall cover all return air transfers when working next to a tenant-occupied space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. The contractor shall keep all tenant entrance and exit doors closed to restrict the movement of dust or dirt and shall close-off temporary openings with polyurethane approved by the Los Angeles Fire Department. Due to local fire codes, no openings may be made on a tenant-occupied floor to the corridor unless materials are being delivered. All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus temporary filter should be added to the existing filter). Pre-filters should be installed over all return air openings until finished floors are installed. If Building filters or equipment require replacement or cleaning due to construction dust, the contractor will be charged. The contractor shall verify with the Building's engineer prior to installation of pre filters.

     28. Upon completion of Subtenant's work, the contractor shall submit complete sets of marked-up as-built drawings and record documents to the architect (or space planner) for approval. Upon approval, these shall be forwarded to Building Manager. In addition, Building Manager shall be allowed to obtain, at no cost to Subtenant or the contractor, copies of manuals for each item of equipment and apparatus furnished in connection with the Subtenant's work.

     29. At the completion of Subtenant's work, the contractor and each subcontractor, along with Building Manager's Building maintenance personnel, shall direct the checkout of utilities, operation systems and equipment for readiness, shall assist in their initial start-up and testing by subcontractors and shall provide general familiarization training for Building Manager personnel during the checkout and startup period.

     30. No tobacco smoking or chewing will be permitted in occupied or public areas. Smoking is allowed only in designated areas approved by Building Manager. It is understood that Building Manager, in its sole discretion, may choose not to designate any approved areas in the Building for smoking.

     31. No radios or other non-functional sound producing equipment will be permitted on any floor (unless required by code).

     32. Respect must be shown to the Building tenants at all times. Rude and obscene behavior, including foul and abusive language, will be not be tolerated. Offenders will be asked to remove themselves from the Premises and shall not be permitted to return.

     33. All work performed within the Building's conduits, risers and pathways (including, without limitation, cabling or wiring to the rooftop of the Building), work on the rooftop and work which affects or may reasonably be expected to affect Building systems (such as plumbing, electrical, HVAC, fire-life-safety, emergency power or the like) must be performed by bonded contractors or subcontractors specifically approved in advance by Sublandlord. Upon request, the Building Manager will provide Subtenant with a list of approved contractors or subcontractors for certain types of projects. Access to the rooftop shall be scheduled in advance with the Building Manager. A Building engineer shall accompany all persons performing work or inspecting equipment on the rooftop, including in the case of emergency, except as otherwise agreed in Subtenant's Sublease. If rooftop access is required during other than Building Hours, Subtenant shall pay the cost of the Building's engineer for the time spent accompanying Subtenant's contractor or other agent to the rooftop.

     34. No one shall be allowed to endanger the Building, its premises or its occupants in any manner whatsoever. If such a situation occurs, the contractor, any subcontractor, supplier, etc., shall immediately take steps to correct and eliminate the hazardous condition. In the event that the contractor's personnel fail to perform in a satisfactory manner, the Building Manager reserves the right to immediately take steps to remedy the hazard at the contractor's expense.

     35. All corrective work or work performed in occupied spaces at any time must be scheduled and approved by Building Manager and must be immediately cleaned up by the workmen prior to their leaving the job or at the end of the business day if the project is on going. The contractor shall be responsible for all costs incurred by Building Manager if this clean-up work is not performed satisfactorily.

     36. All traffic control, flagmen, barricades, etc., as may be necessary or required by any agency having jurisdiction shall be the sole responsibility of and at the expense of the contractor.

     37. Subtenant shall contact the Building Manager to schedule work on the following Building systems: (Any disruption of services will be scheduled at Building Manager's discretion.)

          A.   Domestic water.
          B.   Fire alarm or speaker.
          C. Electrical tie-ins to Base Building or the addition of equipment to any suite other than the subtenant suite except subpanels located within the subtenant premises.
          D.   Sprinkler system.
          E. Any work that will take place outside the demised subtenant premises.
          F.   Any tie-ins that may affect other subtenant spaces.

If a Building alarm is turned off for the contractor's work, the contractor must notify Building Manager upon completion so the system can be tuned back on as soon as possible.

     38. No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the Premises and will not be allowed to return. In addition, all repairs will be at the contractor's expense.

     39. Wet paint signs must be posted in all public areas when appropriate.

     40. The contractor/subcontractors may park in designated spaces only. Any vehicles found in unauthorized spaces will be subject to towing.

     41. No contractor shall be allowed to start any work in the Building without having a current certificate of insurance on file with Building Manager. The contractor must keep current insurance certificates on all subcontractors. Any contractor or subcontractor performing work found not to have current insurance will be immediately ordered off the Premises. General contractors shall list the following as additionally insured:

                            Wells Fargo Bank. N.A.
                            ----------------------
                              Jones Lang Wootton
                              ------------------

     42. The contractor/subcontractors shall obtain and pay for a City of Los Angeles business license.

     43. The contractor/subcontractors shall obtain at their expense, all permits and licenses necessary to perform the work and shall obtain at their expense, all permits and licenses necessary to perform the work and shall comply will all laws, ordinances, State and

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Federal government regulations, and all rules or regulations of any board or commission or other duly qualified body.

     44. All work shall be performed in accordance with all applicable laws and the rules and regulations of all City, State and Federal agencies having jurisdiction over the work.

     45. No work is to be performed, nor materials stored in public areas. No staging of trucks or materials will be allowed in areas which may affect traffic flow to the surrounding properties or ingress and egress to Building entrances, fire lanes, reserved parking areas, etc.

     46. Rubber wheels are required on all vehicles transporting materials in the Building.

     47. All equipment and material will be designed and attached for seismic loading in accordance with governmental agencies having jurisdiction over the work.

     48. Material storage shall be limited to the following area of the tenant floor: intended construction area.

     49. The contractor, or its agent, shall provide safety barricades or cables at floor penetrations.

     50. Subtenant shall take such action as is necessary to confirm that all contractors, subcontractors and other construction personnel are aware of these construction rules, including, if necessary, requiring each to sign a copy hereof.

     The Loading Dock and freight elevator rules and regulations contained in Exhibit D (Rules and Regulations) shall also apply to periods of construction.

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                                   EXHIBIT I

                        BUILDING MEASUREMENT GUIDELINES

           THE GARLAND CENTER, 1200 WEST SEVENTH STREET, LOS ANGELES


          "Useable Area" shall mean the useable square footage of space to be measured, calculated pursuant to the standards set forth in ANSI Z65.1-1996, promulgated by the Building Owners and Managers Association.

          "Rentable Area" shall mean the product of (a) the Useable Area of the space to be measured, calculated as described above, times (b) 1.15.

          The Useable Area of the Premises, Rentable Area of the Premises and Subtenant's Share will be calculated and agreed upon prior to execution and delivery of this Sublease.

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